    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 2007


                                                            FILE NO. 333-127999
===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                               Amendment No. 4 to
                                    FORM S-1


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                        ALPHA SECURITY GROUP CORPORATION
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                        6770                                   03-0561397
         (State or other jurisdiction of                (Primary Standard Industrial                    (I.R.S. Employer
          incorporation or organization)                 Classification Code Number)                 Identification Number)


                              328 WEST 77TH STREET
                            NEW YORK, NEW YORK 10024
                                 (212) 877-1588
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                              STEVEN M. WASSERMAN
                              328 WEST 77TH STREET
                            NEW YORK, NEW YORK 10024
                                 (212) 877-1588
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   Copies to:

      SAM SCHWARTZ, ESQ.                           DOUGLAS S. ELLENOFF, ESQ.
        EISEMAN LEVINE                            LAWRENCE A. ROSENBLOOM, ESQ.
LEHRHAUPT & KAKOYIANNIS, P.C.                    ELLENOFF GROSSMAN & SCHOLE LLP
       805 THIRD AVENUE                         370 LEXINGTON AVENUE, 19TH FLOOR
   NEW YORK, NEW YORK 10022                         NEW YORK, NEW YORK 10017
        (212) 752-1000                                   (212) 370-1300
   FAX NO.: (212) 355-4608                          FAX NO.: (212) 370-7889

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
                 TITLE OF EACH CLASS OF                  AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
              SECURITIES TO BE REGISTERED                 REGISTERED       PER UNIT(1)           PRICE(1)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one share of Common Stock,
  $.0001 par value, and one Warrant(2) ...............     6,900,000          $10.00           $ 69,000,000          $    7,383
-----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock included as part of the
  Units(2) ...........................................     6,900,000              --                     --                  --(3)
-----------------------------------------------------------------------------------------------------------------------------------
Warrants included as part of the Units(2) ............     6,900,000              --                     --                  --(3)
-----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying the Warrants
  included in the Units(4) ...........................     6,900,000         $  8.00           $ 55,200,000          $    5,907
-----------------------------------------------------------------------------------------------------------------------------------
Representative's Unit Purchase Option                              1         $   100           $        100          $        0
-----------------------------------------------------------------------------------------------------------------------------------
Units underlying the Representative's Unit Purchase
  Option ("Representative's Units")(4) ...............       210,000         $ 11.00           $  2,310,000          $      248
-----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock included as part of the
  Representative's Units(4) ..........................       210,000              --                     --                  --(3)
-----------------------------------------------------------------------------------------------------------------------------------
Warrants included as part of the Representative's
  Units(4) ...........................................       210,000              --                     --                  --(3)
-----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying the Warrants
  included in the Representative's Units(4) ..........       210,000         $  8.00           $  1,680,000          $      180
-----------------------------------------------------------------------------------------------------------------------------------
Total ................................................                                         $128,190,100          $13,716.35(5)
-----------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.
(2) Includes 900,000 Units and 900,000 shares of Common Stock and 900,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3) No fee pursuant to Rule 457(g).
(4) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.
(5) $16,135 previously paid.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
===============================================================================

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



PRELIMINARY PROSPECTUS            SUBJECT TO COMPLETION, DATED JANUARY 17, 2007


                                  $60,000,000


                          [Alpha Security Group LOGO]


                                6,000,000 units

   Alpha Security Group Corporation is a Business Combination CompanyTM, BCCTM, formed in April 2005. A BCC is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an unidentified operating business. We intend to focus on identifying a prospective target business in the U.S. homeland security or defense industries or a combination thereof. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not contacted any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction.


   This is the initial public offering of our securities. We are offering 6,000,000 units at an offering price of $10.00 per unit. Each unit consists of one share of common stock and one warrant to purchase one share of common stock. Prior to this offering no public market has existed for the units, our common stock or the warrants. Each warrant entitles the holder to purchase one share of our common stock at a price of $8.00. Each warrant will become exercisable on the later of our completion of a business combination or ___________, 2008
[the first anniversary of the date of this prospectus], and will expire on ___________, 2011 [the fourth anniversary of the date of this prospectus], or earlier upon redemption.



   There is presently no market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol "_______" on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols "_______" and "_______", respectively.


   INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                             UNDERWRITING
                                            PUBLIC           DISCOUNT AND      PROCEEDS, BEFORE
                                        OFFERING PRICE    COMMISSIONS (1)(2)    EXPENSES, TO US
                                        --------------    ------------------   ----------------
Per unit............................      $     10.00         $     0.63          $      9.37
Total...............................      $60,000,000         $3,780,000          $56,220,000



---------------
(1) Does not include a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.10 per unit ($600,000 in total) payable to Maxim Group LLC.
(2) Includes deferred underwriting compensation in the amount of 3% of the gross proceeds, or $0.30 per unit (up to $1,800,000), payable to Maxim Group LLC only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed. The deferred underwriting compensation will be equal to 5% of any of the gross proceeds from the sale of units acquired pursuant to the exercise of the underwriters' over-allotment option, or $0.50 per unit, for total deferred underwriting compensation to Maxim Group LLC of up to $2,250,000 if the over-allotment option is exercised in full.

   Of the net proceeds we receive from this offering and the private placement, $60,000,000 ($68,820,000 if the underwriters' over-allotment option is exercised in full) will be deposited into a trust account at JP MorganChase
New York, New York maintained by American Stock Transfer & Trust Company acting as trustee. This amount includes up to $1,800,000 ($0.30 per unit), or $2,250,000 ($0.50 per over-allotment unit if the underwriters' over-allotment option is exercised in full) which will be paid to Maxim Group LLC if a business combination is consummated, but which will be forfeited by Maxim
Group LLC if a business combination is not consummated. As a result, our public stockholders will receive, subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by our officers and directors, the full purchase price of $10.00 per unit
(plus a portion of the interest earned on the trust account, but net of: (i) taxes payable on interest earned and State of Delaware franchise taxes, and
(ii) up to $1,825,000 of interest income earned on the trust account ($1,925,000 if the over-allotment option is exercised in full), released to us to fund our working capital and dissolution and liquidation expenses if we fail to consummate a business combination. We shall not be entitled to draw upon the interest income earned on the $1,800,000 in deferred underwriting discounts (or $2,250,000 if the underwriters' over-allotment option is exercised in full), which will be paid to Maxim Group LLC if a business combination is consummated, but which will be forfeited by Maxim Group LLC if a business combination is not consummated. Under Delaware law, claims of our creditors will have priority over the distribution to our stockholders of amounts held in the trust account.

   We are offering the units for sale on a firm commitment basis. Maxim Group LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about _____________, 2007.

MAXIM GROUP LLC                                      I-BANKERS SECURITIES, INC.
Sole Bookrunner

               THE DATE OF THIS PROSPECTUS IS             , 2007

   Prior to the closing of this offering, Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors and Constantinos Tsakiris, a member of our board of directors, will have purchased an aggregate of 320,000 units from us at a price of $10.00 per unit ($3,200,000 in the aggregate) in a private placement under the Securities Act of 1933, as amended. Such units are identical to the units in this offering. The holders of the private placement units will not have any right to any liquidation distribution with respect to the shares included in such units in the event we fail to consummate a business combination and the warrants included in such private placement units will expire worthless. Furthermore, these units are subject to transfer restrictions which expire on the earlier of: (i) a business combination or (ii) our dissolution and liquidation.

   We have granted the underwriters a 45-day option to purchase up to 900,000 additional units solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

                               TABLE OF CONTENTS



                                                                            Page
                                                                            ----
Prospectus Summary ......................................................      1
Summary Financial Data ..................................................     14
Risk Factors ............................................................     16
Use of Proceeds .........................................................     36
Dilution ................................................................     41
Capitalization ..........................................................     43
Management's Discussion and Analysis of Financial Condition and Results
  of Operations..........................................................     44
Proposed Business .......................................................     47
Management ..............................................................     62
Principal Stockholders ..................................................     69
Certain Relationships and Related Transactions ..........................     71
Description of Securities ...............................................     74
Underwriting ............................................................     81
Legal Matters ...........................................................     87
Experts .................................................................     87
Where You Can Find Additional Information ...............................     87
Index to Financial Statements ...........................................    F-1


   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

   We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

   This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

   Business Combination Company(TM) and BCC(TM) are service marks of Maxim Group LLC.

                               PROSPECTUS SUMMARY

   This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to Alpha Security Group Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and that Maxim Group LLC has not exercised its purchase option.

   The term "business combination" as used in this prospectus means an acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination, of one or more operating businesses in the homeland security or defense industries or a combination thereof.


   As used in this prospectus, a "target business" shall include assets or an operating business in the U.S. homeland security or defense industries or a combination thereof.


   The term "initial stockholder" as used in this prospectus refers to those persons that held shares of our common stock prior to the date of this prospectus.

   The term "public stockholder" as used in this prospectus refers to those persons that purchase the securities offered by this prospectus and any of our initial stockholders that purchase these securities either in this offering or afterwards, provided that our initial stockholders' status as "public stockholders" shall only exist with respect to those securities so purchased.

   The term "trust account" as used in this prospectus means a trust account at JP MorganChase, New York, New York maintained by American Stock Transfer and Trust Company, acting as trustee.

   The term "special advisor" as used in this prospectus means Michael Weinstein, who has served as a special advisor to us since June 2005.

   Unless the context indicates otherwise, numbers in this prospectus have been rounded and are, therefore, approximate. All share and per share information in this prospectus gives retroactive effect to a 0.80-for-1 reverse stock split effected in September 2006.

                                  THE COMPANY

   We are a Delaware blank check company, also known as a Business Combination Company(TM) or BCC(TM), formed in April 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating businesses in the U.S. homeland security or defense industries or a combination thereof. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. To date our efforts have been limited to organizational activities as well as activities related to this offering.


   As a result of the events of September 11, 2001 and the war on global terrorism, many defense industry-based companies expanded their businesses into the homeland security industry in order to take advantage of their existing government sales channels and expand the market for their products and services. Accordingly, we believe the current environment is conducive to the purchase of one or more operating businesses engaged in the U.S. homeland security industry or the defense industry or a combination thereof, in order to capitalize on such businesses' existing government contracts and relationships.


   Our management, board of directors and special advisor have established an extensive network of relationships from which to identify and generate acquisition opportunities within the homeland security and defense industries. Certain of our directors have extensive experience in the defense sector and more recently in homeland security, including serving at the highest levels of the United States Armed Forces and the Department of Homeland Security as well as in high levels of government. In addition, we believe the experience of our officers and directors in investment banking and private equity investments will be beneficial in structuring and consummating a business combination.

   We are focused on a business combination in the U.S. homeland security or defense industries, or a combination thereof, which includes, among others, the following sectors:

          o    nuclear and radiological prevention;

          o    ground transport security;

          o    aviation security;

          o    port and maritime security;

          o    border security;

          o    physical infrastructure protection;

          o    cyber security;

          o    emergency and disaster preparedness and response;

          o    bioterrorism prevention;

          o    counterterrorism and law enforcement;

          o    domestic and foreign intelligence;

          o information technology solutions, systems engineering and operation, management and support services to the U.S. Department of Defense and other U.S. government agencies; and

          o support services related to defense for the various U.S. national laboratories.


   While we may seek to effect business combinations with more than one target business in the U.S. homeland security or defense industries or a combination thereof, our initial business combination must be for assets or with a target business the fair market value of which is at least equal to 80% of our net assets at the time of such acquisition (exclusive of Maxim Group LLC's deferred underwriting compensation, including interest thereon, held in the trust account). Consequently, it is likely that we will have the ability to effect only a single business combination. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount greater than 80% of our net assets at the time of acquisition. We have not made any agreements or arrangements, or had any preliminary discussions, with respect to financing arrangements with any third party. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Additionally, neither we nor any of our agents or affiliates have been approached by any candidates or representatives of any candidates with respect to a possible business combination with our company. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement a plan of dissolution and distribution which will include the liquidation of our trust account to our public stockholders.

   Our officers and directors will not receive any compensation in this offering other than reimbursement for out-of-pocket expenses incurred by them on our behalf, which includes an aggregate of $187,800 in loans made to us in May, 2005 by Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors, and Robert B. Blaha, our Chief Management Officer, Executive Vice President and a director, and an additional loan of up to $200,000 to be made by Mr. Wasserman prior to the closing date of this offering to pay for offering expenses. Also, we have agreed to pay ASG Management, Inc., an affiliated third party of which Mr. Wasserman and Mr. Blaha are principals, $7,500 per month for office space and certain additional general and administrative services.


   Our executive offices are located at 328 West 77th Street, New York, New York, 10024, and our telephone number at that location is (212) 877-1588.

                               PRIVATE PLACEMENT


   No less than two days before the effectiveness of the registration statement of which this prospectus forms a part, Steven M. Wasserman, our Chief
Executive Officer, President and Co-Chairman of our board of directors and Constantinos Tsakiris, a member of our board of directors, will purchase from us an aggregate of 320,000 units at $10.00 per unit in a private placement
(Mr. Wasserman will purchase 50,000 units and Mr. Tsakiris will purchase 270,000 units). Messrs. Wasserman and Tsakiris will pay the purchase price for the private placement units out of their own funds and will not receive, directly or indirectly, any cash or other consideration from any party in order to make these purchases. Such funds will not be borrowed from any third party. Such units are identical to the units in this offering. Each unit consists of one share of common stock and one warrant. Each warrant is exercisable into one share of common stock at $8.00 per share and will become exercisable on the later of: (i) the completion of a business combination with a target business or (ii) one year from the date of this prospectus. The
warrants will expire at 5:00 p.m., New York City time, on [    ], 2011, FOUR
YEARS FROM THE DATE OF THIS PROSPECTUS.

   All of the gross proceeds from the sale of the 320,000 units in the private placement, or $3,200,000, will be deposited into the trust account. The units (including the underlying shares and warrants) offered in the private placement contain restrictions prohibiting their transfer until the earlier of the consummation of a business combination or our dissolution and liquidation and will be subject to a lock-up agreement and held in accounts established by each of Mr. Wasserman and Mr. Tsakiris with Maxim Group LLC until such time as the restrictions on transfer expire. Mr. Wasserman and Mr. Tsakiris will not request, and Maxim Group LLC will not grant, any waiver of the lock-up agreement. Furthermore, in each case, these units may not be transferred other than in accordance with the Securities Act of 1933, as amended. The holders of these units have agreed to vote the shares of common stock included in such units in favor of a business combination brought to the stockholders for their approval, and have waived their rights to exercise redemption with respect to a potential business combination or participate in any liquidation distribution occurring upon our failure to consummate a business combination.


                               INCENTIVE WARRANTS


   Before the closing of our private placement, we will issue an aggregate of 1,353,000 warrants, each to purchase our common stock and which we refer to as our incentive warrants, of which 264,580 warrants will be issued to Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors and 1,088,420 warrants will be issued to Constantinos Tsakiris, a member of our board of directors. The incentive warrants will be exercisable at $.01 per share. The incentive warrants are only exercisable following the consummation of a business combination as follows: (i) 676,500 incentive warrants beginning six months thereafter, (ii) 338,250 incentive warrants beginning nine months thereafter and (iii) the balance of 338,250 incentive warrants beginning 12 months thereafter. The number of exercisable incentive warrants at each of the aforementioned periods will be pro rata among the holders of incentive warrants (based upon each holder's percentage ownership of the aggregate number of incentive warrants). Holders of the incentive warrants are entitled to exercise the incentive warrants by payment in cash of the exercise price or on a "cashless" basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock underlying the warrant minus the exercise price of the warrant) into shares of common stock. We will not accelerate the vesting of the incentive warrants. The incentive warrants will expire at 5:00 p.m., New York City time, on [ ], 2012, FIVE YEARS FROM THE DATE OF THIS PROSPECTUS. The purpose of issuing the incentive warrants is to provide an additional incentive or inducement to Mr. Wasserman and Mr. Tsakiris to find and consummate a successful business combination.

                                  THE OFFERING


   In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team and the U.S. homeland security and defense industries targeted by us for an acquisition, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our existing stockholders' initial equity investment is below that which is required under the guidelines of the North American Securities Administrators' Association, Inc. and we do not satisfy such association's policy regarding sound financial condition. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 16 of this prospectus.

Securities offered: . . . . . . . . . .  6,000,000 units, at $10.00 per unit, each unit consisting of:

                                             o    one share of common stock;
                                                  and

                                             o    one warrant

                                         The units will begin trading on or
                                         promptly after the date of this
                                         prospectus. Each of the common stock
                                         and warrants may trade separately on
                                         the 90th day after the date of this
                                         prospectus unless Maxim Group LLC,
                                         the representative of the
                                         underwriters, determines that an
                                         earlier date is acceptable based on
                                         its assessment of the relative
                                         strengths of the securities markets
                                         and small capitalization companies in
                                         general, and the trading pattern of,
                                         and demand for, our securities in
                                         particular. If Maxim Group LLC
                                         permits separate trading of the
                                         common stock and warrants prior to
                                         the 90th day after the date of this
                                         prospectus, we will issue a press
                                         release and file a Current Report on
                                         Form 8-K with the SEC announcing when
                                         such separate trading will begin. In
                                         no event will Maxim Group LLC allow
                                         separate trading of the common stock
                                         and warrants until we file an audited
                                         balance sheet reflecting our receipt
                                         of the gross proceeds of this
                                         offering. We will file a Current
                                         Report on Form 8-K, including an
                                         audited balance sheet, upon the
                                         consummation of this offering, which
                                         is anticipated to take place four
                                         business days from the date of this
                                         prospectus. The audited balance sheet
                                         will include proceeds we receive from
                                         the exercise of the over-allotment
                                         option if the over-allotment option
                                         is exercised prior to the filing of
                                         the Current Report on Form 8-K. If
                                         the over-allotment option is
                                         exercised following the initial
                                         filing of the 8-K, an amended Form 8-
                                         K will be filed to provide updated
                                         financial information reflecting the
                                         exercise of the over-allotment
                                         option. For more information, see
                                         "Description of Securities -- Units."

Common stock:

 Number outstanding before
    this offering:. . . . . . . . . . .  1,900,000 shares, which includes
                                         320,000 shares purchased in the
                                         private placement


 Number to be outstanding after
    this offering:. . . . . . . . . . .  7,900,000 shares

Public Warrants:

 Number of public warrants
    outstanding before this offering: .  None

 Number of public warrants to be
    outstanding after this offering
    and the private placement:. . . . .  6,000,000 warrants


 Exercisability:  . . . . . . . . . . .  Each warrant is exercisable for one share of common stock. The public
                                         warrants, at the option of the
                                         holder, may be exercised by cash
                                         payment of the exercise price or by
                                         "cashless exercise." A "cashless
                                         exercise" means that, in lieu of
                                         paying the aggregate exercise price
                                         for the shares of common stock being
                                         purchased upon exercise of the
                                         warrants in cash, the holder will
                                         forfeit a number of shares underlying
                                         the warrants with a market value
                                         equal to such aggregate exercise
                                         price. We will not receive additional
                                         proceeds to the extent the warrants
                                         are exercised by cashless exercise.


 Exercise price:  . . . . . . . . . . .  $8.00 per share


 Exercise period: . . . . . . . . . . .  The public warrants will become exercisable on the later of:


                                             o    the completion of a business
                                                  combination with a target
                                                  business, or

                                             o    _________________, 2008 [ONE
                                                  YEAR FROM THE DATE OF THIS
                                                  PROSPECTUS]


                                         The public warrants will expire at
                                         5:00 p.m., New York City time, on
                                         ________________, 2011 [FOUR YEARS
                                         FROM THE DATE OF THIS PROSPECTUS] or
                                         earlier upon redemption.

 Redemption:  . . . . . . . . . . . . .  We may redeem the outstanding public warrants (including any warrants
                                         issued to Maxim Group LLC if it
                                         exercises its unit purchase option):


                                             o    in whole and not in part (and
                                                  only in conjunction with the
                                                  redemption of the private
                                                  placement warrants),

                                             o    at a price of $.01 per
                                                  warrant at any time after the
                                                  warrants become exercisable,

                                             o    upon a minimum of 30 days'
                                                  prior written notice of
                                                  redemption, and

                                             o    if, and only if, the last
                                                  sale price of our common
                                                  stock equals or exceeds
                                                  $14.25 per share for any 20
                                                  trading days within a 30
                                                  trading day period ending
                                                  three business days before we
                                                  send the notice of
                                                  redemption.


                                             o    We have established these
                                                  criteria to provide public
                                                  warrant holders with a
                                                  premium to the initial
                                                  warrant exercise price as
                                                  well as a degree of liquidity
                                                  to cushion the market
                                                  reaction, if any, to our
                                                  redemption call. If the
                                                  foregoing conditions are
                                                  satisfied and we call the
                                                  warrants for redemption, each
                                                  warrant holder shall then be
                                                  entitled to exercise his or
                                                  her warrant prior to the date
                                                  scheduled for redemption, by
                                                  payment of the exercise price
                                                  in cash or on a "cashless
                                                  exercise" basis in lieu of
                                                  paying the exercise price in
                                                  cash as described in this
                                                  prospectus. However, there
                                                  can be no assurance that the
                                                  price of the common stock
                                                  will exceed the call trigger
                                                  price ($14.25) or the warrant
                                                  exercise price after the
                                                  redemption call is made.

Private Placement Warrants:

 Number of private placement warrants
    outstanding before this offering and
    the private placement . . . . . . .  None

 Number of private placement warrants
    outstanding after this offering and
    the private placement . . . . . . .  320,000

Exercisability: . . . . . . . . . . . .  Each private placement warrant is exercisable for one share of common
                                         stock.

Exercise price: . . . . . . . . . . . .  $8.00

Exercise period:. . . . . . . . . . . .  The 320,000 private placement warrants will become exercisable on
                                         the later of:

                                             o    the completion of a business
                                                  combination; or


                                             o    [______________], 2008 [ONE
                                                  YEAR FROM THE DATE OF THIS
                                                  PROSPECTUS].


                                         The private placement warrants will
                                         expire at 5:00 p.m., New York City
                                         time, on [______________], 2011 [FOUR
                                         YEARS FROM THE DATE OF THIS
                                         PROSPECTUS].

Redemption: . . . . . . . . . . . . . .  We may redeem the private placement warrants:

                                             o    in whole and not in part (and
                                                  only in conjunction with the
                                                  redemption of the public
                                                  warrants);

                                             o    at a redemption price of
                                                  $0.01 per warrant at any time
                                                  after the warrants become
                                                  exercisable;

                                             o    upon a minimum of 30 days'
                                                  prior written notice of
                                                  redemption; and

                                             o    if, and only if, the closing
                                                  price of our common stock
                                                  equals or exceeds $14.25 per
                                                  share for any 20 trading days
                                                  within a 30-trading day
                                                  period ending three business
                                                  days before we send the
                                                  notice of redemption.

                                         If the foregoing conditions are
                                         satisfied and we call the private
                                         placement warrants for redemption,
                                         each warrant holder will be entitled
                                         to exercise his or her warrant before
                                         the date scheduled for redemption.

Incentive warrants:

 Number of incentive warrants
    outstanding before this offering
    and the private placement:. . . . .  1,353,000

 Number of incentive warrants
    outstanding after completion
    of this offering and the
    private placement:. . . . . . . . .   1,353,000

Exercisability: . . . . . . . . . . . .  Each incentive warrant is exercisable for one share of common stock.

Exercise price: . . . . . . . . . . . .  $.01

Exercise period:  . . . . . . . . . . .  676,500 incentive warrants will be exercisable beginning six months
                                         after a business combination; 338,250
                                         incentive warrants will be
                                         exercisable nine months after a
                                         business combination and the balance
                                         of 338,250 incentive warrants will be
                                         exercisable twelve months after a
                                         business combination. The number of
                                         exercisable incentive warrants at
                                         each of the aforementioned periods
                                         will be pro rata among the holders of
                                         incentive warrants (based upon each
                                         holder's percentage ownership of the
                                         aggregate
                                         number of incentive warrants). Holders
                                         of the incentive warrants are entitled
                                         to exercise the incentive warrants by
                                         payment in cash of the exercise price
                                         or on a "cashless" basis. Exercises on
                                         a cashless basis enable the holder to
                                         convert the value in the warrant (the
                                         fair market value of the common stock
                                         underlying the warrant minus the
                                         exercise price of the warrant) into
                                         shares of common stock.

                                         The incentive warrants will expire at
                                         5:00 p.m., New York City time, on
                                         [______________], 2012 [FIVE YEARS FROM
                                         THE DATE OF THIS PROSPECTUS].


Redemption: . . . . . . . . . . . . . .  None.

Proposed American Stock Exchange
  symbols for our:

   Units: . . . . . . . . . . . . . . .  "_____"

   Common Stock:. . . . . . . . . . . .  "_____"

   Warrants:. . . . . . . . . . . . . .  "_____"


Offering proceeds to be held in trust:   $60,000,000 of the proceeds of this
                                         offering and the proceeds of the
                                         private placement will be placed in a
                                         trust account at JP Morgan Chase New
                                         York, New York maintained by American
                                         Stock Transfer & Trust Company,
                                         pursuant to an investment management
                                         trust agreement to be signed on the
                                         date of this prospectus. Of this
                                         amount, up to $58,200,000 may be used
                                         by us for the purpose of effecting a
                                         business combination, and up to
                                         $1,800,000 will be paid to Maxim Group
                                         LLC if a business combination is
                                         consummated, but will be forfeited by
                                         Maxim Group LLC if a business
                                         combination is not consummated. These
                                         proceeds will not be released until the
                                         earlier of the completion of a business
                                         combination or implementation of our
                                         plan of dissolution and liquidation.
                                         These proceeds include $55,000,000
                                         ($9.17 per unit) from the proceeds of
                                         this offering, the $3,200,000 purchase
                                         price of the private placement ($0.53
                                         per unit) and approximately $1,800,000
                                         ($0.30 per unit) in deferred
                                         underwriting discounts and commissions.
                                         We believe that the inclusion in the
                                         trust account of the proceeds of the
                                         private placement and deferred
                                         underwriting discounts and commissions
                                         is a benefit to our stockholders
                                         because additional proceeds will be
                                         available for distributions to
                                         investors if we liquidate our trust
                                         account as part of our dissolution and
                                         prior to our completing an initial
                                         business combination. These funds will
                                         not be released until the earlier of
                                         the completion of a business
                                         combination or implementation of our
                                         plan of dissolution and liquidation,
                                         provided, however, that we plan to draw
                                         the following amounts from the interest
                                         income earned on the trust account
                                         prior to, or upon consummation of, a
                                         business combination or our dissolution
                                         and liquidation: (i) taxes payable on
                                         interest income earned on the trust
                                         account and State of Delaware franchise
                                         taxes and (ii) up to $1,825,000
                                         ($1,925,000 if the over-allotment
                                         option is exercised in full) of
                                         interest income to fund our working
                                         capital and dissolution and liquidation
                                         expenses if we fail to consummate a
                                         business combination; however, if the
                                         underwriters' over-allotment option is
                                         exercised in full, after our receipt of
                                         $125,000 of interest income we will not
                                         be permitted to draw such amounts until
                                         $180,000 (or a lesser amount if less
                                         than the full over-allotment option is
                                         exercised, pro rata based on the
                                         amount of the over-allotment exercised)
                                         of interest shall have been earned on
                                         the trust account with the resulting
                                         effect that there shall be a minimum of
                                         $10.00 per unit held in the trust
                                         account. We have agreed with Maxim
                                         Group LLC, the representative of the
                                         underwriters, that we may withdraw such
                                         interest monthly (or weekly during the
                                         first month after the offering). If we
                                         dissolve and liquidate and distribute
                                         the funds in the trust account, Maxim
                                         Group LLC has agreed to waive any right
                                         it may have to the $1,800,000 of
                                         deferred underwriting discount held in
                                         the trust account, all of which shall
                                         be distributed to our public
                                         stockholders. Therefore, unless and
                                         until a business combination is
                                         consummated, other than as described
                                         above, the funds held in the trust
                                         account will not be available for our
                                         use for any expenses related to this
                                         offering or expenses which we may incur
                                         related to the investigation and
                                         selection of a target business and the
                                         negotiation of an agreement to acquire
                                         a target business. The expenses that we
                                         may incur prior to a business
                                         combination may only be paid from
                                         interest income earned on the trust
                                         account and released to us as provided
                                         above. For more information, see the
                                         section entitled "Use of Proceeds."

                                         There will be no fees,
                                         reimbursements or cash payments made
                                         to our initial stockholders and/or
                                         officers or directors other than
                                         repayment of up to $387,800 in
                                         aggregate loans made by Mr.
                                         Wasserman and Mr. Blaha to us prior
                                         to the closing date of this
                                         offering, reimbursement for expenses
                                         incident to this offering and
                                         payment to ASG Management, Inc., an
                                         affiliated third party of which
                                         Messrs. Wasserman and Blaha are
                                         principals, of $7,500 per month for
                                         office space and certain general and
                                         administrative services. It is
                                         possible that we could use a portion
                                         of the interest income earned on the
                                         trust account and released to us, as
                                         provided above, to make a deposit,
                                         down payment or fund a "no-shop"
                                         provision with respect to a
                                         particular proposed business
                                         combination. In the event we were
                                         ultimately required to forfeit such
                                         funds (whether as a result of our
                                         breach of the agreement relating to
                                         such payment or otherwise), we may
                                         not have a sufficient amount of
                                         working capital available outside of
                                         the trust account to pay expenses
                                         related to finding a suitable
                                         business combination without
                                         securing additional financing. If we
                                         were unable to secure additional
                                         financing, we would most likely fail
                                         to consummate a business combination
                                         in the allotted time and would
                                         dissolve the company and liquidate
                                         our trust account as part of our
                                         plan of dissolution and
                                         distribution.

                                         None of the public warrants may be
                                         exercised until the later of our
                                         completion of a business combination or
                                         ______________, 2008 [ONE YEAR FROM THE
                                         DATE OF THIS PROSPECTUS], and thus,
                                         after the proceeds of the trust account
                                         have been disbursed, the warrant
                                         exercise price will be paid directly to
                                         us, except we will not receive proceeds
                                         to the extent the warrants are
                                         exercised by cashless exercise. For
                                         more information, see the section
                                         entitled "Description of Securities --
                                         Warrants."

Stockholders must approve
  business combination: . . . . . . .    We will seek stockholder approval
                                         before we effect any business
                                         combination, even if the nature of the
                                         acquisition would not ordinarily
                                         require stockholder approval under
                                         applicable state law. In connection
                                         with the vote required for any business
                                         combination, all of our initial
                                         stockholders, including all of our
                                         officers and directors, have agreed to
                                         vote the shares of common stock owned
                                         by them immediately before this
                                         offering (including the shares
                                         contained in the units or the
                                         underlying shares in the units issued
                                         in the private placement) in accordance
                                         with the majority of the shares of
                                         common stock voted by the public
                                         stockholders. In addition, our initial
                                         stockholders have agreed to vote any
                                         shares of common stock acquired in this
                                         offering, the private placement or in
                                         the aftermarket in favor of the
                                         business combination submitted to our
                                         stockholders for approval. Accordingly,
                                         our initial stockholders (including
                                         investors in the private placement)
                                         will not be able to exercise redemption
                                         rights with respect to a potential
                                         business combination. We will proceed
                                         with a business combination only if a
                                         majority of the shares of common stock
                                         voted by the public stockholders are
                                         voted in favor of the business
                                         combination and public stockholders
                                         owning less than 30% of the shares sold
                                         in this offering vote against the
                                         business combination and, subsequently,
                                         exercise their redemption rights
                                         described below. In addition, if we
                                         seek approval from our stockholders to
                                         consummate a business combination
                                         within 90 days of the expiration of 24
                                         months (assuming that the period in
                                         which we need to consummate a business
                                         combination has been extended, as
                                         provided in our amended and restated
                                         certificate of incorporation) from the
                                         date of this offering, the proxy
                                         statement related to such business
                                         combination will also seek stockholder
                                         approval for our board's recommended
                                         plan of dissolution and distribution in
                                         the event our stockholders do not
                                         approve such business combination. For
                                         more information, see the section
                                         entitled "Proposed Business --
                                         Effecting a Business Combination --
                                         Opportunity for stockholder approval of
                                         a business combination."

                                         Voting against the business combination
                                         alone will not result in redemption of
                                         a stockholder's shares into a pro rata
                                         share of the trust account. Such
                                         stockholder must have also exercised
                                         the redemption rights described below.
                                         Even if less than 30% of the
                                         stockholders exercise their redemption
                                         rights, we may be unable to consummate
                                         a business combination if such
                                         redemption leaves us with funds less
                                         than a fair market value at least equal
                                         to 80% of the amount in the trust
                                         account (exclusive of Maxim Group LLC's
                                         deferred underwriting compensation,
                                         including interest thereon, held in the
                                         trust account) at the time of such
                                         acquisition, which amount is required
                                         as a condition to the consummation of
                                         our initial business combination. In
                                         such event, we may be forced to find
                                         additional financing to consummate such
                                         a business combination, consummate a
                                         different business combination or
                                         dissolve and liquidate. The shares sold
                                         prior to this offering (including the
                                         shares sold in the private placement)
                                         do not have redemption rights. However,
                                         the voting obligations described
                                         above provide our initial stockholders
                                         with significant influence over matters
                                         requiring stockholder approval.

                                         We will not enter into any business
                                         combination with any affiliates of our
                                         initial stockholders, officers or
                                         directors unless (i) such business
                                         combination has been approved by our
                                         audit committee and our board of
                                         directors, and (ii) we obtain an
                                         opinion from an independent investment
                                         banking firm that a business
                                         combination with any such company is
                                         fair to our stockholders from a
                                         financial point of view.


Redemption rights for stockholders
  voting to reject a business
  combination:. . . . . . . . . . . .    Public stockholders voting against a
                                         business combination will be entitled
                                         to redeem their common stock for $10.00
                                         per share (plus a portion of the
                                         interest income earned on the funds in
                                         the trust account), but net of: (i)
                                         taxes payable on interest income earned
                                         and State of Delaware franchise taxes
                                         and (ii) up to $1,825,000 ($1,925,000
                                         if the over- allotment option is
                                         exercised in full) of interest income
                                         earned on the trust account released to
                                         us to fund our working capital and
                                         dissolution and liquidation expenses if
                                         we fail to consummate a business
                                         combination; however, if the
                                         underwriters' over-allotment option is
                                         exercised in full, after our receipt of
                                         $125,000 of interest income we will not
                                         be permitted to draw such amounts until
                                         $180,000 (or a lesser amount if less
                                         than the full over-allotment option is
                                         exercised, pro rata based on the amount
                                         of the over-allotment exercised) of
                                         interest shall have been earned on the
                                         trust account with the resulting effect
                                         that there shall be a minimum of $10.00
                                         per unit held in the trust account. Any
                                         determination of the portion of
                                         interest payable to public stockholders
                                         redeeming their common stock shall be
                                         made on a pro rata basis, in relation
                                         to all the public stockholders through
                                         the date of redemption. However, the
                                         ability of stockholders to receive
                                         $10.00 per unit is subject to any valid
                                         claims by our creditors which are not
                                         covered by amounts held in the trust
                                         account or the indemnities provided by
                                         certain of our directors and officers.
                                         Public stockholders that redeem their
                                         stock into their pro rata share of the
                                         trust account will continue to have the
                                         right to exercise any warrants they may
                                         hold. If a business combination is
                                         approved, stockholders that vote
                                         against the business combination and
                                         elect to redeem their shares of common
                                         stock for cash will be entitled to
                                         receive their pro rata portion of the
                                         $1,800,000 ($0.30 per share) of
                                         deferred underwriting discount held in
                                         the trust account. Initial stockholders
                                         are not entitled to redeem any of their
                                         shares of common stock acquired prior
                                         to this offering into a pro rata share
                                         of the trust account. However, initial
                                         stockholders who acquire shares of
                                         common stock as part of this offering
                                         (excluding the private placement) or
                                         after this offering will be entitled to
                                         a pro rata share of the trust account
                                         upon the liquidation of the trust
                                         account after the approval of a
                                         business combination or as part of our
                                         overall plan of dissolution and
                                         liquidation in the event we do not
                                         consummate a business combination
                                         within the required time periods. The
                                         term public stockholders means the
                                         holders of common stock sold as part of
                                         the units in this offering or in the
                                         open market, including any of our
                                         initial stockholders that purchase
                                         these securities either in this
                                         offering or in the open market. For
                                         more information see the section
                                         entitled "Proposed

                                         Business -- Effecting a Business
                                         Combination -- Redemption rights."

Dissolution and liquidation if no
  business combination: . . . . . . .    Pursuant to the terms of the trust
                                         agreement by and between us and
                                         American Stock Transfer and Trust
                                         Company and applicable provisions of
                                         the Delaware General Corporation Law,
                                         we will promptly dissolve and liquidate
                                         and distribute all funds held in the
                                         trust account to our public
                                         stockholders as part of our overall
                                         plan of dissolution and liquidation if
                                         we do not effect a business combination
                                         within 18 months after consummation of
                                         this offering (or within 24 months from
                                         the consummation of this offering if a
                                         letter of intent, agreement in
                                         principle or definitive agreement has
                                         been executed within 18 months after
                                         consummation of this offering and the
                                         business combination has not yet been
                                         consummated within such 18 month
                                         period). Pursuant to the terms of the
                                         trust agreement, upon such dissolution
                                         and liquidation, public stockholders
                                         will receive the full purchase price of
                                         $10.00 per unit (plus a portion of the
                                         interest earned on the funds in the
                                         trust account), but net of: (i) taxes
                                         payable on interest earned and State of
                                         Delaware franchise taxes and (ii) up to
                                         $1,825,000 ($1,925,000 if the
                                         over-allotment option is exercised in
                                         full) of interest income earned on the
                                         trust account and released to us to
                                         fund our working capital and
                                         dissolution and liquidation expenses,
                                         subject to any valid claims by our
                                         creditors that are not covered by
                                         amounts held in the trust account or
                                         the indemnities provided by certain of
                                         our directors and officers; however, if
                                         the underwriters' over-allotment option
                                         is exercised in full, after our receipt
                                         of $125,000 of interest income we will
                                         not be permitted to draw such amounts
                                         until $180,000 (or a lesser amount if
                                         less than the full over-allotment
                                         option is exercised, pro rata based on
                                         the amount of the over-allotment
                                         exercised) of interest shall have been
                                         earned on the trust account with the
                                         resulting effect that there shall be a
                                         minimum of $10.00 per unit held in the
                                         trust account. In the event of our
                                         dissolution and liquidation, we will
                                         comply with the requirements of Section
                                         281(b) of the Delaware General
                                         Corporation Law, which requires that we
                                         pay or make provision for the payment
                                         of all claims and obligations of
                                         creditors, including those we believe
                                         are likely to arise in the future,
                                         before determining assets remaining for
                                         distribution to our stockholders. Under
                                         Delaware law, claims of our creditors
                                         will have priority over the
                                         distribution to our stockholders of
                                         amounts held in the trust account. See
                                         "Risk Factors," beginning on page 16 of
                                         this prospectus.

                                         We cannot provide investors with
                                         assurances of a specific timeframe for
                                         the dissolution and liquidation.
                                         Pursuant to our amended and restated
                                         certificate of incorporation, upon the
                                         expiration of the applicable time
                                         periods, our purpose and powers will be
                                         limited to dissolving, liquidating and
                                         winding up. Also contained in our
                                         amended and restated certificate of
                                         incorporation is the agreement of our
                                         board to dissolve our company at that
                                         time. Consistent with such obligations,
                                         we will seek stockholder approval for
                                         any such plan of dissolution and
                                         liquidation, and our directors and
                                         executive officers have agreed to vote
                                         in favor of
                                         such dissolution and liquidation.
                                         Immediately upon the approval by our
                                         stockholders of our plan of dissolution
                                         and liquidation, we will liquidate our
                                         trust account to our public
                                         stockholders and pay, or reserve for
                                         payment in accordance therewith, from
                                         funds not held in trust (including
                                         interest earned on funds in the trust
                                         account that have been released to us
                                         to fund our working capital
                                         requirements and, if needed,
                                         dissolution and liquidation expenses if
                                         we fail to consummate a business
                                         combination), our liabilities and
                                         obligations.

                                         Our initial stockholders have agreed
                                         to waive their respective rights to
                                         participate in any liquidation
                                         distribution occurring upon our
                                         failure to consummate a business
                                         combination, but only with respect
                                         to those shares of common stock
                                         acquired by them prior to this
                                         offering upon the liquidation of the
                                         trust account, as part of any plan
                                         of dissolution and liquidation in
                                         the event we do not consummate a
                                         business combination within the
                                         required time periods. They will
                                         participate in any liquidation
                                         distribution with respect to any
                                         shares of common stock acquired as
                                         part of this offering (exclusive of
                                         the private placement) or following
                                         this offering. We will pay the costs
                                         associated with our dissolution and
                                         liquidation and the distribution of
                                         the trust account from our interest
                                         income earned on the trust account
                                         released to us to fund our working
                                         capital requirements and dissolution
                                         and liquidation expenses. In
                                         addition, if we seek approval from
                                         our stockholders to consummate a
                                         business combination within 90 days
                                         of the expiration of 24 months
                                         (assuming that the period in which
                                         we need to consummate a business
                                         combination has been extended, as
                                         provided in our amended and restated
                                         certificate of incorporation) from
                                         the date of this offering, the proxy
                                         statement related to such business
                                         combination will also seek
                                         stockholder approval for our board's
                                         recommended plan of dissolution and
                                         liquidation, in the event our
                                         stockholders do not approve such
                                         business combination. If no proxy
                                         statement seeking the approval of
                                         our stockholders for a business
                                         combination has been filed 30 days
                                         prior to the date which is 24 months
                                         from the date of this offering, our
                                         board will, prior to such date,
                                         convene, adopt and recommend to our
                                         stockholders a plan of dissolution
                                         and liquidation, and within five (5)
                                         days of such date file a proxy
                                         statement with the Securities and
                                         Exchange Commission seeking
                                         stockholder approval for such plan.


                                         We estimate that our total costs and
                                         expenses for implementing and
                                         completing our stockholder- approved
                                         plan of dissolution and liquidation
                                         will be in the range of $50,000 to
                                         $75,000. This amount includes all costs
                                         and expenses relating to the filing of
                                         our articles of dissolution in the
                                         State of Delaware, the winding up of
                                         our company and the costs of a proxy
                                         statement and meeting relating to the
                                         approval by our stockholders of our
                                         plan of dissolution and liquidation. We
                                         expect that all costs associated with
                                         the implementation and completion of
                                         our plan of dissolution and liquidation
                                         will be funded by any funds not held in
                                         our trust account (including interest
                                         income earned on the funds held in the
                                         trust account that is released to us)
                                         although we cannot assure you
                                         that there will be sufficient funds for
                                         such purpose. Steven M. Wasserman, our
                                         Chief Executive Officer, President and
                                         Co-Chairman of our board of directors
                                         and Robert B. Blaha, our Chief
                                         Management Officer, Executive Vice
                                         President and a director, have agreed
                                         to indemnify and hold us harmless
                                         against liabilities, claims, damages
                                         and expenses to which we may become
                                         subject as a result of any claim by any
                                         vendor or other creditor owed money by
                                         us, to the extent necessary to ensure
                                         that the amount in the trust account is
                                         not reduced. In the event we seek
                                         stockholder approval for a plan of
                                         dissolution and liquidation and do not
                                         obtain such approval, we will
                                         nonetheless continue to pursue
                                         stockholder approval for our
                                         dissolution and liquidation. Pursuant
                                         to the terms of our amended and
                                         restated certificate of incorporation,
                                         our powers following the expiration of
                                         the permitted time periods for
                                         consummating a business combination
                                         will automatically thereafter be
                                         limited to acts and activities relating
                                         to dissolving and winding up our
                                         affairs, including liquidation. The
                                         funds held in our trust account may not
                                         be distributed except upon our
                                         dissolution and liquidation and, unless
                                         and until stockholder approval is
                                         obtained for our dissolution and
                                         liquidation, the funds held in our
                                         trust account will not be released.
                                         Consequently, holders of a majority of
                                         our outstanding stock must approve our
                                         dissolution and liquidation in order
                                         for our public stockholders to receive
                                         the funds held in our trust account and
                                         the funds will not be available for any
                                         other corporate purpose at that time.



                                         There will be no distribution from the
                                         trust account with respect to our
                                         warrants, and all rights with respect
                                         to our warrants will effectively cease
                                         upon our dissolution and liquidation.
                                         For more information, see the section
                                         entitled "Proposed Business --
                                         Effecting a Business Combination --
                                         Plan of dissolution and liquidation if
                                         no business combination."

 Escrow of initial stockholders' shares
    and private placement units:. . .    Other than the shares comprising part
                                         of the units sold in the private
                                         placement, on the date of this
                                         prospectus, all of our initial
                                         stockholders, including all of our
                                         officers and directors, will place the
                                         shares they owned before this offering
                                         into an escrow account maintained by
                                         American Stock Transfer & Trust
                                         Company, acting as escrow agent.
                                         Subject to certain limited exceptions,
                                         such as transfers to family members and
                                         trusts for estate planning purposes and
                                         upon death while remaining subject to
                                         the escrow agreement, these shares will
                                         not be transferable during the escrow
                                         period and will not be released from
                                         escrow until one year following our
                                         consummation of a business combination,
                                         unless we receive the approval of our
                                         public stockholders to release the
                                         shares from escrow. All of the shares
                                         of common stock and warrants included
                                         in the units sold in the private
                                         placement will be subject to a lock-up
                                         agreement that will expire upon the
                                         consummation of a business combination
                                         and will be held in accounts
                                         established by Mr. Wasserman and Mr.
                                         Tsakiris with Maxim Group LLC, until
                                         such time as we consummate a business
                                         combination. Mr. Wasserman and Mr.
                                         Tsakiris will not request, and Maxim
                                         Group LLC will not grant, any waiver
                                         of the lock-up agreement. For more
                                         information, see the section entitled
                                         "Principal Stockholders."

                             SUMMARY FINANCIAL DATA


   The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. To date, our efforts have been limited to organizational activities relating to this offering, so only balance sheet data is presented.


                                                         SEPTEMBER 30, 2006
                                                     ---------------------------
                                                      ACTUAL     AS ADJUSTED (1)
                                                     ---------   ---------------
Balance Sheet Data:
 Working capital/(deficiency) ...................    $(479,870)   $58,149,982
 Total assets ...................................      519,170     58,199,982
 Total liabilities(2) ...........................      519,188         50,000
 Value of common stock which may be redeemed for
  cash(3)........................................           --     17,454,180
 Stockholders' equity ...........................          (18)    40,695,802


---------------
(1) The "as adjusted" information gives effect to the sale of the units we are offering in this offering and the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.
(2) Gives effect to an estimated $50,000 of an additional loan of up to $200,000 to be made by Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors, prior to the closing date of this offering.
(3) If the business combination is approved and completed, public stockholders who voted against the combination will be entitled to redeem their stock for $10.00 per share plus their pro rata share of any accrued interest earned on the trust account (net of: (i) taxes payable on interest income earned and State of Delaware franchise taxes and (ii) up to $1,825,000 ($1,925,000 if the over-allotment is exercised in full) of interest income earned on the trust account released to us to fund our working capital; however, if the underwriters' over-allotment option is exercised in full, after our receipt of $125,000 of interest income we will not be permitted to draw such amounts until $180,000 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $10.00 per unit held in the trust account. However, the ability of stockholders to receive $10.00 per unit is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors and Robert B. Blaha, our Chief Management Officer, Executive Vice President and a director.

   The working capital (as adjusted) and total assets (as adjusted) amounts include the $58,200,000, or $66,570,000 if the underwriter's over-allotment option is exercised in full, to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will promptly liquidate the trust account pursuant to our trust agreement with American Stock Transfer and Trust Company as part of our plan of dissolution and liquidation and all proceeds held in the trust will be distributed solely to our public stockholders after the payment of or provision for our obligations and claims against us as required under Delaware law. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, including any initial stockholders to the extent that they purchase or acquire such shares.

   We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights. If this occurred, we would be required to redeem for cash up to approximately 29.99%
of the 6,000,000 shares of common stock sold in this offering, or 1,799,400 shares of common stock, at a per-share conversion price of $10.00, plus a pro rata share of the accrued interest earned on the trust account (net of: (i) taxes payable on interest earned and State of Delaware franchise taxes and
(ii) up to $1,825,000 ($1,925,000 if the over-allotment option is exercised in full) of interest income released to us to fund our working capital, including a pro rata share of the accrued interest earned on the underwriters' deferred compensation; however, if the underwriters' over-allotment option is exercised in full, after our receipt of $125,000 of interest income we will not be permitted to draw such amounts until $180,000 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $10.00 per unit held in the trust account). Investors are cautioned that the ability of stockholders to receive $10.00 per unit is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors and Robert B. Blaha, our Chief Management Officer, Executive Vice President and director. The expected redemption price per share is greater than each stockholder's initial pro rata share of the trust account of $9.70. Of the excess redemption price, $0.30 per share represents a portion of the underwriters' deferred fee, which Maxim Group LLC has agreed to forego for each share that is redeemed. Accordingly, the total deferred underwriting compensation payable to Maxim Group LLC in the event of a business combination will be reduced by $0.30 for each share that is redeemed. The balance will be paid from proceeds held in the trust account which are payable to us upon consummation of the business combination. Even if less than 30% of the stockholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value at least equal to 80% of the amount in the trust account (exclusive of Maxim Group LLC's deferred underwriting compensation, including interest thereon, held in the trust account) at the time of such acquisition, which amount is required as a condition to the consummation of our initial business combination, and we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

                                  RISK FACTORS


   An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

                   RISKS ASSOCIATED WITH OUR CURRENT BUSINESS

   WE ARE A NEWLY FORMED COMPANY WITH NO OPERATING HISTORY AND, ACCORDINGLY, YOU WILL NOT HAVE ANY BASIS ON WHICH TO EVALUATE OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVE.


   We are a recently formed company with no operating results to date and our efforts to date have been limited to organizational activities as well as activities related to this offering. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more domestic or international assets or an operating business in the U.S. homeland security or defense industries or a combination thereof. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. We will not generate any revenues or income (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination.


   WE MAY NOT BE ABLE TO CONSUMMATE A BUSINESS COMBINATION WITHIN THE REQUIRED TIMEFRAME, IN WHICH CASE, WE WOULD BE FORCED TO LIQUIDATE.


   We must complete a business combination with a fair market value of at least 80% of our net assets at the time of acquisition (exclusive of Maxim Group LLC's deferred underwriting compensation, including interest thereon, held in the trust account) within 18 months after the consummation of this offering
(or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18 month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target business regarding a business combination.


   IF WE ARE FORCED TO LIQUIDATE BEFORE A BUSINESS COMBINATION, OUR WARRANTS WILL EXPIRE WORTHLESS.


   If we are unable to complete a business combination and are forced to liquidate the trust account, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Effecting a Business Combination -- Plan of dissolution and liquidation if no business combination."


   YOU WILL NOT BE ENTITLED TO PROTECTIONS NORMALLY AFFORDED TO INVESTORS OF BLANK CHECK COMPANIES.


   Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the SEC within four business days of the consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Proposed Business -- Comparison to Offerings of Blank Check Companies."


   BECAUSE THERE ARE NUMEROUS COMPANIES WITH A BUSINESS PLAN SIMILAR TO OURS SEEKING TO EFFECTUATE A BUSINESS COMBINATION, IT MAY BE MORE DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION.


   Based upon publicly available information, approximately 72 similarly structured blank check companies have completed initial public offerings since August 2003 and 51 others have registration statements currently pending before the SEC. Of the blank check companies that have completed their public offerings, only 16 companies have consummated a business combination, while 23 other companies have announced they have entered into a definitive agreement for a business combination but have not consummated such business combination and four are in liquidation. Accordingly, there are approximately 32 blank check companies with approximately $2.24 billion in trust that are seeking to carry out a business plan similar to our business plan. While many of these companies are targeted towards specific industries in which they must complete a business combination, certain of these companies may consummate a business combination in any industry they choose, which may include the homeland security and defense industries. As a result, there may be significant demand for the kinds of privately-held companies that we target, which demand may limit the universe of potential acquisition targets for us.


   Further, the fact that relatively few companies have completed business combinations or entered into definitive agreements for a business combination may be an indication that there are only a limited number of attractive target businesses available to blank check companies, or that many target businesses may not be inclined to enter into business combinations with blank check companies such as ours.

   We therefore cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, our purpose and powers will be limited to dissolving, liquidating and winding up.

   SINCE WE HAVE NOT CURRENTLY SELECTED A PROSPECTIVE TARGET BUSINESS WITH WHICH TO COMPLETE A BUSINESS COMBINATION, INVESTORS IN THIS OFFERING ARE UNABLE TO CURRENTLY ASCERTAIN THE MERITS OR RISKS OF THE TARGET BUSINESS'S OPERATIONS.


   Since we have not yet selected or approached a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business's operations. To the extent we complete a business combination with a financially unstable company, an entity in its development stage and/or an entity subject to unknown or unmanageable liabilities, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our securities will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section entitled "Proposed Business -- Effecting a Business Combination -- We have not selected or approached any target business."


   IF THIRD PARTIES BRING CLAIMS AGAINST US, THE PROCEEDS HELD IN TRUST COULD BE REDUCED AND THE PER-SHARE LIQUIDATION PRICE RECEIVED BY STOCKHOLDERS FROM THE TRUST ACCOUNT AS PART OF OUR PLAN OF DISSOLUTION AND LIQUIDATION WILL BE LESS THAN $10.00 PER SHARE.


   Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate whether such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

   Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the initial $10.00 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, franchise taxes payable to the State of Delaware and any amounts released to us described elsewhere in this prospectus), due to claims of such creditors. Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of the board of directors, and Robert B. Blaha, our Chief Management Officer, Executive Vice President and a director, have agreed to indemnify and hold us harmless against liabilities, claims, damages and expenses to which we may become subject as a result of any claim by any vendor owed money by us, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. However, we cannot assure you that Messrs. Wasserman and Blaha will be able to satisfy those obligations.


   Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

   WE WILL DISSOLVE AND LIQUIDATE IF WE DO NOT CONSUMMATE A BUSINESS COMBINATION AND OUR STOCKHOLDERS MAY BE HELD LIABLE FOR CLAIMS BY THIRD PARTIES AGAINST US TO THE EXTENT OF DISTRIBUTIONS RECEIVED BY THEM.


   Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have agreed to vote in favor of any plan of dissolution and liquidation that we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation of the trust account from our remaining interest earned on funds in the trust account that has been released to us to fund our working capital.


   If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and liquidation. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.


   Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we comply with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro- rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, we will make liquidating distributions to our public stockholders as soon as reasonably possible as part of our plan of dissolution and liquidation and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with
Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of: (i) all existing claims, (ii) all pending claims and
(iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of seeking those waivers, the claims that could be made against us should be significantly limited and the likelihood that any claim that would result in any liability extending to the trust should be minimal. Our Chief Executive Officer, President and Co-Chairman of our board of directors and our Chief Management Officer, Executive Vice President and a director have agreed to indemnify and hold us harmless against liabilities, claims, damages and expenses to which we may become subject as a result of any claim by any vendor owed money by us, to the extent necessary to protect the amounts held in the trust account. In the event that our board recommends and our stockholders approve a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for such amounts to creditors. In addition, in the event of approval of a plan of dissolution and liquidation, we would remain obligated to enforce the above referenced indemnification agreements with our executive officers.

   Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to redeem their respective shares into cash upon a business combination that the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.


   IF WE DO NOT CONSUMMATE A BUSINESS COMBINATION AND DISSOLVE, PAYMENTS FROM THE TRUST ACCOUNT TO OUR PUBLIC STOCKHOLDERS MAY BE DELAYED.

   We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

   o our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board's recommendation of such plan;

   o upon such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;


   o if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statement to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

   o if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive its comments 30 days following the passing of such deadline. We will mail the proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation.


   In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

   These procedures, or a vote to reject any plan of dissolution and liquidation by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation.


   WE MAY CHOOSE TO REDEEM OUR OUTSTANDING PUBLIC WARRANTS AT A TIME THAT IS DISADVANTAGEOUS TO OUR WARRANT HOLDERS.

   Subject to there being a current prospectus under the Securities Act of 1933, as amended, with respect to the shares of common stock issuable upon exercise of the warrants, we may redeem the public warrants issued as a part of our units at any time after the warrants become exercisable, in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the public warrants could force the warrant holders: (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

   ALTHOUGH WE ARE REQUIRED TO USE OUR BEST EFFORTS TO HAVE AN EFFECTIVE REGISTRATION STATEMENT COVERING THE ISSUANCE OF THE SHARES UNDERLYING THE PUBLIC WARRANTS AT THE TIME THAT OUR WARRANT HOLDERS EXERCISE THEIR WARRANTS, WE CANNOT GUARANTEE THAT A REGISTRATION STATEMENT WILL BE EFFECTIVE, IN WHICH CASE OUR PUBLIC WARRANT HOLDERS MAY NOT BE ABLE TO EXERCISE OUR WARRANTS.

   Holders of our public warrants issued in this offering as part of our units will he able to exercise the warrants only if: (i) a current registration statement under the Securities Act of 1933, as amended, relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the public warrants following completion of this offering to the extent required by federal securities laws, and we intend to make every effort to comply with such undertaking, we cannot assure that we will be able to do so. If we are unable to maintain the effectiveness of such registration statement until the expiration of the public warrants and therefore are unable to deliver registered shares, the warrants may become worthless. In addition, we have agreed to use our reasonable efforts to register the shares underlying the public warrants under the blue sky laws of the states of residence of the exercising warrantholders, to the extent an exemption is not available. The value of the public warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of the public warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If the public warrants become worthless, the price paid by holders for their units will thereafter relate solely to the common stock underlying the units. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

   Because the units sold in the private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of the warrants contained in such units will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As a result, the holders of the warrants purchased in the private placement will not have any restrictions with respect to the exercise of their warrants. As described above, the holders of the public warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.


   In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

   WE MAY ISSUE SHARES OF OUR CAPITAL STOCK, INCLUDING CONVERTIBLE SECURITIES, TO COMPLETE A BUSINESS COMBINATION, WHICH WOULD REDUCE THE EQUITY INTEREST OF OUR STOCKHOLDERS AND LIKELY CAUSE A CHANGE IN CONTROL OF OUR OWNERSHIP.


   Our amended and restated certificate of incorporation authorizes the issuance of up to 30,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 14,007,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option issued to the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:


   o may significantly reduce the equity interest of investors in this offering;

   o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

   o may adversely affect prevailing market prices for our common stock.

   For a more complete discussion of the possible structure of a business combination, see the section entitled "Proposed Business -- Effecting a Business Combination -- Selection of a target business and structuring of a business combination."

   WE MAY ISSUE NOTES OR OTHER DEBT SECURITIES, OR OTHERWISE INCUR SUBSTANTIAL DEBT, TO COMPLETE A BUSINESS COMBINATION, WHICH MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION.

   Although we have no commitments as of the date of this offering to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to issue a substantial amount of notes or other debt securities, or opt to incur substantial debt, or a combination of both, to complete a business combination. If we finance the purchase of assets or operations through the issuance of debt securities, it could result in:

   o default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

   o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;

   o our immediate payment of all principal and accrued interest, if any, to the extent the debt security was payable on demand; and

   o our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

   For a more complete discussion of the possible structure of a business combination, see the section entitled "Proposed Business -- Effecting a Business Combination -- Selection of a target business and structuring of a business combination."

   BECAUSE OF OUR LIMITED RESOURCES AND THE SIGNIFICANT COMPETITION FOR BUSINESS COMBINATION OPPORTUNITIES, WE MAY NOT BE ABLE TO CONSUMMATE AN ATTRACTIVE BUSINESS COMBINATION.

   In addition to other similarly situated blank check companies, we expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

   o our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;


   o our obligation to redeem shares of our common stock into cash for dissenting shareholders may reduce the resources available for a business combination; and


   o our outstanding warrants and the purchase option granted to the representative of the underwriters, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

   Any of these obligations may place us at a competitive disadvantage in successfully negotiating and completing a business combination.

   In addition, because it is possible that our business combination may entail the contemporaneous acquisition of several operating businesses and may be with several different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

   OUR ABILITY TO EFFECT A BUSINESS COMBINATION AND TO EXECUTE ANY POTENTIAL BUSINESS PLAN AFTERWARDS WILL BE LARGELY DEPENDENT UPON THE EFFORTS OF OUR KEY PERSONNEL, SOME OF WHOM MAY JOIN US FOLLOWING A BUSINESS COMBINATION AND MAY BE UNFAMILIAR WITH THE REQUIREMENTS OF OPERATING A PUBLIC COMPANY.

   Our ability to effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement with respect to a business combination. Although our management and other key personnel, particularly our Chief Executive Officer and President and our Chief Management Officer and Executive Vice President, may remain associated with us following a business combination, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we employ after a business combination, we cannot assure you that our assessment of those individuals will prove to be correct. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate such as part of the business combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target business were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business's management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination.


   IF MANAGEMENT WERE TO NEGOTIATE TO BE RETAINED BY OUR COMPANY POST-BUSINESS COMBINATION AS A CONDITION TO ANY POTENTIAL BUSINESS COMBINATION, SUCH NEGOTIATIONS MAY RESULT IN A CONFLICT OF INTEREST.


   Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

   OUR OFFICERS AND DIRECTORS WILL ALLOCATE THEIR TIME TO OTHER BUSINESSES, THEREBY CAUSING CONFLICTS OF INTEREST IN THEIR DETERMINATION AS TO HOW MUCH TIME TO DEVOTE TO OUR AFFAIRS. THIS COULD HAVE A NEGATIVE IMPACT ON OUR ABILITY TO CONSUMMATE A BUSINESS COMBINATION.

   Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could have a negative impact on our ability to consummate a business combination. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. For example, Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors, currently serves as managing partner of AMT Ventures LLC, an entity primarily engaged in public and private equity and debt investments on a principal basis as well as managing partner of AMT Capital Partners LLC, an investment banking advisory firm. In addition, Robert B. Blaha, our Chief Management Officer and Executive Vice President, currently serves as president of Human Capital Resources, a management consulting company and vice chairman of Integrity Bank & Trust, a commercial bank. If our officers' and directors' other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of the potential conflicts of interest that you should be aware of, see the sections entitled "Management -- Directors and Executive Officers" and "Management -- Conflicts of Interest."

   OUR OFFICERS AND DIRECTORS ARE CURRENTLY AND MAY IN THE FUTURE BECOME AFFILIATED WITH ENTITIES ENGAGED IN BUSINESS ACTIVITIES SIMILAR TO THOSE INTENDED TO BE CONDUCTED BY US AND ACCORDINGLY, MAY HAVE CONFLICTS OF INTEREST IN DETERMINING WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED TO.

   Our officers and directors are currently, and may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing or potential affiliations, they have prior fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections entitled "Management -- Directors and Executive Officers" and "Management -- Conflicts of Interest."


   IF WE SEEK TO EFFECT A BUSINESS COMBINATION WITH AN ENTITY THAT IS DIRECTLY OR INDIRECTLY AFFILIATED WITH ONE OR MORE OF OUR EXISTING STOCKHOLDERS, CONFLICTS OF INTEREST COULD ARISE.


   Our initial stockholders either currently have or may in the future have affiliations with companies in the homeland security and/or defense industries. If we were to seek a business combination with a target business with which one or more of our initial stockholders may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Conflicts that may arise may not be resolved in our favor.


   SINCE ALL OF OUR DIRECTORS OWN SHARES OF OUR COMMON STOCK WHICH WILL NOT PARTICIPATE IN THE LIQUIDATION OF THE TRUST ACCOUNT DISTRIBUTIONS THEY MAY HAVE A CONFLICT OF INTEREST IN DETERMINING WHETHER A PARTICULAR TARGET BUSINESS IS APPROPRIATE FOR A BUSINESS COMBINATION.

   All of our directors own shares of common stock in our company which were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon the liquidation of the trust account if we are unable to complete a business combination. Additionally, Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors and Constantinos Tsakiris, a director, have agreed to purchase an aggregate of $3,200,000 of common stock and warrants directly from us in a private placement transaction consummated not less than two days prior to the effective date of the registration statement of which this prospectus forms a part. These warrants will not be sold until the consummation of a business combination. The shares and warrants owned by our directors will be worthless if we do not consummate a business combination. The personal and financial interests of our directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our directors' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.


   OUR INITIAL STOCKHOLDERS WILL NOT RECEIVE REIMBURSEMENT FOR ANY OUT-OF-POCKET EXPENSES INCURRED BY THEM TO THE EXTENT THAT SUCH EXPENSES EXCEED THE AMOUNT NOT HELD IN THE TRUST ACCOUNT UNLESS THE BUSINESS COMBINATION IS CONSUMMATED AND THEREFORE THEY MAY HAVE A CONFLICT OF INTEREST.

   Our initial stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount not held in the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.


   IF OUR COMMON STOCK BECOMES SUBJECT TO THE SEC'S PENNY STOCK RULES, BROKER-DEALERS MAY EXPERIENCE DIFFICULTY IN COMPLETING CUSTOMER TRANSACTIONS AND TRADING ACTIVITY IN OUR SECURITIES MAY BE ADVERSELY AFFECTED.

   If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

   o make a special written suitability determination for the purchaser;

   o receive the purchaser's written agreement to a transaction prior to sale;

   o provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

   o obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

   If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities might be depressed, and you might find it more difficult to sell our securities.

   IT IS PROBABLE THAT WE WILL ONLY BE ABLE TO COMPLETE ONE BUSINESS COMBINATION, WHICH WILL CAUSE US TO BE SOLELY DEPENDENT ON A SINGLE BUSINESS.


   The net proceeds from this offering and the private placement will provide us with approximately $58,200,000 ($66,570,000 if the underwriters exercise the over-allotment option in full) which we may use to complete a business combination. Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets at the time of such acquisition (exclusive of Maxim Group LLC's deferred underwriting compensation, including interest thereon, held in the trust account). We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would likely only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. Accordingly, the prospects for our ability to effect our business strategy may be:


   o solely dependent upon the performance of a single business; or

   o dependent upon the development or market acceptance of a single or limited number of products, processes or services.

   In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different segments of a single industry. Further, our prospects for success are likely to be entirely dependent upon the future performance of the initial target business or businesses we acquire. Furthermore, it is possible that our business combination may entail the simultaneous acquisition of several assets or operating businesses at the same time and may be with different sellers, in which case we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

   WE MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING, IF REQUIRED, TO COMPLETE A BUSINESS COMBINATION OR TO FUND THE OPERATIONS AND GROWTH OF THE TARGET BUSINESS, WHICH COULD COMPEL US TO RESTRUCTURE THE TRANSACTION OR ABANDON A PARTICULAR BUSINESS COMBINATION.


   Although we believe, based upon the knowledge and experience of our management and board of directors in the homeland security and defense industries, that the net proceeds of this offering and the interest earned on the trust account will be sufficient to allow us to consummate a business combination, in as much as we have not yet selected or approached any prospective target business, we cannot ascertain the capital requirements for any particular transaction. Furthermore, our management and Board of Directors have no experience with blank check companies or the search for and consummation of a business combination through a blank check company. If the net proceeds of this offering and the interest earned on the trust account prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in searching for a target business, or because we become obligated to redeem into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a "no-shop" provision with respect to a proposed business combination. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), without securing additional financing we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would dissolve and liquidate the trust account as part of our plan of dissolution and liquidation, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors, stockholders or special advisor is required to provide any financing to us in connection with or after a business combination.

   WE WILL DEPEND UPON INTEREST EARNED ON THE TRUST ACCOUNT TO FUND OUR SEARCH FOR A TARGET COMPANY AND OTHERWISE FULFILL OUR BUSINESS PURPOSES.


   Before we complete a business combination, we may withdraw up to $1,825,000 ($1,925,000 if the underwriters' over-allotment option is exercised in full) of the interest income earned on the funds in the trust account, after provision for taxes, including franchise taxes, to fund our working capital needs and expenses, including expenses associated with the pursuit of a business combination and, if necessary, with our potential dissolution and liquidation. We estimate that the total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses related to the filing of our articles of dissolution, the winding-up of our company and the costs of a proxy statement and meeting related to the approval by our stockholders of our plan of dissolution and liquidation. We have agreed with the representative of the underwriters that we may withdraw interest monthly (or weekly during the first month after the offering). We will depend upon sufficient interest being earned on the proceeds held in the trust account to provide us with the working capital we will need to engage in these activities. If interest rates were to decline substantially, we may not have sufficient funds available to fulfill our business purpose. In such event, we would need to find other sources of funds, which may not be available on favorable terms, if at all, or be forced to liquidate.


   OUR INITIAL STOCKHOLDERS, INCLUDING OUR OFFICERS AND DIRECTORS, CONTROL A SUBSTANTIAL INTEREST IN US AND THUS MAY INFLUENCE CERTAIN ACTIONS REQUIRING STOCKHOLDER VOTE.


   Upon consummation of this offering, our initial stockholders (including all of our officers and directors) will collectively beneficially own 22.8% of our issued and outstanding shares of common stock (including the purchase of an aggregate of 320,000 units in a private placement by Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors and Constantinos Tsakiris, a director, and assuming no exercise of the underwriters' over-allotment option) which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the approval of our initial business combination, and, following such business combination, the election of directors and approval of significant corporate transactions. We have also agreed to grant Mr. Wasserman and Mr. Tsakiris prior to the closing of this offering, incentive warrants to purchase an aggregate of 1,353,000 shares of common stock. The incentive warrants will be exercisable at $.01 per share. The incentive warrants are only exercisable following the consummation of a business combination as follows: (i) 676,500 incentive warrants beginning six months thereafter, (ii) 338,250 incentive warrants beginning nine months thereafter and (iii) the balance of 338,250 incentive warrants beginning 12 months thereafter. The number of exercisable incentive warrants at each of the aforementioned periods will be pro rata among the holders of incentive warrants (based upon each holder's percentage ownership of the aggregate number of incentive warrants). The incentive warrants will expire at 5:00 p.m., New York City time, on [__________], 2012, five years from the date of this prospectus. See the section entitled, "Certain Relationships and Related Transactions."

   In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial stockholders have agreed to vote any shares of common stock acquired in or following this offering in favor of the business combination submitted to our stockholders for approval.

   Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, initially only one-half of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will likely continue to exert control at least until the consummation of a business combination. In addition, our initial stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or in the aftermarket. If they do, we cannot assure you that our initial stockholders will not have considerable influence upon the vote in connection with a business combination.

   OUR INITIAL STOCKHOLDERS PAID AN AGGREGATE OF $25,000, OR APPROXIMATELY $0.0158 PER SHARE, FOR THEIR SHARES AND, ACCORDINGLY, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE PURCHASE OF OUR COMMON STOCK.


   The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Upon completion of the offering, you and the other new investors will incur an immediate and substantial dilution of approximately 33.3% or $3.33 per share (the difference between the pro forma net tangible book value per share of $6.67, and the initial offering price of $10.00 per unit).


   OUR OUTSTANDING WARRANTS MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK AND MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.


   In connection with this offering, as part of the units offered by this prospectus (but not including any over-allotments issued to the underwriters), we will be issuing warrants to purchase 6,000,000 shares of common stock and, as part of the units sold in our private placement, we will be issuing warrants to purchase an aggregate of 320,000 shares of our common stock as part of the units sold to Steven M. Wasserman, Chief Executive Officer, President and Co-Chairman of the board of directors and Constantinos Tsakiris, a director. In addition, we will issue incentive warrants to purchase 1,353,000 shares of our common stock and we have also agreed to sell to the representative of the underwriters an option to purchase up to a total of 210,000 units that, if exercised, would result in the issuance of warrants to purchase an additional 210,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants (to the extent the warrants are exercised on a "cashless exercise" basis the number of shares to be issued by us will be reduced) could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you will experience dilution to your holdings.

   THE INCENTIVE WARRANTS ISSUED TO OUR CHIEF EXECUTIVE OFFICER, PRESIDENT, AND CO-CHAIRMAN OF OUR BOARD OF DIRECTORS AND ONE OF OUR DIRECTORS WILL REDUCE OUR EARNINGS, CREATE DILUTION WITHOUT PROVIDING US WITH ADDITIONAL CAPITAL AND MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO BE SUBSTANTIALLY LESS THAN IT WOULD HAVE BEEN HAD THE WARRANTS NOT BEEN ISSUED.


   Before the closing of our private placement, we will issue an aggregate of 1,353,000 incentive warrants, of which 264,580 incentive warrants will be issued to Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors and 1,088,420 incentive warrants will be issued to Constantinos Tsakiris, a member of our board of directors. The incentive warrants will be exercisable at $.01 per share. The incentive warrants are only exercisable following the consummation of a business combination as follows: (i) 676,500 incentive warrants beginning six months thereafter, (ii) 338,250 incentive warrants beginning nine months thereafter and (iii) the balance of 338,250 warrants beginning 12 months thereafter. We will not accelerate the vesting of the incentive warrants. The number of exercisable incentive warrants at each of the aforementioned periods will be pro rata among the holders of incentive warrants (based upon each holder's percentage ownership of the aggregate number of incentive warrants). The incentive warrants will expire at 5:00
p.m., New York City time, on [    ], 2012, five years from the date of this
prospectus. The purpose of issuing the incentive warrants is to provide an additional incentive or inducement to Mr. Wasserman and Mr. Tsakiris to find and consummate a successful business combination.

   Because the issuance of the incentive warrants will be deemed to be stock-based compensation, commencing on the date of issuance (which we expect to occur at the closing of the public offering), pursuant to SFAS No. 123R, we will be required to record a charge to earnings in an amount equal to the fair value of such warrants, which we have estimated using the Black-Scholes option-pricing model, to be an aggregate of $12,975,270. In accounting for the warrants, we will charge earnings over the implicit service period of 24 months. In addition, the exercise of the incentive warrants, at the nominal exercise price, will dilute our earnings per share and you will suffer substantial dilution without a corresponding material addition to our cash or stockholders' equity. Furthermore, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants, as well as the $.01 exercise price of these warrants, could cause our common stock to trade at a price that is less than it would be if the warrants had not been issued.


   IF OUR INITIAL STOCKHOLDERS, THE HOLDERS OF OUR PRIVATE PLACEMENT UNITS AND THE HOLDERS OF OUR INCENTIVE WARRANTS EXERCISE THEIR REGISTRATION RIGHTS, IT MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK AND THE EXISTENCE OF THESE RIGHTS MAY MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.


   Our initial stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances including approval by our public stockholders, will not be before one year from the date of consummation of a business combination. The holders of our private placement units are entitled to require us to register the shares of our common stock underlying their units and the shares of common stock issuable upon exercise of the warrants included in their units at any time after the date on which we publicly announce entering into a letter of intent with respect to a business combination, although such securities remain subject to a lock-up agreement and cannot be transferred or exercised, as the case may be, until the consummation of a business combination. The holders of our incentive warrants are entitled to require us to register the shares of our common stock underlying their warrants at any time beginning on the date that is six months after our consummation of a business combination. If our initial stockholders, including the holders of our private placement units, and the holders of our incentive warrants exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 3,573,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.


   THE AMERICAN STOCK EXCHANGE MAY DELIST OUR SECURITIES, WHICH COULD LIMIT INVESTORS' ABILITY TO MAKE TRANSACTIONS IN OUR SECURITIES AND SUBJECT US TO ADDITIONAL TRADING RESTRICTIONS.


   We have applied to have our securities listed on the American Stock Exchange. We cannot assure you that our securities will be listed on the American Stock Exchange or, if listed, that we will be able to maintain the listing. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. If we are unable to meet those stricter listing requirements, our securities would not be listed on the American Stock Exchange and might not be listed on any securities exchange.

   If we are unable to maintain the listing of our securities on the American Stock Exchange, we could face significant material adverse consequences including:

   o decreased trading liquidity and a limited availability of market quotations for our securities;

   o a determination that our common stock is a "penny stock," with the consequences described in "If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be greatly reduced";

   o a limited amount of news and analyst coverage for our company; and

   o a decreased ability to issue additional securities or obtain additional financing.


   OUR DETERMINATION OF THE OFFERING PRICE OF OUR UNITS AND OF THE AGGREGATE AMOUNT OF PROCEEDS WE ARE RAISING IN THIS OFFERING WAS MORE ARBITRARY THAN WOULD TYPICALLY BE THE CASE IF WE WERE AN OPERATING COMPANY RATHER THAN AN ACQUISITION VEHICLE.

   Before this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the public warrants and the aggregate proceeds we are raising and the amount to be placed in the trust account were negotiated between us and the representative of the underwriters. Among the factors considered in making these determinations were:

   o our management's assessment of the amount of funds necessary to complete an acquisition in the U.S. homeland security and/or defense industries;

   o the history and prospects of other blank check companies whose principal business is the acquisition of other companies;

   o the actual and proposed offerings of those companies, including the structure and size of the offerings;

   o an assessment of our management team and its experience in identifying acquisition targets and structuring acquisitions in the U.S. homeland security and/or defense industries;

   o our prospects for acquiring an operating business in the U.S. homeland security and/or defense industries at attractive valuations;

   o our capital structure;

   o the general conditions of the securities markets that we expect to prevail at the time of the offering;

   o the likely competition for acquisition targets; and

   o the likely number of potential targets.

   Furthermore, since we do not have an operating history or financial results and we have not begun to investigate potential target businesses whose operations could be evaluated, the underwriters were unable to compare our financial results and prospects with those of public companies operating in the same U.S. homeland security and defense industries, nor could they determine the accuracy of our estimate of the amount needed to fund our operations for the next 24 months. In addition, because we have not identified any potential target businesses, our assessment of the financial resources necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either seek additional financing or liquidate.


   IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY, WE MAY BE REQUIRED TO INSTITUTE BURDENSOME COMPLIANCE REQUIREMENTS AND OUR ACTIVITIES MAY BE RESTRICTED, WHICH MAY MAKE IT DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION.

   If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted which, among other problems, may make it difficult for us to complete a business combination. Such restrictions include:

   o restrictions on the nature of our investments; and

   o restrictions on the issuance of our securities.

   In addition, we may have imposed upon us burdensome requirements, including:

   o registration and regulation as an investment company;

   o adoption of a specific form of corporate structure; and

   o reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

   We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. The proceeds held in trust will be invested only in United States "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, so that we are not deemed to be an investment company under the Investment Company Act, as amended. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940, as amended. If we were deemed to be subject to such act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

   OUR DIRECTORS, INCLUDING THOSE WE EXPECT TO SERVE ON AN AUDIT COMMITTEE, MAY NOT BE CONSIDERED "INDEPENDENT" UNDER THE POLICIES OF THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC.


   Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors own shares of our common stock and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than members of our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred, that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.


   BECAUSE OUR INITIAL STOCKHOLDERS' INITIAL EQUITY INVESTMENT WAS ONLY $25,000, OUR OFFERING MAY BE DISALLOWED BY STATE ADMINISTRATORS THAT FOLLOW THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC. STATEMENT OF POLICY ON PROMOTIONAL OR DEVELOPMENT STAGE COMPANIES.

   Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a promotional or development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our promoters' initial investment of $25,000 is less than the required $1,610,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.

   THE INABILITY OF THE SELLERS OF COMPANIES WE MAY ACQUIRE TO FULFILL THEIR INDEMNIFICATION OBLIGATIONS TO US UNDER OUR ACQUISITION AGREEMENTS COULD INCREASE OUR LIABILITIES AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL POSITION.

   We intend to make an effort to negotiate as a term in our acquisition agreements, that the respective sellers will agree to retain responsibility for and indemnify us against damages resulting from certain third-party claims or other liabilities. However, there may be instances in which we decide to enter into an acquisition agreement without such seller indemnification obligations, such as in purchases of assets out of bankruptcy. These third-party claims and other liabilities include, without limitation, premium payments to funds created under applicable Federal laws, costs associated with various litigation matters, and certain environmental liabilities. The lack of seller indemnification obligations or the failure of any seller to satisfy its obligations with respect to claims and retained liabilities covered by the acquisition agreements could have an adverse effect on our results of operations and financial position because claimants may successfully assert that we are liable for those claims and/or retained liabilities. In addition, we expect that certain obligations of the sellers to indemnify us will terminate upon expiration of the applicable indemnification period and will not cover damages in excess of the applicable coverage limit. The assertion of third-party claims after the expiration of the applicable indemnification period or in excess of the applicable coverage limit, or the failure of any seller to satisfy its indemnification obligations with respect to breaches of its representations and warranties, could have an adverse effect on our results of operations and financial position.

    RISKS ASSOCIATED WITH THE U.S. HOMELAND SECURITY AND DEFENSE INDUSTRIES

   Even if we acquire domestic or international assets or operations, of which no assurances can be given, our proposed business will be subject to numerous risks, including the following:

RISKS ASSOCIATED WITH GOVERNMENT CONTRACTS

   We may acquire a target business that contracts directly with federal, state or local governments with respect to homeland security or defense or a combination thereof. Alternatively, our target business may act as a subcontractor, supplier or partner with another party or parties that contract with the government. Set forth below are the risk factors associated with government contracts that may impact us.

   Our target business could be adversely affected by significant changes in the contracting or fiscal policies of governments and governmental entities.

   The revenues of our target business may be substantially derived from contracts with federal, state and local governments and government agencies and subcontracts under federal government prime contracts and we believe that the growth of our target business may depend on our procurement of government contracts either directly or through prime contractors. Accordingly, changes in government contracting policies or government budgetary constraints could directly affect the financial performance of our target business. Among the factors that could adversely affect our target business are:

   o changes in fiscal policies or decreases in available government funding;

   o changes in government programs or applicable requirements;

   o the adoption of new laws or regulations or changes to existing laws and regulations;

   o changes in political or social attitudes with respect to homeland security or defense issues; and

   o potential delays or changes in the government appropriations process.


   These and other factors could cause governments and governmental agencies, or prime contractors that may use our target business as a subcontractor, to reduce their purchases under existing contracts, to exercise their rights to terminate contracts at-will or to abstain from exercising options to renew contracts, any of which could have a material adverse effect on the business, financial condition and results of operations of our target business.


   GOVERNMENT CONTRACTS TYPICALLY CONTAIN UNFAVORABLE PROVISIONS.

   Government contracts often include provisions that are not standard in private commercial transactions. For example, government contracts may:

   o include provisions that allow the government agency to terminate the contract without penalty under certain circumstances;

   o contain onerous procurement procedures;

   o be subject to cancellation if government funding becomes unavailable; and

   o subject the contracting party to suspension or ban from doing business with the government or a government agency, impose fines and penalties and subject the contracting party to criminal prosecution.

   Accordingly, the business, financial condition and results of operations of our target business may be adversely affected by such provisions (or other provisions) contained in government contracts.

   GOVERNMENT CONTRACTS ARE SUBJECT TO AUDIT AND COST ADJUSTMENTS, WHICH COULD REDUCE REVENUE OF OUR TARGET, DISRUPT ITS BUSINESS OR OTHERWISE ADVERSELY AFFECT ITS RESULTS OF OPERATIONS.

   Government agencies routinely audit and investigate government contracts and government contractors' administrative processes and systems. These agencies review performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review the contracting parties' compliance with regulations and policies and the adequacy of internal control systems and policies, including the purchasing, property, estimating, compensation and management information systems of our target business. Any costs found to be improperly allocated to a specific contract will not be reimbursed and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems are found not to comply with requirements, our target business may be subjected to increased government oversight and approval that could delay or otherwise adversely affect its ability to compete for or perform contracts. Therefore, an unfavorable outcome to a government audit could cause the actual results of our target business to differ materially from those anticipated. If an investigation uncovers improper or illegal activities, our target business may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the government. In addition, our target business could suffer serious harm to its reputation if allegations of impropriety were made against it. Each of these results could cause the actual results of our target business to differ materially from those anticipated.

   OUR TARGET BUSINESS MAY DERIVE SIGNIFICANT REVENUE FROM CONTRACTS AWARDED THROUGH A COMPETITIVE BIDDING PROCESS.

   Government contracts are awarded through a competitive bidding process. A material portion of our target's business in the future is likely to continue to be awarded through competitive bidding. The competitive bidding process presents a number of risks, including the following:

   o bids are made on programs before the completion of their design, which may result in unforeseen difficulties and cost overruns;

   o substantial cost and managerial time and effort to prepare bids is made on proposals for contracts that may not be won;

   o it may be difficult to estimate accurately the resources and cost structure that will be required to service any contract won; and

   o expense and delay may be encountered if competitors protest or challenge awards of contracts to our target business in competitive bidding, and any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction, or modification of the awarded contract.

   Budgetary pressures and changes in the procurement process have caused many government clients to increasingly purchase goods and services through indefinite deliver/indefinite quantity, or ID/IQ, contracts, GSA schedule contracts and other government-wide acquisition contracts. These contracts, some of which are awarded to multiple contractors, have increased competition and pricing pressure, requiring that our target business make sustained post-award efforts to realize revenue under each such contract. In addition, the net effect of such programs may reduce the number of bidding opportunities available to our target business. Moreover, even if our target business was highly qualified to work on a particular new contract, it might not be awarded business because of the government's policy and practice of maintaining a diverse contracting base.

   OUR TARGET BUSINESS WILL LIKELY HAVE TO COMPLY WITH COMPLEX PROCUREMENT LAWS AND REGULATIONS.

   Our target business will likely have to comply with and will be affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which affect how it does business with its customers and may impose added costs on its business. For example, our target business or parties with which it does business will likely be subject to the Federal Acquisition Regulations and all supplements (including those issued by the Department of Homeland Security and the Department of Defense), which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth-in-Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. In addition, our target business or parties with which it does business will likely be subject to industrial security regulations of Department of Defense and other federal agencies that are designed to safeguard against foreigners access to classified information. Our target business may also be liable for systems and services failures and security breaks with respect to the solutions, services, products, or other applications it sells to the government. If our target business was to come under foreign ownership, control or influence, its federal government customers could terminate or decide not to renew their contracts, and it could impair the ability of our target business to obtain new contracts. The government may reform its procurement practices or adopt new contracting rules and regulations, including cost-accounting standards, that could be costly to satisfy or that could impair the ability of our target business to obtain new contracts.

OTHER RISKS ASSOCIATED WITH THE U.S. HOMELAND SECURITY AND DEFENSE INDUSTRIES


   IF OUR TARGET BUSINESS IS UNABLE TO RESPOND TO THE TECHNOLOGICAL, LEGAL, FINANCIAL OR OTHER CHANGES IN THE SECURITY INDUSTRY AND CHANGES IN OUR CUSTOMERS' REQUIREMENTS AND PREFERENCES, WE WILL NOT BE ABLE TO EFFECTIVELY COMPETE WITH OUR COMPETITORS.

   If our target business is unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions, customer needs or regulatory requirements, it could lose customers. Changes in customer requirements and preferences, the introduction of new products and services embodying new technologies, and the emergence of new industry standards and practices could render the existing products of the company we acquire obsolete. The success of our target business will depend, in part, on its ability to:


   o Enhance products and services;

   o Anticipate changing customer requirements by designing, developing, and launching new products and services that address the increasingly sophisticated and varied needs of customers;

   o Respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis; and

   o Respond to changing regulatory requirements in a cost effective and timely manner.


   The development of additional products and services involves significant technological and business risks and requires substantial expenditures and lead time. If our target business fails to introduce products with new technologies in a timely manner, or adapt its products to these new technologies, our target business will not be able to effectively compete with our competitors. We cannot assure you that, even if our target business is able to introduce new products or adapt our products to new technologies, that its products would gain acceptance among its customers.


   WE MAY BE UNABLE TO PROTECT OR ENFORCE THE INTELLECTUAL PROPERTY RIGHTS OF ANY TARGET BUSINESSES THAT WE ACQUIRE.

   We may acquire a target business whose business is dependent upon its proprietary technology and intellectual property. Accordingly, the protection of trademarks, copyrights, patents, domain names, trade dress, and trade secrets may be critical to the ability of our target business to compete with its competitors. In such a case, our target business will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that it may acquire. Despite the efforts of our target business to protect its proprietary technology and rights, our target business may not be able to prevent misappropriation of its proprietary rights or deter independent development of technologies that compete with the business we acquire. Our target business's competitors may file patent applications or obtain patents and proprietary rights that block or compete with its patents. Litigation may be necessary in the future to enforce our target business's intellectual property rights, to protect its trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim our target business has infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on the competitive position and business of our target business. Depending on the target business or businesses that we acquire, we may have to protect trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business or businesses that we will acquire, the target business or businesses may have entered into license agreements in the past and will continue to enter into such agreements in the future. These licensees may take actions that diminish the value of such target business or businesses' proprietary rights or cause harm to such target business or businesses' reputation.

   OUR TARGET BUSINESS MAY FACE INHERENT PRODUCT LIABILITY OR OTHER LIABILITY RISKS WHICH COULD RESULT IN LARGE CLAIMS AGAINST US.

   Our target business may face the inherent risk of exposure to product liability and other liability claims resulting from the use of its products, especially to the extent such products will be depended upon in emergency, rescue and public safety situations that may involve physical harm or even death to individuals, as well as potential loss or damage to property. Despite quality control systems and inspection, there remains an ever-present risk of an accident resulting from a faulty manufacture or maintenance of products, or an act of an agent outside the control of the companies or their suppliers. A product liability claim, or other legal claims based on theories including personal injury or wrongful death, made against our target business could adversely affect its operations and financial condition. Although there may be insurance to cover the product liability claims, the amount of coverage may not be sufficient. Furthermore, we cannot assure you that our target business, if engaged in the sale of so-called "anti-terrorism technologies" could avail itself of the liability protections intended to be afforded by the Support Anti-Terrorism by Fostering Effective Technologies Act of 2002, or the SAFETY Act.

   A DECLINE IN THE U.S. DEFENSE BUDGET MAY ADVERSELY AFFECT THE OPERATIONS OF OUR TARGET.

   We may acquire a target business with material sales under contracts with the U.S. Department of Defense, including sales under subcontracts having the Department of Defense as the ultimate purchaser. The U.S. defense budget declined from time to time in the late 1980s and the early 1990s, resulting in a slowing of new program starts, program delays and program cancellations. These reductions caused most defense-related government contractors to experience declining revenues, increasing pressure on operating margins and, in some cases, net losses. While spending authorizations for defense-related programs by the government have increased in recent years, and in particular after the September 11, 2001 terrorist attacks, these spending levels may not be sustainable, and future levels of expenditures and authorizations for those programs may decrease, remain constant or shift to programs in areas where our target business may provide limited or no products or services. A change in the U.S. Presidential Administration or in the composition of Congress could also materially affect levels of support for military expenditures. A significant decline in military expenditures could harm the operating results of our target business.

   OUR TARGET BUSINESS MAY REGULARLY EMPLOY SUBCONTRACTORS TO ASSIST IN SATISFYING ITS CONTRACTUAL OBLIGATIONS. IF THESE SUBCONTRACTORS FAIL TO ADEQUATELY PERFORM THEIR CONTRACTUAL OBLIGATIONS, OUR TARGET BUSINESS'S PRIME CONTRACT PERFORMANCE AND ITS ABILITY TO OBTAIN FUTURE BUSINESS COULD BE MATERIALLY AND ADVERSELY IMPACTED.

   The performance by our target business of government contracts may involve the issuance of subcontracts to other companies upon which our target business may rely to perform all or a portion of the work it is obligated to deliver to customers. There is a risk that our target business may have disputes with subcontractors concerning a number of issues including the quality and timeliness of work performed by the subcontractor. A failure by one or more of our target business's subcontractors to satisfactorily deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services may materially and adversely impact the ability of our target business to perform its obligations as a prime contractor. In extreme cases, such subcontractor performance deficiencies could result in the government terminating our target's contract for default. A default termination could expose our target business to liability for excess costs of reprocurement by the government and have a material adverse effect on the ability of our target business to compete for future contracts.


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
   IF OUR TARGET BUSINESS CANNOT OBTAIN THE NECESSARY SECURITY CLEARANCES, IT MAY NOT BE ABLE TO PERFORM CLASSIFIED WORK FOR THE GOVERNMENT AND THE REVENUES OF OUR TARGET BUSINESS MAY SUFFER.

   Certain government contracts may require the facilities of our target business and some of its employees to maintain security clearances. If our target business loses or is unable to obtain required security clearances, the customer can terminate the contract or decide not to renew it upon its expiration. As a result, to the extent our target business cannot obtain the required security clearances for its employees working on a particular contract, our target business may not derive the revenue anticipated from the contract, which, if not replaced with revenue from other contracts, could seriously harm its operating results.

   SECURITY BREACHES OF SENSITIVE GOVERNMENT SYSTEMS COULD RESULT IN THE LOSS OF CUSTOMERS AND NEGATIVE PUBLICITY.

   Our target business may offer products and services involving managing and protecting information involved in national security and other sensitive government functions. A security breach involving our target business's products or services could cause serious harm to its business, could result in negative publicity and could prevent our target business from having further access to such critically sensitive information or other similarly sensitive areas for other governmental customers.

                                USE OF PROCEEDS


   We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:


                                              WITHOUT OVER-      OVER-ALLOTMENT
                                             ALLOTMENT OPTION   OPTION EXERCISED
                                             ----------------   ----------------
Gross proceeds
 Private placement ......................      $ 3,200,000         $ 3,200,000
 Offering ...............................      $60,000,000         $69,000,000
                                               -----------         -----------
   Total.................................       63,200,000          72,200,000
                                               ===========         ===========
Offering and private placement
  expenses(1)
 Underwriting discount(2) ...............        1,980,000           2,160,000
 Deferred underwriting compensation(3) ..        1,800,000           2,250,000
 Underwriting non-accountable expense
   allowance
   (1% of gross proceeds without the
   over-allotment option)................          600,000             600,000
 Legal fees and expenses (including blue
  sky services and expenses).............          368,650             368,650
 Printing and engraving expenses ........          100,000             100,000
 Miscellaneous expenses .................           46,006              46,006
 Accounting fees and expenses ...........           40,000              40,000
 SEC registration fee ...................           16,135              16,135
 NASD registration fee ..................           14,209              14,209
 Amex listing fee  ......................           85,000              85,000
                                               -----------         -----------
   Total offering expenses...............        5,050,000           5,680,000
                                               ===========         ===========
Net proceeds
 Held in trust for our benefit ..........       58,150,000          66,570,000
 Not held in trust ......................                0                   0
                                               -----------         -----------
   Total net proceeds....................      $58,150,000         $66,570,000
                                               ===========         ===========
Adjustments
 Deferred underwriting compensation to
  be held in trust.......................      $ 1,800,000         $ 2,250,000
 Portion of additional officer loan (4)..      $    50,000         $    50,000
                                               -----------         -----------
   Total held in trust...................      $60,000,000         $68,820,000
                                               ===========         ===========
Estimated expenses related to a business
  combination to be paid from
  interest income earned on the trust
  account allocated for working capital
  purposes ($1,825,000 or $1,925,000 if
  the over-allotment option is exercised
  in full)(5)
 Legal, accounting and other expenses
  attendant to the structuring,
   negotiation and consummation of a
  business combination...................      $   400,000         $   400,000
 Payment of office space, administrative
  services and support to
   ASG Management, Inc. ($7,500 per month
  for up to 24 months)...................          180,000             180,000
 Identification, evaluation and due
  diligence of prospective target
  businesses.............................          500,000             500,000
 Legal and accounting fees relating to
  SEC reporting obligations..............          100,000             100,000
 Directors' and officers' liability
  insurance..............................      $   150,000         $   150,000
 Working capital to cover miscellaneous
  expenses (including repayment of
  additional officer loan(6), potential
  deposits, down payments or funding of
  a "no-shop" provision in connection with
  a particular business combination),
  key-man insurance, dissolution
   and liquidation obligations and
  reserves...............................          495,000             595,000
                                               -----------         -----------
   Total.................................      $ 1,825,000         $ 1,925,000
                                               ===========         ===========

---------------

(1) A portion of the offering expenses including SEC registration fees, NASD filing fees, AMEX listing fees and legal and accounting fees have been paid from loans we received from Messrs. Wasserman and Blaha described below. These loaned funds will be repaid without interest out of the proceeds of this offering and the interest income earned on the trust account.
(2) Represents 3.3% of the gross proceeds from the sale of the 6,000,000 units in this offering ($1,980,000) and 2% of the gross proceeds from the sale of the 900,000 units subject to the underwriters' over-allotment option.
(3) Represents 3% of the gross proceeds from the sale of the 6,000,000 units in this offering ($1,800,000) and 5% of the gross proceeds from the sale of the 900,000 units subject to the underwriters' over-allotment option ($2,250,000, assuming that the underwriters exercise the over-allotment option in full) that Maxim Group LLC agreed to deposit into the trust account and forfeit in the event we do not complete a business combination. These amounts will be paid to Maxim Group LLC only upon completion of a business combination and then only with respect to those units as to which the component shares have not been redeemed. If we do not complete a business combination and the trust account is liquidated, these amounts will be distributed among our public stockholders.
(4) Represents $50,000 of an additional loan of up to $200,000 to be made by Mr. Wasserman prior to the closing of this offering to pay for offering expenses.
(5) We expect to fund our operating expenses from interest income earned from the trust account released to us. An aggregate of $1,825,000 ($1,925,000 if the underwriters' over-allotment option is exercised in full) of the interest earned on the trust account will be released to us to fund our working capital requirements; however, if the underwriters' over-allotment option is exercised in full, after our receipt of $125,000 of interest income we will not be permitted to draw such amounts until $180,000 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $10.00 per unit held in the trust account. We shall not be entitled to draw upon the interest income earned on the $1,800,000 in deferred underwriting discounts (or $2,250,000 if the underwriters' over-allotment option is exercised in full), which will be paid to Maxim Group LLC if a business combination is consummated, but which will be forfeited by Maxim Group
     LLC if a business combination is not consummated.
(6) Represents an additional loan of up to $200,000 to be made by Mr. Wasserman prior to the closing date of this offering. Such loan is to be repaid from accrued interest on the trust account.

   On the closing date of this offering, $60,000,000, or $68,820,000 if the underwriters' over-allotment option is exercised in full, will be placed in a trust account at JP Morgan Chase New York, New York maintained by American Stock Transfer & Trust Company, as trustee. This amount includes the net proceeds of this offering and the private placement, and $1,800,000 ($2,250,000 if the underwriters' over-allotment option is exercised in full) of deferred underwriting compensation to be paid to Maxim Group LLC if and only if a business combination is consummated.

   We have agreed with the representative of the underwriters that we may withdraw interest earned on the trust account (net of taxes payable) in an amount not to exceed $1,825,000 ($1,925,000 if the underwriters' over-allotment option is exercised in full) in the aggregate, and that we can withdraw interest monthly (or weekly during the first month after the offering), in order to fund our working capital needs and expenses and dissolution and liquidation expenses if we fail to consummate a business combination. Although we do not know the rate of interest to be earned on the trust account, we believe that even at an interest rate of 3% per annum, the interest available to us on the trust account less interest on the underwriters' $1,800,000 ($2,250,000 if the underwriters' over-allotment option is exercised in full) deferred underwriting compensation, which is payable to the underwriters if we complete a business combination will be sufficient to fund our working capital requirements even if they exceed our estimates. The remaining proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or the liquidation of the trust account as part of any plan of dissolution and liquidation approved by our stockholders. The proceeds held in the trust account (exclusive of Maxim Group LLC's deferred underwriting compensation, including interest thereon held in the trust account or used to pay stockholders who have exercised their redemption right) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business (other than amounts paid for finders, or professional fees or amounts paid for any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination) may be used to finance operations of the target business.

   We have agreed to pay ASG Management, Inc., an affiliated third party of which Mr. Wasserman and Mr. Blaha are principals, $7,500 per month for office space and certain additional general and administrative services.

   Prior to the closing of a business combination, we have agreed to obtain key-man life insurance in the amount of $2,000,000 on the life of Steven M. Wasserman for a three year period.

   We expect that identification, evaluation and due diligence of prospective target businesses will be performed by some or all of our officers and directors, and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers and directors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses (such as travel expenses) they may incur on our behalf while performing due diligence of a prospective target business.

   We intend to fund our working capital from a portion of the interest earned on the proceeds being held in the trust account. We have agreed with the representative of the underwriters that $1,825,000 (or $1,925,000 if the underwriters' over-allotment option is exercised in full) of the interest income earned on the proceeds being held in the trust account for our benefit (net of taxes payable) will be released to us monthly, or weekly during the first month after the offering; however, if the underwriters' over-allotment option is exercised in full, after our receipt of $125,000 of interest income we will not be permitted to draw such amounts until $180,000 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $10.00 per unit held in the trust account.

   It is also possible that we could use a portion of our working capital to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if such payment was large enough and we had already used up the funds available for due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue search for, or conduct due diligence with respect to, other potential target businesses. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. Although there are no existing written or oral agreements in place, or obligations on the part of our initial stockholders, it is possible that our initial stockholders could advance us the additional required funds, thereby increasing the amount of excess out-of-pocket expenses to be reimbursed following a business combination.


   To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.


   As of the date of this prospectus, Mr. Wasserman and Mr. Blaha have loaned us an aggregate of $187,800 which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees, AMEX listing fees and legal and accounting fees and expenses. Such loans will be payable without interest on the closing of the offering. Prior to the closing date of this offering, Mr. Wasserman will loan the Company up to an additional $200,000 to pay expenses of this offering. The loan will be payable from accrued interest on the trust account. We believe that the amount allocated to working capital, together with interest earned on the trust account available to us, as described above, will be sufficient to cover the costs related to the acquisition of a target business and reimbursement costs, even if the costs of due diligence, legal, accounting and other expenses of structuring and negotiating a business combination exceed our estimates.


   The net proceeds of this offering held in the trust account and not immediately required for the purposes set forth above will be invested only in United States "government securities," defined as any Treasury Bills issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, so that we are not deemed to be an investment company under the Investment Company Act, as amended. By restricting the investment of the proceeds of this offering to these instruments, we intend to avoid being deemed to be an investment company within the meaning of the Investment Company Act, as amended. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.


   We may not use all of the proceeds held in trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we have financed a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target businesses, which may include subsequent acquisitions.


   Other than the $7,500 per month general and administrative service fees described above, the reimbursable out-of-pocket expenses incurred in connection with a business combination and the 1,353,000 incentive warrants issued to Steven M. Wasserman and Constantinos Tsakiris which vest following the consummation of a business combination, no compensation of any kind (including finder's and consulting fees) will be paid to any of our initial stockholders or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our initial stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Prior to consummation of a business combination, such reimbursement of expenses incurred by our initial stockholders shall only be made from permitted distributions of interest earned on the funds held in the trust account and any such expenses in excess of such interest earned on the trust account will be reimbursed upon consummation of a business combination. After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that they may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the homeland security and/or defense industries. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the homeland security and/or defense industries.

   A public stockholder will be entitled to receive funds from the trust account including interest earned on his, her or its portion of the trust account, net of: (i) taxes payable on interest income earned on the trust account and State of Delaware franchise taxes and (ii) up to $1,825,000 ($1,925,000 if the over-allotment option is exercised in full) of interest income released to us to fund our working capital and dissolution and liquidation expenses if we fail to consummate a business combination subject to certain conditions described in this prospectus), only in the event of the liquidation of the trust account as part of our plan of dissolution and liquidation approved by our stockholders upon our failure to complete a business combination within the allotted time or if the public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. In the event of our dissolution and liquidation, we will comply with the requirements of
Section 281(b) of the Delaware General Corporation Law, which requires that we pay or make provision for the payment of all claims and obligations to creditors, including those we believe are likely to arise in the future, before determining assets remaining for distribution to our stockholders. Under Delaware Law, claims of our creditors will have priority over the distribution to our stockholders of amounts held in the trust account.

                                    DILUTION


   The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash if voted against the business combination), by the number of outstanding shares of our common stock.


   At September 30, 2006, our net tangible book value was a deficiency of $479,870, or approximately $(0.30) per share of common stock. After giving effect to the sale of 6,320,000 shares of common stock included in the units to be sold in this offering and the private placement (but excluding shares issuable upon exercise of the warrants included in the units), and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,799,400 shares of common stock which may be converted into cash) at September 30, 2006 would have been $40,695,802 or $6.67 per share, representing an immediate increase in net tangible book value of $6.97 per share to the initial stockholders and an immediate dilution of $3.33 per share or 33.3% to new investors not exercising their redemption rights.


   The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:


    Public offering price .......................................             $10.00
      Net tangible book value before this offering ..............    $(0.30)
      Increase attributable to new investors.....................    $ 6.97
    Pro forma net tangible book value after this offering .......             $ 6.67
                                                                              ------
    Dilution to new investors ...................................             $ 3.33
                                                                              ======



   For purposes of presentation, our pro forma net tangible book value after this offering has been reduced by approximately $17,454,180 because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering and the private placement at a per-share redemption price equal to $10.00 (of which $0.30 represents deferred underwriting discounts and commissions), plus their pro rata share of any interest earned on the trust account (net of taxes payable) not previously distributed to us.


   The following table sets forth information with respect to our initial stockholders prior to and after the private placement and the new investors:


                                                                  SHARES PURCHASED(1)        TOTAL CONSIDERATION
                                                                ----------------------     ------------------------
                                                                                                                      AVERAGE PRICE
                                                                 NUMBER     PERCENTAGE       AMOUNT      PERCENTAGE     PER SHARE
                                                                ---------   ----------    -----------    ----------   -------------
Initial stockholders........................................    1,580,000     20.00%      $    24,688       0.04%        $0.0156
Private placement investors.................................      320,000      4.05%      $ 3,200,000       5.06%        $ 10.00
New investors(2)............................................    6,000,000     75.95%      $60,000,000      94.90%        $ 10.00
                                                                ---------     ------      -----------      ------
                                                                7,900,000     100.0%      $63,224,688     100.00%
                                                                =========     ======      ===========      ======


---------------

(1) Assumes (i) the sale of 6,000,000 units in this offering, but not the exercise of 6,000,000 warrants to purchase shares of our common stock sold as part of such units and (ii) no exercise of the underwriters' over-allotment option. Also gives effect to the redemption on September 8, 2006 of 20,000 shares of our common stock.


(2) Does not include the issuance of an aggregate of 1,353,000 shares of common stock issuable upon exercise of incentive warrants granted to Steven M. Wasserman and Constantinos Tsakiris, or 320,000 shares of common stock issuable upon exercise of the warrants issued in the private placement.

   No less that two days before effectiveness of the registration statement, we will issue an aggregate of 320,000 units at $10.00 per unit in a private placement. Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors, will purchase 50,000 of these units and Constantinos Tsakiris, a member of our board of directors will purchase the remaining 270,000 units. Messrs. Wasserman and Tsakiris will pay the purchase price for the private placement units out of their own funds and will not receive, directly or indirectly, any cash or other consideration from any party in order to make these purchases. Such funds will not be borrowed from any third party. Each of the private placement units include a warrant that is exercisable for one share of common stock at $8.00 and which becomes exercisable on the later of: (i) the completion of a business combination with a target business or
(ii) one year from the date of the prospectus. All of the shares of common stock and warrants included in the units sold in the private placement will be subject to a lock-up agreement that will expire upon the consummation of a business combination and will be held in accounts established by Mr. Wasserman and Mr. Tsakiris with Maxim Group LLC, until such time as we consummate a business combination. Mr. Wasserman and Mr. Tsakiris will not request, and Maxim Group LLC will not grant, any waiver of the lock-up agreement. The exercise of any of the private placement warrants will result in immediate dilution to the public stockholders.

   In addition, before the closing of our private placement we will issue an aggregate of 1,353,000 incentive warrants, of which 264,580 warrants will be issued to Mr. Wasserman and the remaining 1,088,420 warrants will be issued to Mr. Tsakiris. Each incentive warrant is exercisable for one share of common stock at $.01 and becomes exercisable following the consummation of a business combination as follows: (i) 676,500 incentive warrants beginning six months thereafter, (ii) 338,250 incentive warrants beginning nine months thereafter and (iii) the balance of 338,250 incentive warrants beginning 12 months thereafter. The number of exercisable incentive warrants at each of the aforementioned periods will be pro rata among the holders of incentive warrants (based upon each holder's percentage ownership of the aggregate number of incentive warrants). It is anticipated that once the aforementioned vesting periods are satisfied, Mr. Wasserman and Mr. Tsakiris are likely to exercise such warrants because of the nominal exercise price. The exercise of the incentive warrants, at the nominal exercise price, will result in immediate substantial dilution to public stockholders without a corresponding material addition to our financial resources.


   The pro forma net tangible book value after the offering is calculated as follows:


    Numerator:
    Net tangible book value before the offering and the private
      placement.....................................................   $    (479,870)
    Net proceeds from this offering and the private placement ......      58,150,000
    Offering costs paid in advance and excluded from tangible book
      value before this offering and the private placement..........         479,852
    Less: Proceeds held in trust subject to redemption for cash
      (1,799,400 x $9.70)(1)........................................    (17,454,180)
                                                                       -------------
                                                                       $  40,695,802
                                                                       -------------
    Denominator:
    Shares of common stock outstanding prior to this offering and
      the private placement.........................................       1,580,000
    Shares of common stock included in the units offered and the
      private placement.............................................       6,320,000
    Less: Shares subject to redemption (6,000,000 x 29.99%) ........      (1,799,400)
                                                                       -------------
                                                                           6,100,600
                                                                       =============

---------------
(1) Does not include the deferred underwriting discounts and commissions ($0.30 per share) which may be distributed to the public stockholders.

                                 CAPITALIZATION


   The following table sets forth our capitalization at September 30, 2006 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:


                                                         SEPTEMBER 30, 2006
                                                       ----------------------
                                                                       AS
                                                        ACTUAL    ADJUSTED(3)
                                                       --------   -----------
Notes Payable to Stockholders......................... $187,802   $    50,000(1)
                                                       --------
Common stock, $.0001 par value, -0- and 1,799,400
  shares which are subject to possible redemption,
  shares at redemption value(2).......................       --    17,454,180
Stockholders' equity(3):
 Preferred stock, $.0001 par value, 1,000,000 shares
   authorized; none issued or outstanding.............       --            --
 Common stock, $.0001 par value, 30,000,000 shares
   authorized; 1,580,000 shares issued and
   outstanding; 6,100,600 shares issued and
   outstanding (excluding 1,799,400 shares subject
   to possible redemption), as adjusted...............      158           610
 Additional paid-in capital ..........................   24,530    40,719,898
 Deficit accumulated during the development stage ....  (24,706)      (24,706)
                                                       --------   -----------
 Total stockholders' equity (deficit) ................      (18)   40,695,802
                                                       --------   -----------
 Total capitalization ................................ $187,784   $58,199,982
                                                       ========   ===========



---------------
(1) Gives effect to an estimated $50,000 of an additional loan of up to $200,000 to be made by Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors, prior to the closing date of this offering.
(2) If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption for cash (approximately $17,454,180) of up to approximately 29.99% of the aggregate number of shares (approximately 1,799,400 shares) sold in this offering at a per-share redemption price equal to the amount in the trust account ($10.00 per share), inclusive of any interest thereon (net of taxes payable, which taxes, if any, shall be paid from the trust account). Does not include deferred underwriting discounts and commissions ($0.30 per share) which may be distributed to redeeming stockholders.
(3) Does not give effect to the issuance to Messrs. Wasserman and Tsakiris prior to the closing date of this offering of incentive warrants to purchase an aggregate of 1,353,000 shares of our common stock. The grant of such incentive warrants will be recorded as a charge to earnings and a credit to additional paid-in capital on our periodic financial statement in future periods, commencing with the financial statements for the first calendar quarter and ending subsequent to the consummation of this offering.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS



   We were formed on April 20, 2005, to serve as a vehicle to acquire one or more domestic or international assets or an operating business in the U.S. homeland security or defense industries or a combination thereof, through a merger, capital stock exchange, asset acquisition or other similar business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination thereof, in effecting a business combination. The issuance of additional shares of our capital stock:


   o may significantly reduce the equity interest of our stockholders;

   o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

   o may adversely affect prevailing market prices for our common stock.

   Similarly, if we issued debt securities, it could result in:

   o default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

   o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the satisfaction or maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiation of that covenant;


   o our immediate payment of all principal and accrued interest, if any, if the debt securities were payable on demand; and

   o our inability to obtain additional financing, if necessary, if the debt securities contained covenants restricting our ability to obtain additional financing while such securities were outstanding.


   We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.


   We estimate that the net proceeds from the sale of the units in this offering and the private placement, after deducting offering expenses of approximately $5,050,000 (or $5,680,000 if the underwriters' over-allotment option is exercised in full), including $600,000 evidencing the underwriters' non-accountable expense allowance of 1.0% of the gross proceeds, and underwriting discounts of approximately $1,980,000 (or $2,160,000 if the underwriters' over-allotment option is exercised in full), will be $58,150,000. Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors, has agreed to make an additional loan to us of up to $200,000 to pay the cost of offering expenses in excess of $5,000,000, so that on the closing date a total of $60,000,000, or $68,820,000 if the underwriters' over-allotment option is exercised in full, will be in the trust account. See "Use of Proceeds" for a detailed breakdown of the offering expenses. $58,200,000, or $66,570,000 if the underwriters' over-allotment option is exercised in full, will be held in trust. In addition to the net proceeds from the sale of the units in this offering and the private placement, on the closing date of this offering the trust account will include $1,800,000 or ($2,250,000 if the underwriter's over-allotment option is exercised in full) of deferred underwriting compensation to be paid to Maxim Group LLC if and only if a business combination is consummated. Accordingly, on the closing date of this offering, a total of $60,000,000, or $68,820,000 if the underwriters' over-allotment option is exercised in full, will be in the trust account.


   While funds are held in the trust account, they will only be invested in Treasury Bills issued by the United States government having a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the 1940 Act. Interest earned will be applied in the following order of priority:

   o payment of taxes on trust account interest income;


   o payment of State of Delaware franchise taxes;

   o our working capital requirements before we complete a business combination and, if necessary, funding the costs of our potential dissolution and liquidation;

   o solely if we complete a business combination, interest on the amount of deferred underwriters' compensation payable to the underwriters; and


   o the balance, if any, to us if we complete a business combination or to our public stockholders if we do not complete a business combination.

   We believe that the interest income earned on trust account funds in the period before we effect a business combination will be sufficient to fund the costs and expenses relating to our liquidation and dissolution if we do not consummate a business combination.


   We will use substantially all of the net proceeds of this offering, interest income earned on the funds in the trust account and other funds in the trust account available for use to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. Costs and expenses incurred prior to the consummation of a business combination, including those that relate to a business combination that is not consummated, will be paid from the interest earned income on funds held in the trust account (to the extent such interest is released to us). To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

   We believe that, upon consummation of this offering, the funds available to us from interest income earned on the trust account ($1,825,000, or $1,925,000 if the underwriters' over-allotment option is exercised in full; however, if the underwriters' over-allotment option is exercised in full, after our receipt of $125,000 of interest income we will not be permitted to draw such amounts until $180,000 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $10.00 per unit held in the trust account) will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following approximate expenditures: $400,000 of expenses for legal, accounting and other expenses attendant to the structuring, negotiating and consummation of a business combination, $500,000 of expenses for identification, evaluation and due diligence investigation of a target business, $180,000 for administrative services and support payable to an affiliated third party ($7,500 per month for 24 months), $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations, $150,000 for directors' and officers' liability insurance and $495,000 ($595,000 if the underwriters' over-allotment option is exercised in full) for general working capital that will be used for miscellaneous expenses and reserves, including the repayment of up to $200,000 for the additional loan by Mr. Wasserman to cover offering expenses, costs of dissolution and liquidation and reserves, if any, which we currently estimate to be approximately $50,000 to $75,000, potential deposits, down payments or funding of a "no-shop" provision in connection with a particular business combination and key-man insurance.


   We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to consummating a business combination. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us.

   We will use substantially all of the net proceeds of this offering and other funds in the trust account available for our use to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.


   As of the date of this prospectus, Mr. Wasserman and Mr. Blaha have loaned us an aggregate of $187,800, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees and legal and accounting fees and expenses. This loan will be payable without interest on the earlier of June 30, 2007 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering. In addition, Mr. Wasserman has agreed to loan us up to $200,000 prior to the closing of this offering for payment of offering expenses. This loan will be repaid from accrued interest on the trust account.

   We have agreed that upon completion of the this offering we will sell to the representative of the underwriters, for $100, an option to purchase up to a total of 210,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $11.00 per unit commencing after 180 days from the date of this prospectus and expiring four years from the date of this prospectus. The option and the 210,000 units, the 210,000 shares of common stock and the 210,000 warrants underlying such units, and the 210,000 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers, or NASD, and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for an 18-month period (including the foregoing 180-day period) following the date of this prospectus. However, all or any portion of the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option will not be issued if this offering is not consummated.

   We will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black Scholes model, that the fair value of the purchase option on the date of sale is approximately $4.83 per unit (a total value of $1,014,300), using an expected life of five years, volatility of 52.59% and a risk-free rate of 4.74%. The volatility calculation is based on the average volatility of 12 companies in the U.S. homeland security and defense industries during the period from September 6, 2001 to September 12, 2006. Because we do not have a trading history, we needed to estimate the potential volatility of the unit price, which will depend on a number of factors which cannot be ascertained at this time. We used these companies because management believes that the volatility of these companies is a reasonable benchmark to use in estimating the expected volatility for our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and our company is liquidated, the option will become worthless.

   We have agreed that, before the closing of our proposed private placement, we will issue to Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of the Board of Directors, and to Constantinos Tsakiris, a director, incentive warrants to purchase up to an aggregate of 1,353,000 incentive warrants each to purchase common stock. The incentive warrants will be exercisable at $.01 per share. The incentive warrants are only exercisable following the consummation of a business combination as follows: (i) 676,500 incentive warrants beginning six months thereafter, (ii) 338,250 incentive warrants beginning nine months thereafter and (iii) the balance of 338,250 incentive warrants beginning 12 months thereafter. The number of exercisable incentive warrants at each of the aforementioned periods will be pro rata among the holders of incentive warrants (based upon each holder's percentage ownership of the aggregate number of incentive warrants). The incentive warrants will expire at 5:00 p.m., New York City time, on the date which is five years from the date of this prospectus. Because the issuance of the incentive warrants will be deemed to be stock-based compensation, commencing on the date of issuance (which we expect to occur at the closing of the public offering), pursuant to SFAS No. 123R, we will be required to record a charge to earnings in an amount equal to the fair value of such warrants, which we have estimated using the Black-Scholes option-pricing model, to be an aggregate of $12,975,270. In valuing the warrants, we used an expected life of five years and a risk-free interest rate of 4.74%. We did not consider it necessary to evaluate possible variations in volatility, since, due to the large spread between the strike price and the fair value of the underlying stock, the Black-Scholes formula yields a value capped at the fair value of the underlying share, or $9.59 per share. The value attributable to the common stock ($9.60 per share) and warrants ($0.40 per warrant) included in each unit is based upon the trading history of similar blank check offerings at such time as the common stock and warrants first become separately tradeable. In accounting for the warrants, we will charge earnings over the implicit service periods of 24 months. For tax purposes, we will receive a deduction at the time of each vesting period equal to the difference between the then fair market value of the vested common stock underlying the warrants and the exercise price.

                               PROPOSED BUSINESS


   We were organized in April 2005 as a Delaware Business Combination Company(TM), or BCC(TM), formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating businesses in the U.S. homeland security or defense industries or a combination thereof. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. To date our efforts have been limited to organizational activities as well as activities related to this offering.

INTRODUCTION


   Beginning with the terrorist attacks on September 11, 2001 and continuing with our country's war on global terrorism, homeland security has become of paramount importance in the United States and around the world. Unfortunately, the events of September 11, 2001 exposed the fact that one of the greatest strengths of our society -- its openness and interconnectedness -- can also be one of its greatest vulnerabilities. Such events have driven the need for improved protection of our coastline, airlines, railroads, ports, and manufacturing facilities. We believe that our country's homeland security depends upon developing and maximizing the use of new technologies, adopting industry-wide standards and shortening the cycle between innovation and security applications. According to the Civitas Group, a strategic advisory and investment services firm serving the homeland security market, the global homeland security market is projected to be approximately $23.4 billion, the global homeland security market was approximately $55 billion in 2006 and the U.S. homeland security market is projected to grow approximately $140 billion over the next five years. In addition, by 2015 the global homeland security market is projected to exceed $170 billion, according to Homeland Security Research Corp., a homeland security market research firm.


   As a result of September 11, 2001 and the war on global terrorism, many defense industry-based companies expanded their businesses into the homeland security industry in order to take advantage of their existing government sales channels and expand the market for their products and services. Accordingly, we may purchase one or more operating businesses engaged in the homeland security industry or the defense industry or a combination thereof, in order to similarly capitalize on their existing government contracts and relationships.


   The U.S. federal budget for government fiscal year 2007 includes discretionary defense spending of $436.6 billion, a 4% increase over enacted fiscal 2006 funding levels and Department of Homeland Security discretionary spending of $34.8 billion, a 13% increase over 2006.


   Our management, board of directors and special advisor have established an extensive network of relationships from which to identify and generate acquisition opportunities within the U.S. homeland security and defense industries. Certain of our directors have extensive experience in the defense sector and more recently in homeland security, including serving at the highest levels of the United States Armed Forces and the Department of Homeland Security as well as in high levels of government. In addition, we believe the experience of our officers and directors in investment banking and private equity investments will be beneficial in structuring and consummating a business combination.

HOMELAND SECURITY AND DEFENSE INDUSTRY SEGMENTS

   We are focused on a business combination in the U.S. homeland security or defense industries, or a combination thereof, which includes, among others, the following sectors:

   o nuclear and radiological prevention;

   o ground transport security;

   o aviation security;

   o port and maritime security;

   o border security;

   o physical infrastructure protection;

   o cyber security;

   o emergency and disaster preparedness and response;

   o bioterrorism prevention;

   o counterterrorism and law enforcement;

   o domestic and foreign intelligence;

   o information technology solutions, systems engineering and operation, management and support services to the U.S. Department of Defense and other U.S. government agencies; and

   o support services related to defense for the various U.S. national laboratories.


   While we may need to effect a business combination with more than one target business, which may be in different homeland security and defense sectors, our initial business acquisition must be with one or more operating businesses the fair market value of which is, either individually or collectively, at least equal to 80% of our net assets at the time of such acquisition (exclusive of Maxim Group LLC's deferred underwriting compensation, including interest thereon, held in the trust account). We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target businesses regarding a business combination.


   Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, prospective target business or other entity were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver.

COMPETITIVE ADVANTAGES

   We believe that the experience and contacts of our directors, officers and special advisor will give us an advantage in sourcing, structuring and consummating a business combination. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement relating to a business combination. In addition, despite the competitive advantages we believe we enjoy, we remain subject to significant competition with respect to identifying and executing a business combination.

   Established Deal Sourcing Network

   Through our management team, our directors and special advisor we believe we have extensive contacts and sources from which to generate acquisition opportunities within the homeland security and defense sectors. These contacts and sources include government, private and public companies within the U.S. homeland security and defense industries, private equity and venture capital funds, investment bankers, attorneys and accountants.

EFFECTING A BUSINESS COMBINATION

   General

   We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination with the proceeds of this offering.

   We have not selected or approached any target business

   We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any preliminary contact or discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Finally, there have been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.


   Subject to the limitations that a target business or businesses have a collective fair market value of at least 80% of our net assets at the time of the acquisition (exclusive of Maxim Group LLC's deferred underwriting compensation, including interest thereon, held in the trust account), as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.


   Sources of target businesses


   We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers and other members of the financial community as well as sources and relationships in the U.S. homeland security and defense industries and government, who may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts and/or direct contact by management to be commenced following the completion of this offering. Our initial stockholders, officers, directors and special advisor as well as their affiliates may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation. We anticipate that the positions held and contacts maintained by our officers, directors and special advisor within the investment community and the homeland security and defense industries will generate potential acquisition candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions or any other third parties on any formal basis, we may engage these parties in the future, in which event we may pay a finder's fee or other compensation. The terms of any such arrangements will be negotiated with such persons on an arm's length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation. In no event, however, will we pay any of our existing officers, directors, special advisor or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. However, in the event any of our existing officers, directors, special advisor or stockholders has a pre-existing relationship with any company that we enter into a business combination with, they may be entitled to receive compensation from the target company pursuant to their pre-existing relationship. We will not enter into any business combinations with any affiliates of our initial stockholders, officers or directors without obtaining an opinion from an independent investment banking firm that a business combination with any such company is fair to our stockholders from a financial point of view.

   Selection of a target business and structuring of a business combination


   Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets at the time of such acquisition (exclusive of Maxim Group LLC's deferred underwriting compensation, including interest thereon, held in the trust account), our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business (including any such target that may have international operations or assets), our management will consider, among other factors, the following:


   o financial condition and results of operation;

   o growth potential;

   o experience and skill of management and availability of additional personnel;

   o capital requirements;

   o competitive position;

   o barriers to entry into the target business's industries;

   o stage of development of the products, processes or services;

   o degree of current or potential market acceptance of the products, processes or services;

   o proprietary features and degree of intellectual property or other protection of the products, processes or services;

   o regulatory environment of the industry; and

   o costs associated with effecting the business combination.

   These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

   We expect that our Chief Executive Officer and President and our Chief Management Officer and Executive Vice President will allocate a significant amount of their time, as necessary, for meetings with management and/or other representatives of target business candidates, site visits, due diligence, interviews with incumbent management, negotiations and any other activities necessary to complete a business combination. We may also engage an independent third party consultant or expert to assist us in the due diligence process although we have not identified or engaged any such consultants or experts as of the date of this prospectus.

   We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and its stockholders, as well as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

   The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We will not pay any finders or consulting fees to our initial stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination. However, in the event any of our existing officers, directors or stockholders has a pre-existing relationship with any company that we enter into a business combination with, they may be entitled to receive compensation from the target company pursuant to their pre-existing relationship. We will not enter into any business combinations with any affiliates of our initial stockholders, officers or directors unless
(i) such business combination has been approved by our audit committee and our Board of Directors) and (ii) we obtain an opinion from an independent investment banking firm that a business combination with any such company is fair to our stockholders from a financial point of view.


   Fair market value of target business


   The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition (exclusive of Maxim Group LLC's deferred underwriting compensation, including interest thereon held in the trust account). In the event we acquire less than 100% of the stock of a target business, for purposes of determining whether the acquisition is equal to or greater than 80% of our net assets, we will multiply our post-transaction ownership percentage times 100% of the fair market value of the target business as determined by our Board of Directors. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of our net assets at the time of acquisition. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of any such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value because generally accepted valuation standards would not adequately reflect fair market value of the target business, such as valuation of intangible assets, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value. We expect that any such opinion will be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert.


   Probable lack of business diversification

   While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our ability to execute any potential business plan may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

   o subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

   o result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

   Additionally, since it is possible that our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

   Limited ability to evaluate the target business's management

   Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business's management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our officers and directors, if any, in the target businesses cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated with us in some capacity following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business acquired.

   Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.


   Opportunity for stockholder approval of a business combination


   Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.


   In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial stockholders have agreed to vote any shares of common stock acquired in or following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise redemption rights with respect to a potential business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights. Voting against the business combination alone will not result in redemption of a stockholder's shares into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below.


   Redemption rights


   At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to $10.00 per share (plus a portion of the interest earned), but net of: (i) taxes payable on interest earned and State of Delaware franchise taxes and (ii) up to $1,825,000 ($1,925,000 if the over-allotment is exercised in full) of interest income released to us to fund our working capital and dissolution and liquidation expenses if we fail to consummate a business combination; however, if the underwriters' over-allotment option is exercised in full, after our receipt of $125,000 of interest income we will not be permitted to draw such amounts until $180,000 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $10.00 per unit held in the trust account. Any determination of the portion of interest payable to public stockholders redeeming their common stock shall be made on a pro-rata basis, in relation to all the public stockholders through the date of redemption. An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 30% or more of the shares sold in this offering, exercise their redemption rights. Even if less than 30% of the stockholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value equal to 80% of the amount in the trust account (exclusive of Maxim Group LLC's deferred underwriting compensation, including interest thereon, held in the trust account) at the time of such acquisition, which amount is required as a condition to the consummation of our initial business combination, and we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate. The securities issued in the private placement do not have redemption rights. Investors who choose to remain as stockholders and do not exercise their redemption rights will be effectively diluted as the number of public shares decreases (thereby decreasing the total number of shares outstanding) and the number of shares held by our initial stockholders remains the same.


   Plan of dissolution and liquidation if no business combination


   Pursuant to the terms of the trust agreement between us and American Stock Transfer and Trust Company, and only as part of any plan of dissolution and liquidation if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and promptly liquidate and distribute only to our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest but net of: (i) taxes payable on interest income earned on the trust account and State of Delaware franchise taxes and (ii) up to $1,825,000 ($1,925,000 if the over-allotment is exercised in full) of interest income released to us to fund our working capital and dissolution and liquidation expenses if we fail to consummate a business combination; however, if the underwriters' over-allotment option is exercised in full, after our receipt of $125,000 of interest income we will not be permitted to draw such amounts until $180,000 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $10.00 per unit held in the trust account.

   In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our board has agreed to dissolve after the expiration of those time periods (assuming that there has been no business combination consummated), and furthermore, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Immediately upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our trust account to our public stockholders. Our initial stockholders have waived their rights to participate in any liquidation of our trust account in connection with our dissolution with respect to shares of common stock owned by them immediately prior to this offering and to vote their shares of common stock in favor of any plan of dissolution and distribution which we will submit to a vote of our stockholders. Upon the liquidation of our trust account as part of our dissolution, Maxim Group LLC has agreed to waive any right it may have to the $1,800,000 ($2,250,000 if the underwriters' over-allotment option is exercised in full) of deferred underwriting discount currently being held in the trust account. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of dissolution from our remaining interest earned on funds in the trust account that has been released to us to fund our working capital.

   If we are unable to consummate a business combination and we expend all of the interest income on the trust account released to us to fund our working capital, without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price to holders of the 6,000,000 shares (6,900,000 shares if the underwriters' over-allotment option is exercised in full) entitled to participate in liquidation distributions to be equal to the $10.00 per unit offering price.
The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. In such event, we cannot assure you that the actual per-share liqudation price will not be less than $10.00, including interest (net of taxes payable, which taxes, if any, and State of Delaware franchise taxes shall be paid from the trust account), due to claims of creditors (including costs and expenses incurred in connection with our plan of dissolution and liquidation currently estimated at approximately $50,000 to $75,000). Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

   Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors and Robert B. Blaha, our Chief Management Officer, Executive Vice President and a director, have agreed pursuant to agreements with us and Maxim Group LLC that they will indemnify and hold us harmless against any and all loss, liability, claims, damages and expense to which we may become subject as a result of any claim by any vendor owed money by us, but only to the extent necessary to ensure that the amount in the trust account is not reduced by such loss, liability, claim, damage or expense, and provided that and to the extent that (with the approval of our Chief Executive Officer and the vote or written consent of no less than a majority of our board of directors, including all our non-independent directors) we have elected to forego obtaining valid and enforceable waivers from such vendors. Based on information we have obtained from such individuals, we currently believe that such persons are of substantial means and capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, we cannot assure you that the actual per-share liquidation value receivable by our public stockholders will not be less than $10.00 per share, plus interest (net of taxes payable and State of Delaware franchise taxes), due to claims of creditors. In the event of approval of a plan of dissolution and liquidation, we would remain obligated to enforce the above referenced indemnification agreements with our executive officers.

   We believe the likelihood of our executive officers, Mr. Wasserman and Mr. Blaha, having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The indemnification provisions are set forth in the insider letters, executed by Mr. Wasserman and Mr. Blaha. The insider letters provide that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, the indemnification will not be available. In the event that the board recommends and our stockholders approve a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for such claims made by creditors. We also will have access to any funds released to us to fund working capital requirements with which to pay any such potential claims (including costs and expenses incurred in connection with our plan of dissolution and liquidation currently estimated at approximately $50,000 to $75,000).

   Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

   We will dissolve and liquidate our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we will seek stockholder approval to liquidate our trust account to our public stockholders as soon as reasonably possible as part of our plan of dissolution and distribution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.


   Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest. Our initial stockholders (including our private placement investors) have waived their rights to participate in any liquidation distribution with respect to their initial shares and have also agreed to vote in favor of any plan of dissolution and liquidation which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of dissolution and liquidation from our remaining interest earned on funds in the trust account that has been released to us to fund our working capital.


   If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and liquidation. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.

   Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to redeem their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in redemption of a stockholder's shares into a pro rata share of the trust account. Such stockholder must have also exercised the redemption rights described above.


   Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will make liquidating distributions to our stockholders as soon as reasonably possible as part of our plan of dissolution and liquidation, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of
(i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Under
Section 281(b), the payment and provision for payment of these claims and expenses has priority over the distribution of funds to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of such waivers, the claims that could be made against us should be significantly limited and the likelihood that any claim that would result in any liability extending to the trust account should be minimal.

   We expect that all costs associated with the implementation and completion of our plan of dissolution and liquidation will be funded by any funds not held in our trust account, although we cannot assure you that there will be sufficient funds for such purpose

   We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in the following manner:

   o our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation and the board's recommendation of such plan;

   o upon such deadline, we would file the preliminary proxy statement with the Securities and Exchange Commission;

   o if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation; and

   o if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve of reject our plan of dissolution and liquidation.

   In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board's recommended plan of dissolution and liquidation, in the event our stockholders do not approve such a business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan. Immediately upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our trust account to our public stockholders.

COMPETITION FOR TARGET BUSINESSES


   In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe based upon the knowledge and experience of our officers and directors that there are numerous potential target businesses that we could acquire with a fair market value equal to at least 80% of our net assets at the time of the acquisition (exclusive of Maxim Group LLC's deferred underwriting compensation, including interest thereon, held in the trust account) with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:


   o our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;


   o our obligation to redeem into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;


   o our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and


   o the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition (exclusive of Maxim Group LLC's deferred underwriting compensation, including interest thereon, held in the trust account) could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

   Additionally, we face competition from other blank-check companies which have formed recently, a number of which may consummate a business combination in any industry they choose. We may therefore be subject to competition from these companies, which are seeking to consummate a business plan similar to ours and which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that based on publicly available information only 16 of approximately 72 such companies since August 2003 have completed a business combination and 23 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us.

   Any of these factors may place us at a competitive disadvantage in negotiating a business combination.

   If we effect a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

FACILITIES


   We maintain our executive offices at 328 West 77th Street, New York, New York, 10024. We have agreed to pay ASG Management, Inc., an affiliated third party of which Mr. Wasserman and Mr. Blaha are principals, $7,500 per month for office space (located at our executive offices) and certain additional general and administrative services.


   We consider our current office space adequate for our current operations. Upon completion of a business combination or the implementation of our plan of dissolution and distribution, we will no longer be required to pay this monthly fee.

EMPLOYEES

   We have two officers, both of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect such individuals to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

PERIODIC REPORTING AND FINANCIAL INFORMATION

   We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

   We will not acquire an operating business in the U.S. homeland security or defense industries if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Alternatively, we will not acquire assets if the financial information called for by applicable law cannot be obtained for such assets. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business or assets we seek to acquire. Our management believes that the requirement of having available financial information for the target business or assets may limit the pool of potential target businesses or assets available for acquisition.


   We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.


LEGAL PROCEEDINGS

   To the knowledge of our management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.


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
COMPARISON TO OFFERINGS OF BLANK CHECK COMPANIES

   The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.


                                          TERMS OF OUR OFFERING                            TERMS UNDER A RULE 419 OFFERING
                            --------------------------------------------------   --------------------------------------------------
ESCROW OF OFFERING          $60,000,000 of the net offering proceeds             $50,058,000 would be required to be deposited
  PROCEEDS                  (including proceeds from the private placement)      into either an escrow account with an insured
                            will be deposited into a trust account at JP         depositary institution or in a separate bank
                            MorganChase New York, New York maintained by         account established by a broker-dealer in which
                            American Stock Transfer & Trust Company.             the broker-dealer acts as trustee for persons
                                                                                 having the beneficial interests in the account.

INVESTMENT OF NET           The $60,000,000 of net offering proceeds             Proceeds could be invested only in specified
  PROCEEDS                  (including proceeds from the private placement)      securities such as a money market fund meeting
                            held in trust will be invested only in U.S.          conditions of the Investment Company Act of 1940,
                            "government securities," defined as Treasury         as amended, or in securities that are direct
                            Bills issued by the United States having a           obligations of, or obligations guaranteed as to
                            maturity of 180 days or less or in money market      principal or interest by the United States.
                            funds meeting certain conditions under Rule 2a-7
                            under the Investment Company Act of 1940, as
                            amended.

LIMITATION ON FAIR VALUE    The initial target business that we acquire must     We would be restricted from acquiring a target
  OR NET ASSETS OF          have a fair market value equal to at least 80% of    business unless the fair value of such business
  TARGET BUSINESS           our net assets (exclusive of Maxim Group LLC's       or net assets to be acquired represent at least
                            deferred underwriting compensation, including        80% of the maximum offering proceeds.
                            interest thereon, held in the trust account) at
                            the time of such acquisition.

TRADING OF SECURITIES       The units shall commence trading on or promptly      No trading of the units or the underlying common
  ISSUED                    after the date of this prospectus. The common        stock and warrants would be permitted until the
                            stock and warrants comprising the units may begin    completion of a business combination. During this
                            to trade separately on the 90th day after the        period, the securities would be held in the
                            date of this prospectus unless the representative    escrow or trust account.
                            of the underwriters informs us of its decision to
                            allow earlier separate trading, provided we have
                            filed with the SEC a Current Report on Form 8-K,
                            which includes an audited balance sheet
                            reflecting our receipt of the gross proceeds of
                            this offering, including any proceeds we receive
                            from the exercise of the over-allotment option,
                            if such option is exercised prior to the filing
                            of the Form 8-K. Thereafter the units will no
                            longer trade.

                                            TERMS OF OUR OFFERING                          TERMS UNDER A RULE 419 OFFERING
                               -----------------------------------------------   --------------------------------------------------
EXERCISE OF THE WARRANTS       The warrants cannot be exercised until the        The warrants could be exercised prior to the
                               later of the completion of a business             completion of a business combination, but
                               combination or one year from the date of this     securities received and cash paid in connection
                               prospectus and, accordingly, will only be         with the exercise would be deposited in the
                               exercised after the trust account has been        escrow or trust account.
                               terminated and distributed.

ELECTION TO REMAIN             We will give our stockholders the opportunity     A prospectus containing information required by
  AN INVESTOR                  to vote on the business combination. In           the SEC would be sent to each investor. Each
                               connection with seeking stockholder approval,     investor would be given the opportunity to notify
                               we will send each stockholder a proxy             the company, in writing, within a period of no
                               statement containing information required by      less than 20 business days and no more than 45
                               the SEC. A stockholder following the              business days from the effective date of the
                               procedures described in this prospectus is        post-effective amendment, to decide whether he or
                               given the right to redeem his or her shares       she elects to remain a stockholder of the company
                               into his or her pro rata share of the trust       or require the return of his or her investment.
                               account. However, a stockholder who does not      If the company has not received the notification
                               follow these procedures or a stockholder who      by the end of the 45th business day, funds and
                               does not take any action would not be entitled    interest or dividends, if any, held in the trust
                               to the return of any funds.                       or escrow account would automatically be returned
                                                                                 to the stockholder. Unless a sufficient number of
                                                                                 investors elect to remain investors, all of the
                                                                                 deposited funds in the escrow account must be
                                                                                 returned to all investors and none of the
                                                                                 securities would be issued.

BUSINESS COMBINATION           A business combination must occur within 18       If an acquisition has not been consummated within
  DEADLINE                     months after the consummation of this offering    18 months after the effective date of the initial
                               or within 24 months after the consummation of     registration statement, funds held in the trust
                               this offering if a letter of intent, agreement    or escrow account would be returned to investors.
                               in principle or definitive agreement relating
                               to a prospective business combination was
                               entered into prior to the end of the 18 month
                               period. If a business combination does not
                               occur within these time frames our purpose and
                               powers will be limited to dissolving,
                               liquidating and winding up.

                                          TERMS OF OUR OFFERING                            TERMS UNDER A RULE 419 OFFERING
                            --------------------------------------------------   --------------------------------------------------
RELEASE OF FUNDS            The proceeds held in the trust account will not      The proceeds held in the escrow account would not
                            be released until the earlier of the completion      be released until the earlier of the completion
                            of a business combination or as part of any plan     of a business combination or the failure to
                            of dissolution and liquidation of our company        effect a business combination within the allotted
                            approved by our stockholders upon our failure to     time. See "Risk Factors -- Risks associated with
                            effect a business combination within the allotted    our business -- You will not be entitled to
                            time, except that to the extent the trust account    protections normally afforded to investors of
                            earns interest or we are deemed to have earned       blank check companies." In the event a business
                            income in connection therewith, we will be           combination was not consummated within 18 months,
                            permitted from time to time to receive               proceeds held in the trust account would be
                            disbursements of that interest for the purposes      returned within 5 business days of such date.
                            of: (i) paying taxes on interest income earned on
                            the trust account and State of Delaware franchise
                            taxes and (ii) up to $1,825,000 ($1,925,000 if
                            the over-allotment option is exercised in full)
                            of interest income to fund our working capital
                            and dissolution and liquidation expenses if we
                            fail to consummate a business combination;
                            however, if the underwriters' over-allotment
                            option is exercised in full, after our receipt of
                            $125,000 of interest income we will not be
                            permitted to draw such amounts until $180,000 (or
                            a lesser amount if less than the full over-
                            allotment option is exercised, pro rata based on
                            the amount of the over-allotment exercised) of
                            interest shall have been earned on the trust
                            account with the resulting effect that there
                            shall be a minimum of $10.00 per unit held in the
                            trust account. While we intend, in the event of
                            our dissolution and liquidation, to distribute
                            funds from our trust account to our public
                            stockholders as promptly as possible pursuant to
                            our stockholder approved plan of dissolution and
                            liquidation, the actual time at which our public
                            stockholders receive their funds will be longer
                            than the 5 business days under a Rule 419
                            offering. For a detailed discussion of the timing
                            involved in a return of funds from our trust
                            account to our public stockholders as part of our
                            plan of dissolution and liquidation, see
                            "Proposed Business Plan of Dissolution and
                            Liquidation if No Business Combination."

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

   Our current directors and executive officers are as follows:


NAME                               AGE    POSITION
----                               ---    --------
Gary E. Johnson ................    53    Co-Chairman of the Board of Directors

Steven M. Wasserman ............    45    Chief Executive Officer, President,
                                          Secretary and
                                          Co-Chairman of the Board of Directors

Robert B. Blaha ................    51    Chief Management Officer,
                                          Executive Vice President and Director

Carol A. DiBattiste ............    54    Director

Ronald R. Fogleman .............    64    Director

Robert T. Herres ...............    73    Director

Constantinos Tsakiris  .........    35    Director



   GOVERNOR GARY E. JOHNSON has served as Co-Chairman of our board of directors since August 2005. In July 2005, he was elected a director. Since June 2004, Governor Johnson has been the president of High Beta of New Mexico, a venture capital company specializing in investments in companies focused on alternative forms of energy. From October 1998 to the present, Governor
Johnson has also served as president of GEJ Enterprises, Inc., a construction consulting company. From January 1995 to December 2002, Governor Johnson served as the Governor of the State of New Mexico, and was the first governor in the history of New Mexico to be elected for two consecutive four year terms. He was ranked among the nation's seven top governors in each of the Cato Institute's fiscal report cards between 1996 and 2002. As Governor, Mr. Johnson signed into law tax credits to help Sandia National Laboratories offer assistance to small businesses and a joint-powers agreement between the State of New Mexico and Los Alamos National Laboratories to improve Internet accessibility to rural areas. Prior to serving as Governor, from April 1975 to October 1998 Mr. Johnson was the founder and president of Big J Enterprises, Inc., a full-service commercial and industrial construction company located in New Mexico with clients such as Sandia National Laboratories, Honeywell International Inc. (NYSE: HON) and Intel Corp. (Nasdaq: INTC). Mr. Johnson sold Big J Enterprises Inc. in 1999, at the time of its sale one of New Mexico's leading construction companies.

   STEVEN M. WASSERMAN has served as our Chief Executive Officer and Secretary since April 2005 and as our President and Co-Chairman of our board of directors since August 2005. From April 2005 to August 2005, Mr. Wasserman also served as our Chairman. Mr. Wasserman also currently serves as the managing partner of AMT Ventures LLC, an entity primarily engaged in public and private equity and debt investments on a principal basis, a position he has held since April 2004. In addition, Mr. Wasserman is the managing partner of AMT Capital Partners LLC, an investment banking and advisory firm, a position he has held since June 1998. During his tenure as the managing partner of AMT Capital Partners, LLC, clients of AMT Capital Partners, LLC have included the following: Ktech Corporation, a provider of technical support services, scientific and engineering services and management expertise to a variety of government defense and industry clients; Nanodetex Corporation, a leader in lab-on-chip (LOC) platform technologies for gas phase chemical analysis and explosive detection; Agent Science Technologies Incorporated, a provider of neural information management software solutions to the defense industry; Link One, LLC, a technology transfer advisory group to Los Alamos National Laboratory; American Detection Technologies, Inc., a homeland security company engaged in contraband detection services using canines; ETEK International Corporation, a network security provider; and Securant Technologies, Inc., an Internet security software company which was sold to RSA Security, Inc. in September 2001. From June 1997 to July 2001, Mr. Wasserman was the managing director of the Cardinal Fund, a risk arbitrage fund. From April 1995 to May 1998, Mr. Wasserman served as the President and Chief Executive Officer of Pudgies Chicken Inc. In September 1996, Pudgies Chicken Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code and the sale of all of the company's assets was approved in May 1998.

   ROBERT B. BLAHA has served as our Chief Management Officer, Executive Vice President and a director since July 2005. Since June 1993, Mr. Blaha has served as the president of Human Capital Associates, a management consulting company. Since February 2003, Mr. Blaha has also served as the vice chairman and member of the board of directors of Integrity Bank & Trust, a commercial bank based in Colorado Springs, Colorado. During his career, Mr. Blaha has held management positions with Asea Brown Boveri (NYSE: ABB) as vice president of Human Resources and senior vice president of administration from 1990 to 1993, Englehard Corporation (NYSE: EC) as a manager from 1986 to 1990, Monsanto Company (NYSE: MON), as a personnel supervisor and superintendent from 1979 to 1986 and Ford Motor Company (NYSE: F), as a labor relations representative from 1977 to 1979. Mr. Blaha has authored numerous articles and three books, entitled "Beyond Survival," "The Archer Chronicles" and "The Lean Six Sigma Accelerator," on issues relating to high performance work systems, leadership and achieving organizational wide commitment to change and efficiency.


   CAROL A. DIBATTISTE has served as a director since July 2005. Ms. DiBattiste is currently the general counsel and chief privacy officer with ChoicePoint Inc. (NYSE: CPS), a leading provider of identification and credential verification services, a position she has held since September 2006. From
April 2005 until September 2006, she was the chief credentialing, compliance and privacy officer for ChoicePoint Inc. From July 2004 to April 2005, Ms. DiBattiste served as deputy administrator, Transportation Security Administration (TSA), Department of Homeland Security, and as the TSA's chief of staff from March 2003 to July 2004, with responsibility for overseeing all TSA functions and serving as liaison between TSA and the Department of Homeland Security. From February 2001 to February 2003, Ms. DiBattiste was a partner at the law firm of Holland & Knight, LLP. Additionally, Ms. DiBattiste served as under secretary in the United States Air Force from August 1999 to January 2001, the second highest position, responsible for readiness, recruiting, training and equipping a force of 710,000 individuals and a budget of over $70 billion. From December 1997 to August 1999, Ms. DiBattiste was the deputy United States attorney, Southern District of Florida and from July 1994 to December 1997, she was the director of the Executive Office for United States Attorneys, Department of Justice. From August 1993 to July 1994, she was the principal deputy general counsel for the Department of the Navy and from July 1991 to August 1993 she was an assistant United States attorney for the Southern District of Florida. Ms. DiBattiste enlisted in the United States Air Force in March 1971, received her commission in September 1976 and retired in the rank of Major after twenty years of service in 1991.

   GENERAL RONALD R. FOGLEMAN has served as a director since July 2005. General Fogleman retired in 1997 after 34 years of distinguished service in the United States Air Force. General Fogleman is currently the senior vice president of Projects International, an international business advising company, a position that he has held since May 2001. General Fogleman served as chairman and chief executive officer of Durango Aerospace, Inc., an international aviation consulting firm, from January 1998 until December 2004. In addition, from January 1998 to the present, General Fogleman has served as a consultant to various defense industry and related companies, including Northrop Grumman Corporation (NYSE: NOC), East Inc., RSL Electronics USA Inc., FMC
Technologies, Inc. (NYSE: FTI), Bell Helicopter Textron Inc. (a subsidiary of Textron Inc. (NYSE: TXT)), Twentieth Century Alliance and Ahura Corporation. From October 1994 to September 1997, General Fogleman served as a member of the Joint Chiefs of Staff, acting as military advisor to the Secretary of Defense, the National Security Counsel and the President of the United States. From October 1994 to September 1997, he also served as the 15th Chief of Staff of the U.S. Air Force, as the senior uniformed officer responsible for organizing, training and equipping of 750,000 active duty, guard, reserve and civilian forces serving in the United States and overseas. From August 1992 to October 1994, he served as commander-in-chief of the U.S. Transportation Command (CINCTRANS). He currently serves on the board of directors of the following public companies: AAR Corporation (NYSE: AIR), a supplier of products and services to the aviation industry; Alliant Techsystems Inc.
(NYSE: ATK), a provider of conventional munitions, rocket motors and advanced weapons and space systems; and World Airways, Inc., an air carrier providing customized transportation services. On May 31, 2004, General Fogleman became the non-executive Chairman of the Board of World Airways, Inc. (Nasdaq: WLDA).

   GENERAL ROBERT T. HERRES has served as a director since July 2005. General Herres retired from the United States Air Force in February 1990 after 36 years of distinguished service. General Herres is currently an advisor and consultant to a family trust and a director of Ellison Management Co., LLC, which provides asset management support and services to the trust, a position he has held since November 2000. From September 1993 until April 2000, General Herres served as chief executive officer of United Services Automobile Association (USAA), a member-owned diversified insurance and financial service organization serving current and former members of the U.S. military and their families. From September 1993 until October 2002, he served as USAA's chairman. From March 2001 until September 2003, General Herres served as chairman of Luby's, Inc. (NYSE: LUB), an owner and operator of restaurants. From February 1987 until February 1990, General Herres was vice chairman of the Joint Chiefs of Staff, acting as military advisor to the Secretary of Defense, the National Security Council and the President of the United States. During the prior ten years of his career in the Air Force, General Herres held the following positions: commander-in-chief, North American Aerospace Defense Command and U.S. space command and commander, U.S. Air Force Space Command (July 1984 to September 1987), commander of the Eighth Air Force (July 1981 to October 1982) and commander of the Air Force Communications Command (June 1979 to July 1981). He also served as the director for command, control and communications of the Department of Defense Joint Staff (from October 1982 to July 1984). General Herres has received numerous awards and commendations, including the Distinguished Service Medal, Defense Distinguished Service Medal, the Legion of Merit and the Bronze Star.

   CONSTANTINOS TSAKIRIS has served as a director since August 2006. Mr. Tsakiris is the managing director and majority-owner of Paradise Navigation S.A., a tanker fleet manager and operator based in Athens, Greece, a position he has held since May 1996. Since July 2002 he has also been a director and majority-owner of Paradise Tankers Corp., a tanker fleet owner. Since December 2005 Mr. Tsakiris has also been the director and majority-owner of Parsfial Holdings, a Greek real estate company. He is the director and a majority owner of the following companies, each of which is the owner of a single tanker:
Srefania Maritime Ltd. (since March 1999), Natalie Maritime Ltd. (since April
1999), Redina Maritime Ltd. (since December 1999), Aspropyrgos Maritime Ltd. (since June 2002), Ikaros Maritime Ltd. (since November 2002), Daedalos Maritime Ltd. (since April 2003). From June 2003 to March 2005, Mr. Tsakiris was the director and majority-owner of Herculito Maritime Ltd., and from September 1997 to September 2003, he was the director and majority-owner of A.F. Maritime Ltd., each of which was a single tanker-owning company.
Mr. Tsakiris is also the majority owner of PAE Panionios NFC, a professional soccer club based in Greece.

DIRECTOR INDEPENDENCE


   Our board of directors has determined that Governor Gary E. Johnson, Carol
A. DiBattiste, General Ronald R. Fogelman and Robert T. Herres are "independent directors" within the meaning of Rule 121(A) of the American Stock Exchange Company Guide and Rule 10A-3 promulgated under the Securities Act of 1934, as amended.


NUMBER AND TERM OF DIRECTORS


   Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Mr. Wasserman, General Fogleman and Governor Johnson, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Blaha, Ms. DiBattiste, General Herres and Mr. Tsakiris, will expire at the second annual meeting of stockholders.


   These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. Other than Ms. DiBattiste and General Fogleman, none of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION


   No executive officer, director or initial stockholder, nor any affiliate thereof, has received any cash compensation for services rendered. No compensation of any kind, including finder's and consulting fees, will be paid by us to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, and we have agreed to pay ASG Management, Inc., an affiliated entity of which Mr. Wasserman and Mr. Blaha are principals, $7,500 per month for office space and certain additional general and administrative services. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses. Our board of directors has designated Steven M. Wasserman, our Chief Executive Officer and President, to pass upon the reasonableness of the reimbursement of expenses incurred by any member of our management or board of directors in an amount of $10,000 or less. Reimbursement of expenses in excess of $10,000 will be passed upon by our audit committee, with any interested director abstaining. Other than through this review process, or by review by a court of competent jurisdiction if such reimbursement is challenged, provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to a business combination, there will be no other review of the reasonableness of these expenses. If all of our directors are not deemed "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement, or monitoring our compliance with the terms of this offering. In addition, since the role of our current management and directors subsequent to a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to our current management and directors prior to or after a business combination by any target businesses.


SPECIAL ADVISER

   In addition to our board of directors, we also have access to special advisors who have the background and experience to assist us in evaluating target businesses and consummating a business combination. We have initially identified Mr. Weinstein as our special advisor.

   MICHAEL WEINSTEIN has been our special advisor since July 2005. Mr. Weinstein has over twenty years of experience in government procurement, business development, technology investments and law. Since October 2006, Mr. Weinstein has been the President and Founder of Military Religious Freedom Foundation, an organization supporting the upholding of religious freedoms in the United States armed forces. From November 2004 until September 2006, Mr. Weinstein was the director of business development, department of energy programs, for Perot Systems Corporation (NYSE: PER), a provider of technology-based business solutions. From December 2003 until November 2004, Mr. Weinstein was a partner with New York Technology Partners, LLC, a technology transfer startup company. From December 2002 to December 2003, Mr. Weinstein served as chief executive officer for Information Architects Corp. (OTCPK:
IACH), an internet-based pre-employment screening company. From October 2000 to December 2002, he was the managing partner of Focos Investments, Inc., an "angel" investment firm. From June 2000 to August 2001, Mr. Weinstein acted as a partner in Link 1 LLC, a technology transfer startup company. Previously, Mr. Weinstein served as Assistant General Counsel in the Executive Office of the President of the United States from May 1986 to May 1987. From April 1984 to May 1986, he served as attorney advisor for telecommunications and information systems, Office of Management and Budget, Executive Office of the President of the United States and first chief of telecommunications and information systems procurement law for the United States Air Force from October 1982 to April 1984.

BOARD COMMITTEES


   Our board of directors has an audit committee and our board of directors has adopted a charter for the audit committee, as well as a code of conduct and ethics that governs the conduct of our directors, officers and employees.

   Our audit committee consists of General Herres, General Fogleman and Governor Johnson. Each member of our audit committee is financially literate under the current listing standards of the American Stock Exchange.

   The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee's attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents. In addition, our audit committee will be required to pre-approve all related party transactions between us and any of our officers, directors and 5% or more stockholders and their respective affiliates.


   Nominees for the Company's board of directors will be selected by vote of a majority of the Company's independent directors. The compensation of our chief executive officer and other officers will be determined by a majority of our independent directors in accordance with Section 805 of the American Stock Exchange Company Guide.

   Our audit committee (with any interested directors abstaining) will pass upon the reasonableness of any reimbursable expenses in excess of $10,000. Steven M. Wasserman, our Chief Executive Officer and President, will determine the reasonableness of reimbursement of lesser amounts.

CODE OF ETHICS

   We have adopted a code of ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and rules of The American Stock Exchange.

CONFLICTS OF INTEREST

   Potential investors should be aware of the following potential conflicts of interest:

   o None of our officers or directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities;

   o In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented;

   o Certain of our officers and directors are affiliated with entities in the homeland security and defense industries. In addition, our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us;


   o Since our directors own shares of our common stock which will be released from escrow only in certain limited situations, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely;


   o Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest; and


   o Our officers and directors may receive reimbursement of out-of-pocket expenses incurred by them prior to the consummation of a business combination. However, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount not held in the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

   In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

   o the corporation could financially undertake the opportunity;

   o the opportunity is within the corporation's line of business; and

   o it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

   Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

   In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations they might have.

   Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors, is also the managing partner of AMT Capital Partners LLC. Although AMT Capital Partners LLC provides investment banking services to certain companies engaged in the homeland security and defense industries, Mr. Wasserman has agreed that our initial business combination will not be with any of such companies so long as they remain clients of AMT Capital Partners LLC, in order to avoid potential conflicts of interest that may arise from these clients.


   We will not enter into any business combination with any affiliates of our initial stockholders, officers or directors unless (i) such business combination has been approved by our audit committee and our Board of Directors, and (ii) we obtain an opinion from an independent investment banking firm that a business combination with any such company is fair to our stockholders from a financial point of view.

   Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. In addition, all of our officers and directors have fiduciary obligations to those companies on whose boards of directors they may sit. To the extent that they identify business opportunities that may be suitable for the entities to which they owe a fiduciary obligation, our officers and directors will honor those fiduciary obligations. The entities that are within the homeland security or defense industries or that may make acquisitions or investments in such industries to which our officers and directors owe a fiduciary duty include: AMT Ventures LLC and AMT Capital Partners LLC (Steven M. Wasserman); High Beta of New Mexico (Governor Gary E. Johnson); ChoicePoint Inc. (NYSE:CPS) (Carol A. DiBattiste); Projects International, AAR Corporation (NYSE: AIR) and Alliant Techsystems Inc. (NYSE:
ATK) (General Ronald R. Fogleman). Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a fiduciary obligation and any successors to such entities have declined to accept such opportunities.

   Our directors may receive reimbursement for reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. As a matter of policy, our audit committee (with any interested director abstaining) pass upon the reasonableness of any reimbursable expenses incurred by members of our board of directors that exceed $10,000. Mr. Wasserman, our Chief Executive Officer and President, will pass upon the reasonableness of reimbursement of expenses of $10,000 or less. Other than through this review process, or the review of a court of competent jurisdiction if such reimbursement is challenged, there will be no other review of the reasonableness of these expenses.


   In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, our initial stockholders have agreed to vote any shares of common stock acquired in or following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise redemption rights with respect to a potential business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination.

                             PRINCIPAL STOCKHOLDERS



   The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus (including the sale of the common stock included in the units offered in the private placement), and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:


   o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

   o each of our officers and directors; and

   o all our officers and directors as a group.

   Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.


                                                                                                 APPROXIMATE PERCENTAGE
                                                                    AMOUNT AND NATURE          OF OUTSTANDING COMMON STOCK
                                                                      OF BENEFICIAL       --------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                OWNERSHIP(2)      BEFORE OFFERING    AFTER OFFERING(4)(5)
---------------------------------------                             -----------------    ---------------    --------------------
Steven M. Wasserman(3)(5) .......................................        910,000               47.9%                11.5%
Robert B. Blaha .................................................        420,000               22.1%                5.3%
Constantinos Tsakiris(5) ........................................        270,000               14.2%                3.4%
Gary E. Johnson .................................................         50,000               2.6%                  *
Carol A. DiBattiste .............................................         50,000               2.6%                  *
Ronald R. Fogleman ..............................................         50,000               2.6%                  *
Robert T. Herres ................................................         50,000               2.6%                  *
Michael Weinstein ...............................................         50,000               2.6%                  *
Laura Haffner ...................................................         50,000               2.6%                  *
All directors and executive officers as a group (seven
  individuals)...................................................       1,800,000              94.7%                22.8%

---------------

*    Less than 1%

(1) Unless otherwise indicated, the business address of each beneficial owner of more than 5% of our outstanding common stock is 328 West 77th Street, New York, New York 10024.

(2) Gives effect to the sale of 320,000 units in the private placement to close no less than two days before the effective date of the registration statement of which this prospectus forms a part. Of the 320,000 units to be sold in the private placement, Steven M. Wasserman will purchase 50,000 units and Constantinos Tsakiris will purchase 270,000 units.


(3) Includes 80,000 shares of common stock owned by Tukwila Group LLC, an entity in which Mr. Wasserman is the sole manager and equity holder and has sole voting and dispositive power with respect to such shares and reflects the redemption in September 2006 of 20,000 shares of our common stock previously owned by Tukwila Group LLC.

(4) Assumes only the sale of 6,000,000 units in this offering but not the exercise of the 6,000,000 warrants to purchase our common stock included in such units or the exercise of the underwriters' over-allotment option

(5) Does not include an aggregate of 1,353,000 incentive warrants, each to purchase one share our common stock, to be issued before the closing of our private placement, of which 264,580 incentive warrants will be issued to Steven M. Wasserman and 1,088,420 incentive warrants will be issued to Constantinos Tsakiris, as such incentive warrants are not exercisable within 60 days. See discussion of incentive warrants below.

   None of our other initial stockholders, officers and directors has indicated to us that they intend to purchase units in the offering or warrants on the open market. Immediately after this offering, assuming no exercise of the over-allotment option by the underwriters, our initial stockholders, which include all of our officers and directors, collectively, will beneficially own 24.1% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

   All of the shares of our common stock outstanding prior to the date of this prospectus (other than the units sold in the private placement described in note 2 above which will be subject to a lock up agreement) will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until one year following our consummating a business combination with a target business.


   During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses, siblings, parents, grandchildren, children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.


   Before the closing of our private placement, we will issue an aggregate of 1,353,000 incentive warrants to purchase our common stock of which 264,580 incentive warrants will be issued to Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors, and 1,088,420 incentive warrants will be issued to Constantinos Tsakiris, a member of our board of directors. The incentive warrants will be exercisable at $.01 per share. The incentive warrants are only exercisable following the consummation of a business combination as follows: (i) 676,500 incentive warrants beginning six months thereafter, (ii) 338,250 incentive warrants beginning nine months thereafter and (iii) the balance of 338,250 incentive warrants beginning 12 months thereafter. The number of exercisable incentive warrants at each of the aforementioned periods will be pro rata among the holders of incentive warrants (based upon each holder's percentage ownership of the aggregate number of incentive warrants). The incentive warrants will expire at 5:00 p.m., New York City time, on [_________], 2012, FIVE YEARS FROM THE DATE OF THIS PROSPECTUS. Because the issuance of the incentive warrants will be deemed to be stock-based compensation, commencing on the date of issuance (which we expect to occur at the closing of the public offering), pursuant to SFAS
No. 123R, we will be required to record a charge to earnings in an amount equal to the fair value of such warrants, which we have estimated using the Black-Scholes option-pricing model, to be an aggregate of $12,975,270. In accounting for the warrants, we will charge earnings over the implicit service period of 24 months.

   In addition, in connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial stockholders have agreed to vote any shares of common stock acquired in or following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise redemption rights with respect to a potential business combination.


   Mr. Wasserman may be deemed to be our "parent" and is deemed our "promoter," as those terms are defined under the federal securities laws.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


PRIOR SHARE ISSUANCES

   In July 2005, we issued 1,580,000 shares of our common stock to the individuals and entity set forth below for an aggregate amount of $25,000 in cash, at an average purchase price of $0.0158 per share, as follows:

NAME                                                        NUMBER OF SHARES             RELATIONSHIP TO US
----                                                        ----------------   --------------------------------------
Steven M. Wasserman ....................................        780,000        Chief Executive Officer, President,
                                                                               Secretary and
                                                                               Co-Chairman of our board of directors

Robert B. Blaha ........................................        420,000        Chief Management Officer, Executive
                                                                               Vice President
                                                                               and director

Tukwila Group LLC  .....................................         80,000        Affiliate of Steven M. Wasserman

Gary E. Johnson ........................................         50,000        Co-Chairman of our board of directors

Carol A. DiBattiste ....................................         50,000        Director

Ronald R. Fogleman .....................................         50,000        Director

Robert T. Herres .......................................         50,000        Director

Michael Weinstein ......................................         50,000        Special Advisor

Laura Haffner ..........................................         50,000        Stockholder


   The holders of the majority of these shares will be entitled to require us, on up to two occasions, to register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before one year following our consummation of a business combination. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

   No less than two days before the effectiveness of the registration statement of which this prospectus forms a part, Steven M. Wasserman, our Chief
Executive Officer, President and Co-Chairman of our board of directors and Constantinos Tsakiris, a member of our board of directors, will purchase from us an aggregate of 320,000 units at $10.00 per unit in a private placement
(Mr. Wasserman will purchase 50,000 units, Mr. Tsakiris will purchase 270,000 units). Messrs. Wasserman and Tsakiris will pay the purchase price for the private placement units out of their own funds and will not receive directly or indirectly, any cash or other consideration from any party in order to make these purchases. Such funds will not be borrowed from any third party. Such units are identical to the units in this offering. Each unit consists of one share of common stock and one warrant. Each warrant is exercisable into one share of common stock at $8.00 and will become exercisable on the later of (i) the completion of a business combination with a target business or (ii) one year from the date of this prospectus. The units (including the underlying shares and warrants) will be subject to a lock-up agreement and held in accounts established by Mr. Wasserman and Mr. Tsakiris with Maxim Group LLC until such time as we consummate a business combination. Mr. Wasserman and Mr. Tsakiris will not request, and Maxim Group LLC will not grant, any waiver of the lock-up agreement.

   Before the closing of our private placement, we will issue an aggregate of 264,580 warrants to Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors, and an aggregate of 1,088,420 warrants to Constantinos Tsakiris, a member of our board of directors, each to purchase our common stock, which warrants we refer to as the incentive warrants. The incentive warrants will be exercisable at $.01 per share. The incentive warrants are only exercisable following the consummation of a business combination as follows: (i) 676,500 incentive warrants beginning six months thereafter, (ii) 338,250 incentive warrants beginning nine months thereafter and (iii) the balance of 338,250 incentive warrants beginning 12 months thereafter. The number of exercisable incentive warrants at each of the aforementioned periods will be pro rata among the holders of incentive warrants (based upon each holder's percentage ownership of the aggregate number of incentive warrants). The incentive warrants will expire at 5:00 p.m., New York City time, on [___________], 2012, [FIVE YEARS FROM THE DATE OF THIS PROSPECTUS]. Because the issuance of the incentive warrants will be deemed to be stock-based compensation, commencing on the date of issuance (which we expect to occur at the closing of the public offering), pursuant to SFAS No. 123R, we will be required to record a charge to earnings in an amount equal to the fair value of such warrants, which we have estimated using the Black-Scholes option-pricing model, to be an aggregate of $12,975,270. In accounting for the warrants, we will charge earnings over the implicit service period of 24 months.

   As of the date of this prospectus, Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors, and Robert B. Blaha, our Chief Management Officer and Executive Vice President and a director, have loaned us an aggregate of $187,800 which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees and legal and accounting fees and expenses. This loan will be payable without interest on the earlier of June 30, 2007 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust. In addition, prior to the closing date of this offering, Mr. Wasserman will loan us up to an additional $200,000 for expenses of this offering. This loan will be repaid from accrued interest on the trust account.

   We have agreed to pay ASG Management, Inc., an affiliated third party of which Mr. Wasserman and Mr. Blaha are principals, $7,500 per month for office space and certain additional general and administrative services.

   In September 2006, the Company redeemed an aggregate of 20,000 shares of its common stock owned by Tukwila Group LLC, an entity owned by Steven M. Wasserman, for an aggregate consideration of $312.50.

   We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Our audit committee (with any interested directors abstaining) will pass upon the reasonableness of any reimbursable expenses in excess of $10,000. Steven M. Wasserman, our Chief Executive Officer and President, will pass upon the receivableness of reimbursement of lesser amounts. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.


   Other than the reimbursable out-of-pocket expenses payable to our officers and directors and the $7,500 per month payment to ASG Management, Inc., the principals of which are Mr. Wasserman and Mr. Blaha, no compensation or fees of any kind, including finders and consulting fees, will be paid by us to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.


   Our initial stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.


   After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that our officers and directors may enter into employment agreements, the terms of which shall be negotiated at the time of the business combination. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation for their service as directors.

   All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us at the time of such transactions to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance of our audit committee. In addition, our audit committee will gather pricing information, estimates or fairness opinions from unaffiliated third parties with respect to similar transactions undertaken by us to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

                           DESCRIPTION OF SECURITIES


GENERAL


   We are authorized to issue 30,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,900,000 shares of common stock are outstanding (after giving effect to the private placement), held by ten record holders. No shares of preferred stock are currently outstanding.


UNITS

   Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants may begin to trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC informs us of its decision to allow earlier separate trading based on its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. If Maxim Group LLC permits separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K with the SEC announcing when such separate trading will begin. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Thereafter the units will no longer trade as units. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect any proceeds we receive from the exercise of the over-allotment option or any portion thereof, if all or any portion of the over-allotment option is exercised prior to the filing of the Form 8-K.

COMMON STOCK


   Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. In addition, our initial stockholders have agreed to vote any shares of common stock acquired by them in or following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise redemption rights with respect to a potential business combination. Additionally, our initial stockholders, including our officers and directors, will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.


   We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights discussed below. Voting against the business combination alone will not result in redemption of a stockholder's shares into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below.

   Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. For more information, see the section entitled "Management." There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.


   If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the trust account as a part of any plan of dissolution and liquidation, inclusive of any interest (net of taxes payable, which taxes, and State of Delaware franchise taxes which shall be paid from the trust account) and up to $1,825,000 of interest income earned on the trust account ($1,925,000 if the over-allotment option is exercised in full), and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their respective rights to participate in any liquidation occurring upon our failure to consummate a business combination and have also agreed to vote their shares of common stock in favor of any plan of dissolution and liquidation which we will submit to a vote of our stockholders, but only with respect to those shares of common stock acquired by them prior to this offering. Additionally, upon the liquidation of our trust account as a part of any plan of dissolution and liquidation Maxim Group LLC has agreed to waive any right it may have to the $1,800,000 of deferred underwriting discount held in the trust account all of which shall be distributed to our public stockholders.

   Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.


PREFERRED STOCK


   Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.


WARRANTS

   Each warrant sold in this offering and in the private placement entitles the registered holder to purchase one share of our common stock at a price of $8.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

   o the completion of the initial business combination; or

   o one year from the date of this prospectus.

   The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.


   The warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by "cashless exercise." A "cashless exercise" means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a "fair market value" equal to such aggregate exercise price. We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise. The "fair market value" will be determined using the average reported last sales price of our common stock for the ten trading days ending on the third business day prior to the exercise of the warrants, or in the event that we have given a notice of redemption to the holder of the warrants, on the third business day prior to the date on which any notice of redemption is sent to the holders of the warrants listed below.

   We may call the public warrants (including any warrants issued to the underwriters if they exercise their unit purchase option) for redemption,


   o in whole and not in part (and only in conjunction with the redemption of the private placement warrants);

   o at a price of $.01 per warrant;

   o at any time after the warrants become exercisable;

   o upon not less than 30 days' prior written notice of redemption to each warrant holder; and


   o if, and only if, the last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

   We have established these criteria to provide public warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the public warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption either by payment of the exercise price in cash or on a "cashless exercise" basis; however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

   The public warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038 as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

   The public exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.


   The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us or by "cashless exercise," for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.


   No public warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered under the Securities Act of 1933, as amended, or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants and therefore are unable to deliver registered shares, the warrants may become worthless. If the warrants become worthless, the price paid by holders for their units will thereafter relate solely to the common stock underlying the units. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.


   No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.


   Because the units sold in the private placement were originally issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the public warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.


INCENTIVE WARRANTS


   Before we close our private placement, we will issue an aggregate of 1,353,000 incentive warrants to Steven M. Wasserman, our Chief Executive Officer, President and Co-Chairman of our board of directors, and Constantines Tsakiris, one of our directors, as follows: 264,580 incentive warrants to Mr. Wasserman and 1,088,420 incentive warrants to Mr. Tsakiris. The incentive warrants are exercisable at $.01 per share. 676,500 of these incentive warrants will be exercisable beginning on the date six months after a business combination, 338,250 incentive warrants will be exercisable beginning on the date nine months after a business combination and the balance of 338,250 incentive warrants will be exercisable beginning the date twelve months after a business combination. The number of exercisable incentive warrants at each of the aforementioned periods will be pro rata among the holders of incentive warrants (based upon each holder's percentage ownership of the aggregate number of incentive warrants). The warrants will expire at 5:00 p.m., New York City time, for the incentive warrants on [_________], 2012 [five years from the date of this prospectus]. Holders of the incentive warrants are entitled to exercise the incentive warrants by payment in cash of the exercise price or on a "cashless" basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock underlying the warrant minus the exercise price of the warrant) into shares of common stock. We will not accelerate the vesting of the incentive warrants.


   American Stock Transfer & Trust Company will act as warrant agent for the incentive warrants.

   The exercise price and number of shares of common stock issuable on exercise of the incentive warrants may be adjusted if we issue a stock dividend, or upon our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.


   No incentive warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holders of the warrants. We have agreed to register the common stock underlying the warrants and use our best efforts to maintain that registration statement in effect until the expiration of the warrants. In no event will the registered holders of incentive warrants be entitled to receive a net-cash settlement, stock or other consideration in lieu of physical settlement in shares of our common stock.


   You should review a copy of the incentive warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the incentive warrants.

PURCHASE OPTION


   We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 210,000 units at $11.00 per unit. The securities underlying these units are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled "Underwriting -- Underwriting Terms."


DIVIDENDS

   We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

OUR TRANSFER AGENT AND WARRANT AGENT

   The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

SHARES ELIGIBLE FOR FUTURE SALE


   Immediately after this offering, we will have 7,900,000 shares of common stock outstanding, or 8,800,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 6,000,000 shares sold in this offering, or 6,900,000 shares if the over-allotment option is exercised in full, will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act, as amended. All of the remaining 1,900,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. 1,580,000 of those shares are currently available for sale under Rule 144. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of one year from the consummation of a business combination subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the certificate representing such shares will be destroyed, the approval of our public stockholders, and the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.


   Rule 144

   In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:


   o 1% of the number of shares of common stock then outstanding, which will equal 79,000 shares immediately after this offering (or 88,000 if the underwriters' exercise their over-allotment option); and


   o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

   Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

   Rule 144(k)

   Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

   SEC Position on Rule 144 Sales

   The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act of 1933, as amended, when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

REGISTRATION RIGHTS

   The holders of our 1,580,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.


   The holders of the 320,000 units sold in our private placement are entitled to registration rights pursuant to a subscription agreement signed prior to the date of this offering. The holders of 75% of the 320,000 shares of our common stock and the 320,000 shares of common stock underlying the warrants comprising a portion of the units, have the right on two occasions to require us to register those shares of common stock. The demand registration right can be exercised by those holders at any time after we have publicly announced entering into a letter of intent, or made a comparable announcement, regarding a business combination, although such securities remain subject to a lock-up agreement and cannot be transferred or exercised, as the case may be, until the consummation of a business combination. These stockholders also have certain "piggy-back" registration rights on registration statements filed by us after we have consummated a business combination. We are obligated to bear the expenses for any such demand or "piggy-back" registrations.

   The holders of the 1,353,000 incentive warrantsissued by us to Mr. Wasserman and Mr. Tsakiris are entitled to registration rights pursuant to the terms of the incentive warrant. The holders of 75% of the 1,353,000 shares of common stock underlying the incentive warrants, have the right on one occasion to require us to require us to register those shares of common stock. The demand registration right can be exercised by those holders at any time after six months following our consummation of a business combination. These stockholders also have certain "piggy-back" registration rights on registration statements filed by us after we have consummated a business combination. We are obligated to bear the expenses for any such demand or "piggy-back" registrations.


AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

   Our amended and restated certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

   o a requirement that all proposed business combinations be within the homeland security or defense industries or a combination thereof;

   o a requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;


   o a prohibition against completing a business combination if stockholders owning 30% or more of the shares sold in this offering exercise their redemption rights in lieu of approving a business combination;


   o the right of stockholders voting against a business combination to redeem their shares for a pro-rata portion of the trust account in lieu of participating in a proposed business combination;

   o a requirement that in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed, our purpose and powers will be limited to dissolving, liquidating and winding up; provided, however, that we will reserve our rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against us;

   o a requirement that our management take all actions necessary to liquidate our trust account as part of any plan of dissolution and distribution in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18 month period;

   o a limitation on stockholders' rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon the liquidation of our trust account as part of any plan of dissolution and liquidation or upon the exercise of their redemption rights; and

   o the bifurcation of our board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors.

   Our amended and restated certificate of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering, prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. Additionally, our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to section 3.26 of the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.

                                  UNDERWRITING


   Maxim Group LLC is lead managing underwriter and sole bookrunner of this offering and is acting as representative of the underwriters named below. Subject to the terms and conditions in the underwriting agreement, each underwriter named below has agreed to purchase from us, on a firm commitment basis, the respective number of units shown opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:


      UNDERWRITER                                         NUMBER OF UNITS
      -----------                                         ---------------
      Maxim Group LLC ................................
      I-Bankers Securities, Inc. .....................
                                                          ---------------
        TOTAL.........................................       6,000,000


   The underwriting agreement provides that the underwriters are committed to purchase all of the units offered by this prospectus if they purchase any of the units. This commitment does not apply to the units subject to an over-allotment option granted by us to the underwriters to purchase additional units in this offering. The underwriting agreement also provides that the obligations of the underwriters to pay for and accept delivery of the units are subject to the passing upon of certain legal matters by counsel and certain other conditions.


UNDERWRITING TERMS

   Pursuant to the underwriting agreement, we have granted to the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional 900,000 units from us on the same terms and at the same per unit price as the other units being purchased by the underwriters from us. The underwriters may exercise the option solely to cover over-allotments, if any, in the units that the underwriters have agreed to purchase from us. If the over-allotment option is exercised in full, the total public offering price, underwriting discounts and commissions and proceeds to us before expenses will be $69,000,000, $2,160,000 and $66,840,000, respectively.


   The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.


                                                    PER UNIT    WITHOUT OPTION   WITH OPTION
                                                    --------    --------------   -----------
Public offering price...........................     $10.00      $60,000,000     $69,000,000
Discount(1).....................................     $ 0.33      $ 1,980,000     $ 2,160,000
Non-accountable expense allowance(2)............     $ 0.10      $   600,000     $   600,000
Deferred underwriting compensation(3) ..........     $ 0.30      $ 1,800,000     $ 2,250,000
Proceeds before expenses(4).....................     $ 9.27      $55,620,000     $63,990,000



---------------
(1) Does not include an additional 3% of the gross proceeds from the sale of the 6,000,000 units in this offering ($1,800,000) and 5% of the gross proceeds from the sale of the 900,000 units subject to the underwriters' over-allotment option ($450,000) that will be paid to the underwriters only upon consummation of a business combination (and then only with respect to those units as to which the component shares have not been redeemed) which amounts are reflected in this table as deferred underwriting compensation. If a business combination is not consummated and we are liquidated, such amounts will not be paid to the underwriters, but rather will be distributed among our public stockholders.

(2) The 1% non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters' over-allotment option.

(3) The per unit deferred underwriting compensation is $0.30 with respect to units sold in the offering and is $0.50 per unit with respect to the units sold pursuant to the underwriters' over-allotment option. The underwriters have agreed to forego their deferred underwriting compensation with respect to each share that we redeem for cash upon the consummation of a business combination.


(4)  The offering expenses are estimated at $670,000.

   We have agreed to sell the units to the underwriters at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus. The underwriting agreement also provides that Maxim Group LLC, as representative of the underwriters, will be paid a non-accountable expense allowance equal to 1% of the gross proceeds from the sale of the units offered by this prospectus ($50,000 of which has been previously advanced to Maxim Group LLC), exclusive of any units purchased on exercise of the over-allotment option. In the event the offering is terminated, Maxim Group LLC will return to us the amount previously advanced by us less Maxim Group LLC's actual out-of-pocket expenses incurred in connection with the offering.

   We estimate that the total expenses of the offering payable by us, not including underwriting discounts, commissions, the non-accountable expense allowance and not taking into consideration the underwriters' over-allotment option, will be approximately $670,000. These expenses include, but are not limited to, SEC registration fees, NASD filing fees, AMEX listing fees, accounting fees and expenses, legal fees and expenses, printing and engraving expenses, transfer agent fees and blue sky fees and expenses.


   The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public
offering price less a selling concession not in excess of $    per unit. The
underwriters may allow, and the selected dealers may reallow, a concession not
in excess of $    per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.


   We have also agreed to sell to Maxim Group LLC for $100, an option to purchase up to a total of 210,000 units, exercisable at $11.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option commences on the later of the consummation of a business combination and 18 months from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 210,000 units, the 210,000 shares of common stock and the 210,000 warrants underlying such units, and the 210,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Thereafter, the representative's units will be transferable provided such transfer is in accordance with the provisions of the Securities Act of 1933, as amended. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of 1933, as amended of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price. We will set aside and at all times have available a sufficient number of shares of common stock to be issued upon exercise of the representative's units.


   We have engaged Maxim Group LLC, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a cash commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus either for cash or by cashless exercise, in either case only if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

   o the market price of the underlying shares of common stock is lower than the exercise price;


   o the holder of the warrants has not confirmed in writing that Maxim Group LLC solicited the exercise;


   o the warrants are held in a discretionary account;

   o the warrants are exercised in an unsolicited transaction; or

   o the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.


   We have given Maxim Group LLC the right to designate an observer to our board of directors for two years following the date of this prospectus. The observer will have the right to attend all board meetings, receive all notices, correspondence and communications sent to the board, and be reimbursed for expenses. We will require the observer to sign a confidentiality agreement that restricts the advisor from disclosing any of our confidential information received by the observer as a result of attending meetings of our board of directors. The observer will not be allowed to attend any meetings of our board of directors unless such a confidentiality agreement is signed and delivered to us.


   Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

   o the history and prospects of companies whose principal business is the acquisition of other companies;

   o prior offerings of those companies;

   o our prospects for acquiring an operating business at attractive values;

   o our capital structure;

   o an assessment of our management and their experience in identifying operating companies;

   o general conditions of the securities markets at the time of the offering;
     and

   o other factors as were deemed relevant.

   However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

   Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder's fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

   In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

   The underwriters have informed us that they will not confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

   In connection with this offering, our underwriters may engage in stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

   o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

   o Over-allotment involves sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that it may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market.

   o Covering transactions involve the purchase of units in the open market after the distribution has been completed in order to cover short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase units through the over-allotment option. If the underwriters sell more units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

   o Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in stabilizing or syndicate covering transactions.


   These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. However, neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the price of our securities. If any of these transactions are commenced, they may be discontinued without notice at any time.

   The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification against liabilities under the Securities Act of 1933, as amended, is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore, unenforceable.


FOREIGN REGULATORY RESTRICTIONS ON PURCHASE OF THE UNITS

   We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the

United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

   Italy. This offering of the units has not been cleared by Consob, the Italian Stock Exchange's regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and
Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under
(1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

   Germany. The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party's account.

   France. The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorite des Marches Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monetaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are "qualified investors" within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

   "Les actions offertes par ce document d'information ne peuvent pas etre, directement ou indirectement, offertes ou vendues au public en France. Ce document d'information n'a pas ete ou ne sera pas soumis au visa de l'Autorite des Marches Financiers et ne peut etre diffuse ou distribue au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d'information que pour leur compte propre et conformement aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monetaire et Financier et du decret no. 98-880 du 1 octobre 1998, sous reserve qu'ils soient des investisseurs qualifies au sens du decret susvise. Chaque investisseur doit declarer par ecrit qu'il est un investisseur qualifie au sens du decret susvise. Toute revente, directe ou indirecte, des actions offertes par ce document d'information au public ne peut etre effectuee que conformement a la reglementation susmentionnee."

    Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a pubic offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

    United Kingdom. In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended) ("FSMA"); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 ("the Order"), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than
(L)500,000 (if more than 20 members) or otherwise (L)5 million) or an unincorporated association or partnership (with net assets of not less than (L)5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

   Israel. The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

   Sweden. Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

   Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

   Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between
EUR 100,000 and EUR 2,500,000, as applicable.

                                 LEGAL MATTERS


   The validity of the securities offered in this prospectus is being passed upon for us by Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., New York, New York. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the underwriters in this offering.


                                    EXPERTS

   The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION


   We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F. Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)


                                    CONTENTS

Report of Independent Registered Public Accounting Firm .............        F-2

Financial Statements

   Balance Sheets as of September 30, 2006 and December 31, 2005 ....        F-3

   Statement of Operations for the periods from April 20, 2005 (date of inception) to September 30, 2006, January 1, 2006 to
    September 30, 2006, and April 20, 2005 (date of inception) to
    December 31, 2005 ...............................................        F-4

   Statement of Stockholders' Equity (Deficiency) for the period from April 20, 2005 (date of inception) through September 30,
    2006 ............................................................        F-5

   Statement of Cash Flows for the periods from April 20, 2005 (date of inception) to September 30, 2006, January 1, 2006 to
    September 30, 2006, and April 20, 2005 (date of inception) to
    December 31, 2005 ...............................................        F-6

   Notes to Financial Statements ....................................   F-7-F-11

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Alpha Security Group Corporation

   We have audited the accompanying balance sheet of Alpha Security Group Corporation (a corporation in the development stage) as of September 30, 2006 and December 31, 2005, and the related statements of operations, stockholders' equity (deficiency), and cash flows for the period from April 20, 2005 (date of inception), to September 30, 2006 (cumulative), January 1, 2006 to September 30, 2006, and April 20, 2005 (inception) to December 31, 2005.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alpha Security Group Corporation as of September 30, 2006 and December 31, 2005 and the results of its operations and its cash flows for the period from April 20, 2005 (date of inception) to
September 30, 2006 (cumulative), January 1, 2006 to September 30, 2006, and April 20, 2005 (inception) to December 31, 2005, in conformity with United States generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming Alpha Security Group Corporation will continue as a going concern. The Company has a net loss, working capital deficiency and has no operations. This raises substantial doubt about the Company's ability to continue as a going concern. As discussed in Note 2, the Company is in the process of raising capital through a Proposed Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ GOLDSTEIN GOLUB KESSLER LLP
-------------------------------
GOLDSTEIN GOLUB KESSLER LLP

New York, New York
November 10, 2006 (except for the third and fourth paragraphs of Note 5 and Note 8, as to both of which the date is January 16, 2007)

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEET



                                     ASSETS

                                         September 30, 2006    December 31, 2005
                                         ------------------   ------------------
Current asset, cash .................         $ 39,318             $ 86,402
Deferred offering costs .............          479,852              386,115
                                              --------             --------
   Total assets......................         $519,170             $472,517
                                              ========             ========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities
 Accounts payable and accrued
  expenses...........................         $331,386             $270,855
 Notes payable, stockholders ........          187,802              187,802
                                              --------             --------
   Total liabilities.................          519,188              458,657
                                              ========             ========
Commitments
Stockholders' equity (deficiency)
 Preferred stock, $.0001 par value,
   authorized 1,000,000 shares; none
   issued............................
 Common stock, $.0001 par value,
   authorized 30,000,000 shares;
   issued and outstanding 1,580,000
   and 1,600,000 shares..............              158                  160
 Paid-in capital in excess of par ...           24,530               24,840
 Deficit accumulated during the
  development stage..................          (24,706)             (11,140)
                                              --------             --------
   Total stockholders' equity
  (deficiency).......................              (18)              13,860
                                              --------             --------
   Total liabilities and
  stockholders' equity (deficiency)..         $519,170             $472,517
                                              ========             ========



                See accompanying notes to financial statements.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENT OF OPERATIONS


                                                                          APRIL 20, 2005
                                                                       (DATE OF INCEPTION)    JANUARY 1, 2006      APRIL 20, 2005
                                                                                TO                  TO          (DATE OF INCEPTION)
                                                                        SEPTEMBER 30, 2006     SEPTEMBER 30,             TO
                                                                           (CUMULATIVE)            2006          DECEMBER 31, 2005
                                                                       -------------------    ---------------   -------------------
Formation and operating costs......................................         $   24,706          $   13,566           $   11,140
                                                                            ----------          ----------           ----------
Net loss...........................................................         $  (24,706)         $  (13,566)             (11,140)
                                                                            ==========          ==========           ==========
Weighted average shares outstanding................................          1,599,432           1,598,900            1,600,000
                                                                            ==========          ==========           ==========
Net loss per share.................................................         $    (0.02)         $    (0.01)          $    (0.01)
                                                                            ==========          ==========           ==========


                See accompanying notes to financial statements.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)


                                                         FOR PERIOD FROM APRIL 20, 2005 (INCEPTION) TO SEPTEMBER 30, 2006
                                              -------------------------------------------------------------------------------------
                                                 COMMON STOCK                             DEFICIT ACCUMULATED
                                              ------------------    PAID-IN CAPITAL IN        DURING THE           STOCKHOLDERS'
                                               SHARES     AMOUNT       EXCESS OF PAR       DEVELOPMENT STAGE    EQUITY (DEFICIENCY)
                                              ---------   ------    ------------------    -------------------   -------------------
Common shares
  issued July 18, 2005
  at $.0156...............................    1,600,000    $160           $24,840              $     --               $ 25,000
Net loss..................................           --      --                --              $(11,140)               (11,140)
                                              ---------    ----           -------              --------               --------
Balance - December 31, 2005...............    1,600,000    $160           $24,840              $(11,140)              $ 13,860
                                              =========    ====           =======              ========               ========
Net Loss..................................           --      --                --               (13,566)               (13,566)
Redemption - September 15, 2006...........      (20,000)   $ (2)             (310)                                        (312)
                                              ---------    ----           -------              --------               --------
Balance - September 30, 2006..............    1,580,000    $158           $24,530              $(24,706)              $    (18)
                                              =========    ====           =======              ========               ========


                See accompanying notes to financial statements.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENT OF CASH FLOWS


                                                                   PERIOD FROM
                                                                  APRIL 20, 2005                                  APRIL 20, 2005
                                                                   (INCEPTION)            JANUARY 1, 2006           (INCEPTION)
                                                              TO SEPTEMBER 30, 2006    TO SEPTEMBER 30, 2006   TO DECEMBER 31, 2005
                                                              ---------------------    ---------------------   --------------------
Cash flows from operating activities:
 Net loss.................................................          $ (24,706)               $(13,566)               $ (11,140)
Adjustments to reconcile net loss to net cash used in
  operating activities:
 Changes in accounts payable and accrued expenses:........              1,000                    (234)                   1,234
                                                                    ---------                --------                ---------
Net cash used in operating activities.....................            (23,706)                (13,801)                  (9,906)
                                                                    ---------                --------                ---------
Cash flows from financing activities:
 Proceeds from notes payable, stockholders................            187,802                      --                  187,802
 Proceeds from sale of common stock.......................             25,000                      --                   25,000
 Payments of deferred offering costs......................           (149,466)                (32,972)                (116,494)
 Redemption of stock......................................               (312)                   (312)                      --
                                                                    ---------                --------                ---------
Net cash provided by (used in) financing activities.......             63,024                 (33,284)                  96,308
                                                                    ---------                --------                ---------
Net increase/(decrease) in cash...........................             39,318                 (47,084)                  86,402
                                                                    =========                ========                =========
Cash, beginning of period.................................                 --                  86,402                       --
Cash, end of period.......................................          $  39,318                $ 39,318                $  86,402
                                                                    =========                ========                =========
Supplemental schedule of non-cash financing activities:
 Accrual of deferred offering costs.......................          $ 330,385                $ 60,765                $ 269,620
                                                                    =========                ========                =========


                See accompanying notes to financial statements.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION, PROPOSED BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

   Alpha Security Group Corporation (the "Company") was incorporated in Delaware on April 20, 2005 as a blank check company whose objective is to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the U.S. homeland security or defense industries or a combination thereof.

   At September 30, 2006, the Company had not yet commenced any operations. All activity through September 30, 2006 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

   The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a private placement ("Private Placement") and a proposed public offering ("Public Offering" and together with the private placement, the "Proposed Offerings") which is discussed in Note 2. This factor raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

   The Company's management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offerings, although substantially all of the net proceeds of the Proposed Offerings are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a "target business" shall include assets or an operating business in the homeland security or defense industries, or a combination thereof, and a "business combination" shall mean the acquisition by the Company of such assets or a target business. There is no assurance that the Company will be able to successfully effect a business combination.


   Upon the closing date of the Public Offering, $60,000,000 (or $68,820,000 if the underwriters' over-allotment option is exercised in full) will be placed in a trust account (the "Trust Account") at JP MorganChase New York, New York maintained by American Stock Transfer & Trust Company, the Company's transfer agent. This amount includes the net proceeds of the Public Offering and the Private Placement, and $1,800,000 ($2,250,000 if the underwriters' over-allotment option is exercised in full) of deferred underwriting compensation fees (the "Discount") to be paid to Maxim Group LLC, if and only if, a business combination is consummated. The funds in the Trust Account will be invested until the earlier of (i) the consummation of the Company's first business combination or (ii) the liquidation of the Trust Account as part of a plan of dissolution and liquidation approved by our stockholders. Up to $1,825,000 ($1,925,000 if the over-allotment option is exercised in full) of interest income on the Trust Account may be used to fund the Company's working capital including payments for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.


   The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Proposed Offerings, vote against the business combination, the business combination will not be consummated. All of the Company's stockholders prior to the Proposed Offerings, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 1,580,000 founding shares of common stock and the 320,000 shares of common stock purchased in the Private Placement in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any business combination. After consummation of the Company's first business combination, the aforementioned voting provision will no longer be applicable.

   With respect to the first business combination which is approved and consummated, any Public Stockholder who voted against the business combination may demand that the Company redeem his or her

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1. ORGANIZATION, PROPOSED BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


shares. The per share redemption price will equal $10.00 per share plus the pro rata share of any accrued interest earned on the trust account (net of:
(i) taxes payable on interest income earned on the Trust Account and State of Delaware franchise taxes and (ii) up to $1,825,000 ($1,925,000 if the over-allotment option is exercised in full) of interest earned on the Trust Account released to the Company to fund its working capital. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a business combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

   The Company's Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period. The Company's initial business combination must be for assets or with a target business the fair market value of which is at least equal to 80% of the Company's net assets at the time of such acquisition. Steven M. Wasserman, Chief Executive Officer, President and Co-Chairman of the board of directors and Constantinos Tsakiris, a director of the Company, have agreed to purchase an aggregate of 320,000 units in the Private Placement, but have waived their right to liquidation distributions with respect to the shares of common stock included in such units. Accordingly, in the event of such a liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.


Income Taxes

   At September 30, 2006 and December 31, 2005 the Company recorded deferred income tax assets of approximately $8,400 and $3,788 for the tax effect of temporary differences, aggregating $24,706 and $11,140. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at September 30, 2006 and December 31, 2005.

   The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Share-Based payments

   The Company will account for share-based payments in accordance with Statement of Financial Accounting Standards No. 123R ("SFAS No. 123R"), as of the date of issuance of the warrants described at Note 5.

Recently issued accounting pronouncements

   In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48. "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" (FIN 48"), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is "more likely than not" that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006.

   Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1. ORGANIZATION, PROPOSED BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

Loss Per Common Share

   Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2. PROPOSED OFFERINGS

   The Public Offering calls for the Company to offer for public sale up to 6,000,000 units ("Units") at a price of $10.00 per unit. Each Unit consists of one share of the Company's common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $8.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Public Offering and expiring four years from the date of the prospectus. An additional 900,000 units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to date on which written notice of redemption is given.


   Steven M. Wasserman, Chief Executive Officer, President and Co-Chairman of the board of directors and Constantinos Tsakiris, a director, have agreed to purchase an aggregate of 320,000 units from the Company in a private placement no less than two days before this offering. The total purchase price for the units will be $3,200,000 or $10.00 per unit. The warrants included in the private placement units have substantially the same terms as the warrants included in the Public Offering. The subscription is expected to be funded and closed two days prior to the effective date of the Public Offering.


   Under the terms of the Company's warrant agreement, no warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and those shares of common stock have been registered or been deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. In addition, in no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock. As such, the Company has determined that the warrants should be classified in stockholders' equity upon issuance in accordance with the guidance of EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.


   The Company will use its best efforts to cause a registration statement to become effective on or prior to the commencement of the warrant exercise period and to maintain the effectiveness of such registration statement until the expiration of the warrants. If the Company is unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore is unable to deliver registered shares, the warrants may become worthless.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. DEFERRED OFFERING COSTS


   Deferred offering costs consist principally of professional fees and other fees incurred through the balance sheet date that are related to the Proposed Offerings and that will be charged to equity upon the receipt of the capital raised.


4. NOTES PAYABLE, STOCKHOLDERS


   The Company issued unsecured promissory notes ("Notes") to two of its executive officers totaling $187,802 on May 18, 2005. The Notes bear no interest and are payable on the earlier of June 30, 2007 or the consummation of the Proposed Offering. Due to the short-term nature of the Notes, the fair value of the Notes approximate their carrying value.


5. COMMITMENTS

   The Company has agreed to pay to an affiliated third party, $7,500 a month for 24 months for office space and general and administrative expenses.


   The Company has agreed that before the closing of the Private Placement, it will issue to Steven M. Wasserman, Chief Executive Officer, President and Co-Chairman of the Board of Directors, and to Constantinos Tsakiris, a director of the Company, an aggregate of 1,353,000 incentive warrants each to purchase common stock. The incentive warrants will be exercisable at $.01 per share. The incentive warrants are only exercisable following the consummation of a business combination as follows: (i) 676,500 incentive warrants beginning six months thereafter, (ii) 338,250 incentive warrants beginning nine months thereafter and (iii) the balance of 338,250 incentive warrants beginning 12 months thereafter. The number of exercisable incentive warrants at each of the aforementioned periods will be pro rata among the holders of incentive warrants (based upon each holder's percentage ownership of the aggregate number of incentive warrants). The incentive warrants will expire at 5:00 p.m., New York City time, on the date which is five years from the date of this prospectus. Because the issuance of the incentive warrants will be deemed to be stock-based compensation, commencing on the date of issuance (which the Company expects to occur at the closing of the Public Offering), pursuant to SFAS No. 123R, the Company will be required to record a charge to earnings in an amount equal to the fair value of such warrants, which the Company has estimated using the Black-Scholes option-pricing model, to be an aggregate of $12,975,270. In valuing the warrants, the Company used an expected life of five years and a risk-free interest rate of 4.74%. The Company did not consider it necessary to evaluate possible variations in volatility, since, due to the large spread between the strike price and the fair value of the underlying stock, the Black-Scholes formula yields a value capped at the fair value of the underlying share, or $9.59. The value attributable to the common stock ($9.60 per share) and warrants ($0.40) included in each unit is based upon the trading history of similar blank check offerings at such time as the common stock and warrants first become separately tradeable. In accounting for the warrants, the Company considered the consummation of a business combination to be a performance condition that is expected to be met. The Company will charge earnings over the implicit service period of 24 months.

   The Company has agreed that upon completion of the Public Offering it will sell to the representative of the underwriters, for $100, an option to purchase up to a total of 210,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $11.00 per unit commencing after 180 days from the date of this prospectus and expiring five years from the date of this prospectus. The 210,000 units, (the 210,000 shares of common stock and the 210,000 warrants underlying such units, and the 210,000 shares of common stock underlying such warrants,) have been deemed compensation by the National Association of Securities Dealers ("NASD") and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for an 18-month period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. COMMITMENTS -- (CONTINUED)


and selected dealer participating in the offering and their bona fide officers or partners. The option will not be issued if the proposed offering is not consummated. This represents an amended agreement between the Company and the representative of the underwriters, revising their original agreement which provided for the issuance of an option to purchase 420,000 units with a lock-up period of one-year.

   The Company will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated, based upon a Black Scholes model, that the fair value of the purchase option on the date of sale is approximately $4.83 per unit (a total value of $1,014,300), using an expected life of five years, volatility of 52.59% and a risk-free rate of 4.74%. The volatility calculation is based on the average volatility of 12 companies in the U.S. homeland security and defense industries during the period from September 6, 2001 to September 12, 2006. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its unit price, which will depend on a number of factors which cannot be ascertained at this time. The Company used these companies because management believes that the volatility of these companies is a reasonable benchmark to use in estimating the expected volatility for the Company's units. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and it liquidates, the option will become worthless.


   The Company has engaged the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative for bona fide services rendered a cash commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the representative. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

   o the market price of the underlying shares of common stock is lower than the exercise price;

   o the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

   o the warrants are held in a discretionary account;

   o the warrants are exercised in an unsolicited transaction; or

   o the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

6. PREFERRED STOCK

   The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

7. STOCKHOLDER'S EQUITY


   On September 8, 2006, the Company redeemed 20,000 shares of its common stock at a price of $0.0125 per share.


   On September 15, 2006, the Company effected a 0.80 for 1 reverse stock split. All share numbers herein reflect this adjustment.


8. SUBSEQUENT EVENT

    On January 16, 2007, the Company filed its Third Amended and Restated Certificate of Incorporation with the State of Delaware, reducing its authorized capitalization from 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share, to 30,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Such reduction has been given retroactive effect in these financial statements.

===============================================================================


    UNTIL          , 2007, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


    NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL.


                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Summary ......................................................      1

Summary Financial Data ..................................................     14

Risk Factors ............................................................     16

Use of Proceeds .........................................................     36

Dilution ................................................................     41

Capitalization ..........................................................     43

Management's Discussion and Analysis of Financial Condition and Results
  of Operations..........................................................     44

Proposed Business .......................................................     47

Management ..............................................................     62

Principal Stockholders ..................................................     69

Certain Relationships and Related Transactions ..........................     71

Description of Securities ...............................................     74

Underwriting ............................................................     81

Legal Matters ...........................................................     87

Experts .................................................................     87

Where You Can Find Additional Information ...............................     87

Index to Financial Statements ...........................................    F-1


===============================================================================


===============================================================================


                                  $60,000,000





                          [Alpha Security Group LOGO]









                                6,000,000 UNITS



                            ------------------------

                                   PROSPECTUS

                            ------------------------









                                MAXIM GROUP LLC
                                SOLE BOOKRUNNER


                           I-BANKERS SECURITIES, INC.









                                         , 2007


===============================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative's non-accountable expense allowance) will be as follows:


    Initial Trustees' fee ...............................................   $  1,000(1)
    SEC Registration Fee ................................................     16,135
    NASD filing fee .....................................................     14,209
    AMEX listing fee  ...................................................     85,000
    Accounting fees and expenses ........................................     40,000
    Printing and engraving expenses .....................................    100,000
    Directors & Officers liability insurance premiums ...................    150,000(2)
    Legal fees and expenses .............................................    350,000
    Blue sky services and expenses ......................................     18,650
    Miscellaneous .......................................................     46,006(3)
                                                                            --------
       Total ............................................................   $821,000
                                                                            ========

---------------
(1) In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $4,800 for acting as transfer agent of the registrant's common stock, approximately $2,400 for acting as warrant agent for the registrant's warrants and approximately $1,800 for acting as escrow agent.
(2) This amount represents the approximate amount of Director and Officer liability insurance premiums that we anticipate paying following the consummation of our initial public offering and until we consummate a business combination.
(3) This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

   Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

   "Section 145. Indemnification of officers, directors, employees and agents; insurance.

   (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

   (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

   (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

   (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

   (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

   (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

   (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

   (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

   (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

   "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

   Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

   (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

                                                                               NUMBER OF
        STOCKHOLDERS                                                             SHARES
        ------------                                                           ---------
        Steven M. Wasserman ................................................    780,000
        Robert B. Blaha ....................................................    420,000
        Tukwila Group, LLC .................................................     80,000
        Gary E. Johnson ....................................................     50,000
        Michael Weinstein ..................................................     50,000
        Robert T. Herres ...................................................     50,000
        Carol A. DiBattiste ................................................     50,000
        Ronald R. Fogleman .................................................     50,000
        Laura Haffner ......................................................     50,000

   Such shares were issued on July 14, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals and an entity. The shares issued to the individuals and entity above were sold for an aggregate offering price of $25,000 at an average purchase price of $0.0158 per share. No underwriting discounts or commissions were paid with respect to such sales.

   Steven M. Wasserman, our Chief Executive Officer, Co-Chairman of the board of directors and President and Constantinos Tsakiris, have agreed to purchase an aggregate of 320,000 units no less than two days prior to the effectiveness of the registration statement for our initial public offering at $10.00 per unit, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2). No underwriting discounts or commissions were paid with respect to such sales.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) The following exhibits are filed as part of this Registration
Statement:

EXHIBIT NO.          DESCRIPTION
-----------          -----------

    1.1             Form of Underwriting Agreement. ***

    3.1             Third Amended and Restated Certificate of Incorporation.
                    ***

    3.2             Amended and Restated By-laws. ***

    4.1             Specimen Unit Certificate. ***

    4.2             Specimen Common Stock Certificate. ***


    4.3             Specimen Warrant Certificate. ***


    4.4 Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant. ***

    4.5             Form of Incentive Warrant.***

    5.1             Form of Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis
                    PC.**



   10.1.1 Form of Letter Agreement among the Registrant, Maxim Group LLC and Steven M. Wasserman. ***

   10.1.2           Form of Letter Agreement among the Registrant, Maxim Group
                    LLC and
                    Robert B. Blaha. *

   10.1.3           Form of Letter Agreement among the Registrant, Maxim Group
                    LLC and
                    Michael Weinstein. *

   10.1.4           Form of Letter Agreement among the Registrant, Maxim Group
                    LLC and
                    Carol A. DiBattiste. ***

   10.1.5           Form of Letter Agreement among the Registrant, Maxim Group
                    LLC and
                    Robert T. Herres. *

   10.1.6           Form of Letter Agreement among the Registrant, Maxim Group
                    LLC and
                    Gary E. Johnson. *

   10.1.7           Form of Letter Agreement among the Registrant, Maxim Group
                    LLC and
                    Ronald R. Fogleman. ***

   10.1.8           Form of Letter Agreement among the Registrant, Maxim Group
                    LLC and
                    Laura Haffner. *

   10.1.9           Form of letter Agreement among the Registrant, Maxim Group
                    LLC and
                    Constantinos Tsakiris. *

   10.1.10 Form of Letter Agreement among the Registrant, Maxim Group LLC and Tukwila Group LLC. *

   10.2 Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant. ***

   10.3 Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial Stockholders. ***

   10.4 Form of Registration Rights Agreement among the Registrant and the Initial Stockholders. ***


   10.5 Office Services Agreement by and between the Registrant and ASG Management, Inc. *


   10.6.1 Promissory Note, dated May 18, 2005, as amended on January 16, 2007, issued to Steven M. Wasserman, in the principal amount of $137,802.50. ***

   10.6.2 Promissory Note, dated May 18, 2005, as amended on January 16, 2007, issued to Robert B. Blaha, in the principal amount of $50,000. ***

   10.6.3 Letter Agreement dated January 16, 2007, between the Registrant and Steven M. Wasserman with respect to loan of up to $200,000.**

EXHIBIT NO.          DESCRIPTION
-----------          -----------

   10.7 Form of Unit Purchase Option Agreement between the Registrant and Maxim Group LLC. ***

   10.8 Form of Subscription Agreement by and among the Registrant, Steven M. Wasserman and Constantinos Tsakiris.***

   23.1             Consent of Goldstein Golub Kessler LLP. **


   23.2 Consent of Eiseman Levine Lehrhaupt & Kakoyiannis PC (included in Exhibit 5.1).**

   24 Power of Attorney (included in signature page to Registration Statement).

*   previously filed


**  filed herewith


*** amended herewith

ITEM 17. UNDERTAKINGS

   (a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURE



   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of January, 2007.


                                 ALPHA SECURITY GROUP CORPORATION

                                 By: /s/ Steven M. Wasserman
                                     ------------------------------------------
                                     Name: Steven M. Wasserman
                                     Title: Chief Executive Officer and
                                     President


                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Wasserman his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  NAME                                            POSITION                                        DATE
                  ----                                            --------                                        ----
/s/ Steven M. Wasserman                    Chief Executive Officer, President, Secretary and Co-            January 16, 2007
---------------------------------------    Chairman of the Board of Directors (Principal
Steven M. Wasserman                        Executive Officer, Principal Financial Officer and
                                           Principal Accounting Officer)

/s/ Gary E. Johnson                        Co-Chairman of the Board of Directors                            January 16, 2007
---------------------------------------
Gary E. Johnson

/s/ Robert B. Blaha                        Chief Management Officer, Executive Vice President and           January 16, 2007
---------------------------------------    a Director
Robert B. Blaha

/s/ Carol A. DiBattiste                    Director                                                         January 16, 2007
---------------------------------------
Carol A. DiBattiste

                                 EXHIBIT INDEX



EXHIBIT NO.  DESCRIPTION
-----------  -----------
 1.1         Form of Underwriting Agreement. ***

 3.1         Third Amended and Restated Certificate of Incorporation. ***

 3.2         Amended and Restated By-laws. ***

 4.1         Specimen Unit Certificate. ***

 4.2         Specimen Common Stock Certificate. ***

 4.3         Specimen Warrant Certificate. ***

 4.4         Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant. ***

 4.5         Form of Incentive Warrant.***

 5.1         Form of Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis PC.**

10.1.1       Form of Letter Agreement among the Registrant, Maxim Group LLC and
             Steven M. Wasserman. ***


10.1.2       Form of Letter Agreement among the Registrant, Maxim Group LLC and
             Robert B. Blaha. *

10.1.3       Form of Letter Agreement among the Registrant, Maxim Group LLC and
             Michael Weinstein. *

10.1.4       Form of Letter Agreement among the Registrant, Maxim Group LLC and
             Carol A. DiBattiste. ***

10.1.5       Form of Letter Agreement among the Registrant, Maxim Group LLC and
             Robert T. Herres. *

10.1.6       Form of Letter Agreement among the Registrant, Maxim Group LLC and
             Gary E. Johnson. *

10.1.7       Form of Letter Agreement among the Registrant, Maxim Group LLC and
             Ronald R. Fogleman. ***

10.1.8       Form of Letter Agreement among the Registrant, Maxim Group LLC and
             Laura Haffner. ***

10.1.9       Form of Letter Agreement among the Registrant, Maxim Group LLC and
             Constantinos Tsakiris. *

10.1.10      Form of Letter Agreement among the Registrant, Maxim Group LLC and the Tukwila Group LLC. *

10.2         Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant. ***

10.3         Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial
             Stockholders. ***

10.4         Form of Registration Rights Agreement among the Registrant and the Initial Stockholders. ***

10.5         Office Services Agreement by and between the Registrant and ASG Management, Inc. *

10.6.1       Promissory Note, dated May 18, 2005, as amended on January 16, 2007, issued to Steven M. Wasserman, in the amount of
             $137,802.50. ***

EXHIBIT NO.  DESCRIPTION
-----------  -----------
10.6.2       Promissory Note, dated May 18, 2005, as amended on January 16, 2007, issued to Robert B. Blaha, in the amount of
             $50,000. ***

10.6.3       Letter Agreement dated January 16, 2007, between the Registrant and Steven M. Wasserman with respect to loan of up to $200,000.**

10.7         Form of Unit Purchase Option Agreement between the Registrant and Maxim Group LLC. ***

10.8         Form of Subscription Agreement by and among the Registrant, Steven M. Wasserman and Constantinos Tsakiris. ***

23.1         Consent of Goldstein Golub Kessler LLP.**

23.2         Consent of Eiseman Levine Lehrhaupt & Kakoyiannis PC (included in Exhibit 5.1).**

24           Power of Attorney (included in signature page to Registration Statement). *



*     previously filed
**    filed herewith


***   amended herewith